UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Agios Pharmaceuticals, Inc.
(Name of Registrant as Specified in its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

88 Sidney Street, Cambridge, Massachusetts 02139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 13, 2023

Dear Stockholder:

You are cordially invited to our Annual Meeting of Stockholders. The meeting will be a virtual meeting held via the internet on Tuesday, June 13, 2023, beginning at 9:00 a.m., Eastern Time. The meeting will be held for the following purposes:

1.

To elect each of the three Class I director nominees set forth in the Proxy Statement, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until his or her respective successor is duly elected and qualified;

2.	To vote, on an advisory basis, to approve the compensation paid to our named executive officers;

3.	To approve the Agios Pharmaceuticals, Inc. 2023 Stock Incentive Plan;

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

5.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

Our Annual Meeting will be a virtual meeting of stockholders, which will be conducted exclusively via the internet at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions for consideration at the online meeting. Stockholders of record as of the close of business on April 17, 2023 are entitled to vote at the meeting. In order to attend the meeting online, vote your shares electronically during the meeting and submit questions, you must register in advance at www.proxydocs.com/AGIO prior to the deadline of June 11, 2023 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your Notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.

At Agios we are keenly focused on the contribution we can make to environmental sustainability. Instead of mailing a paper copy of our proxy materials to all of our stockholders, this year we are again providing access to our proxy materials over the internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2022 (the “2022 Annual Report”). We are mailing the Notice on or about April 26, 2023, and it contains instructions on how to access our proxy materials over the internet. The Notice also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2022 Annual Report, and a form of proxy card. All stockholders who do not receive the Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. We have chosen to employ this distribution process to conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We encourage all stockholders to attend the Annual Meeting online. Whether or not you plan to attend the Annual Meeting online, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible by using the internet as described in the instructions included on your Notice, by calling the toll-free telephone number included in the Proxy Statement, or, if you received a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card. Further information about how to register for the Annual Meeting, attend the Annual Meeting online, vote your shares and submit questions for consideration at the meeting is included in the accompanying Proxy Statement.

A complete list of registered stockholders will be available to stockholders of record for examination at proxydocs.com/AGIO during the 10-day period ending on the day before the Annual Meeting

Thank you for your ongoing support and continued interest in Agios Pharmaceuticals, Inc.

By Order of the Board of Directors,

Brian Goff

Chief Executive Officer

Cambridge, Massachusetts

April 26, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 13, 2023: This Proxy Statement and our 2022 Annual Report to Stockholders are available at www.proxydocs.com/AGIO. These documents are also available to any stockholder who wishes to receive a paper copy by calling (866) 648-8133, visiting www.investorelections.com/AGIO or emailing paper@investorelections.com.

i

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 13, 2023

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement contains information about our 2023 annual meeting of stockholders, or the Annual Meeting. The Annual Meeting will be held on Tuesday, June 13, 2023, beginning at 9:00 a.m. Eastern Time. The meeting will be a virtual meeting held via the internet. In order to attend the Annual Meeting online, you must register in advance at www.proxydocs.com/AGIO prior to the deadline of June 11, 2023 at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting. Please be sure to follow instructions found on your Notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person.

Except where the context otherwise requires, references to “Agios Pharmaceuticals,” “Agios,” “the company,” “we,” “us,” “our” and similar terms refer to Agios Pharmaceuticals, Inc. and its consolidated subsidiaries. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement.

This Proxy Statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by our board of directors for use at the Annual Meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy, your shares will be voted in accordance with the recommendations of our board of directors. We are making this Proxy Statement, the related proxy card and our annual report to stockholders for the fiscal year ended December 31, 2022, or the 2022 Annual Report, available to stockholders for the first time on or about April 26, 2023.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why do I have access to these materials?

We have made these proxy materials available to you because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on Tuesday, June 13, 2023 at 9:00 a.m., Eastern Time, including at any adjournments or postponements of the meeting. As a holder of record of common stock as of the close of business on April 17, 2023, you are invited to attend the Annual Meeting online and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules adopted by the U.S. Securities and Exchange Commission, or the SEC, and that is designed to assist you in voting your shares.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Because we care about the sustainability of our environment, and in accordance with SEC rules, we have elected to provide access to our proxy materials, including this Proxy Statement and our 2022 Annual Report, over the internet. Accordingly, we have sent a Notice of Internet Availability of Proxy Materials, or the Notice,

to our stockholders of record entitled to vote at the Annual Meeting with instructions for accessing the proxy materials. We mailed the Notice on or about April 26, 2023 to all stockholders entitled to vote at the Annual Meeting.

All stockholders entitled to vote at the Annual Meeting will have the ability to access the proxy materials by visiting the website referred to in the Notice, www.proxydocs.com/AGIO. This makes the proxy distribution process more efficient and less costly and helps conserve natural resources. The Notice also contains instructions to request to receive, free of charge, a printed set of the proxy materials. You may request the printed set of proxy materials over the internet at www.investorelections.com/AGIO, by emailing paper@investorelections.com, or by calling (866) 648-8133.

The Notice also identifies the date and time of the virtual Annual Meeting; instructions on how to attend the Annual Meeting online; the matters to be acted upon at the Annual Meeting and our board of directors’ recommendation with regard to each matter; and information on how to access and vote the form of proxy.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Proxy Statement provides instructions on how to vote over the internet, by telephone, by requesting and returning a printed proxy card, or by voting online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

(1)

To elect each of the three Class I director nominees set forth in the Proxy Statement, each to serve for a three-year term expiring at the 2026 annual meeting of stockholders and until his or her respective successor is duly elected and qualified.

(2)	To vote, on an advisory basis, to approve the compensation paid to our named executive officers.

(3)	To approve the Agios Pharmaceuticals, Inc. 2023 Stock Incentive Plan.

(4)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Stockholders will also act on any other business that may properly come before the meeting, or any adjournment or postponement thereof.

Why is the 2023 Annual Meeting a virtual, online meeting?

Our 2023 Annual Meeting will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the internet. There will not be a physical meeting location. We believe that hosting a virtual meeting facilitates greater stockholder attendance and participation by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at proxydocs.com/AGIO in advance of the meeting. We have designed the virtual Annual Meeting to provide the same rights and opportunities to participate as stockholders have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.

How do I virtually attend the Annual Meeting?

We will host the Annual Meeting live online via webcast. In order to attend the Annual Meeting online, you must register in advance at www.proxydocs.com/AGIO prior to the deadline of June 11, 2023 at 5:00 p.m., Eastern Time. Online registration for the Annual Meeting will begin on or around April 26, 2023, and you should allow ample time for the online registration. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting. Please be sure to follow instructions found on your Notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email.

The webcast of the Annual Meeting will start at 9:00 a.m., Eastern Time, on June 13, 2023. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting at 9:00 a.m., Eastern Time on June 13, 2023. If you encounter any difficulties accessing the virtual meeting during registration or at the time of the virtual meeting, please contact technical support by following the instructions provided to you upon registration for the Annual Meeting.

Who can vote?

Only stockholders of record at the close of business on April 17, 2023, the record date for the Annual Meeting, are entitled to vote at the Annual Meeting. On this record date, there were 55,580,791 shares of our common stock outstanding. Common stock is our only class of stock outstanding.

How many votes do I have?

Each share of our common stock that you own as of the record date, April 17, 2023, entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions, choose the way to vote that is the easiest and most convenient for you and cast your vote as soon as possible.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee, you may vote:

(1)

Over the Internet prior to the Annual Meeting: To vote over the internet prior to the Annual Meeting, please go to the following website: www.proxypush.com/AGIO, and follow the instructions at that site for submitting your proxy electronically. If you vote over the internet prior to the Annual Meeting, you do not need to complete and mail your proxy card or vote your proxy by telephone. Your vote must be received by 8:59 a.m., Eastern Time, on June 13, 2023 to be counted.

(2)

By Telephone prior to the Annual Meeting: To vote by telephone, please call (866) 509-2148, and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the internet. Your vote must be received by 8:59 a.m., Eastern Time, on June 13, 2023 to be counted.

(3)

By Mail prior to the Annual Meeting: To vote using the printed proxy card that may be delivered to you upon request, simply complete, sign and date the proxy card and return it promptly in the postage prepaid envelope provided to Proxy Tabulator for Agios Pharmaceuticals, Inc., c/o Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. If you vote by mail, you do not need to vote over the internet or by telephone. If Mediant receives the proxy card no later than June 12, 2023, we will vote your shares as you direct.

(4)

Online during the Annual Meeting: In order to attend the Annual Meeting online and vote online during the Annual Meeting, you must register in advance at www.proxydocs.com/AGIO prior to the deadline of June 11, 2023 at 5:00 p.m., Eastern Time. You may vote your shares online while virtually attending the Annual Meeting by following instructions found on your Notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

If your shares are held in “street name,” meaning they are held for your account by a bank, brokerage firm, or other nominee, you may vote:

(1)

Over the Internet or by Telephone prior to the Annual Meeting: You will receive instructions from your bank, brokerage firm, or other nominee if they permit internet or telephone voting. You should follow those instructions.

(2)

By Mail prior to the Annual Meeting: You will receive instructions from your bank, brokerage firm, or other nominee explaining how you can vote your shares by mail. You should follow those instructions.

(3)

Online during the Annual Meeting: You will receive instructions from your bank, brokerage firm, or other nominee explaining how you can register to attend the Annual Meeting online and vote your shares online during the Annual Meeting. You should follow those instructions.

Can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote by following one of the below procedures:

(1)

Vote over the internet or by telephone as instructed above under “Over the Internet prior to the Annual Meeting” and “By Telephone prior to the Annual Meeting”. Only your latest internet or telephone vote submitted prior to the Annual Meeting is counted. You may not change your vote prior to the Annual Meeting over the internet or by telephone after 8:59 a.m., Eastern Time, on June 13, 2023.

(2)

Sign, date and complete a new proxy card and send it by mail to Proxy Tabulator for Agios Pharmaceuticals, Inc., c/o Mediant Communications, P.O. Box 8016, Cary, NC 27512-9903. Mediant must receive the proxy card no later than June 12, 2023. Only your latest dated and timely received proxy will be counted.

(3)

Virtually attend the Annual Meeting and vote online as instructed above under “Online during the Annual Meeting”. Virtually attending the Annual Meeting alone, without voting online during the Annual Meeting, will not revoke your internet vote, telephone vote or proxy submitted by mail, as the case may be.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your bank, brokerage firm, or other nominee. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions; see “How do I vote?” above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, by telephone, or by mail prior to the Annual Meeting or online while virtually attending the Annual Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed in the Notice, your shares will be voted as recommended by our board of directors on such matters, and as the proxyholders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the Annual Meeting.

If your shares are held in “street name,” your brokerage firm may under certain circumstances vote your shares if you do not return your voting instructions. Brokerage firms can vote customers’ unvoted shares on discretionary matters but they will not be allowed to vote your shares with respect to non-discretionary items. If you do not timely return voting instructions to your brokerage firm to vote your shares, your brokerage firm may, on discretionary matters, either vote your shares or leave your shares unvoted.

Your brokerage firm cannot vote your shares on any matter that is not considered discretionary. Proposal 1, the election of three Class I directors, Proposal 2, an advisory vote on the compensation paid to our named executive officers and Proposal 3, the approval of the Agios Pharmaceuticals, Inc. 2023 Stock Incentive Plan, are not considered discretionary matters. If you do not instruct your brokerage firm how to vote with respect to these items, your brokerage firm may not vote with respect to these proposals and those votes will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. Proposal 4, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, is considered a discretionary matter, and your brokerage firm will be able to vote on that item if it does not receive instructions from you, so long as it holds your shares in its name. We encourage you to provide voting instructions to your brokerage firm or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm or other nominee about how to submit your voting instructions.

How many shares must be represented to hold the Annual Meeting?

A majority of our shares of common stock outstanding at the record date must be present virtually or represented by proxy to hold the Annual Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the internet, by telephone, by completing and submitting a proxy by mail, or that are represented virtually at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are “broker non-votes”. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

The presence at the Annual Meeting, virtually or by proxy, of holders representing a majority of our outstanding common stock as of the record date, April 17, 2023, or approximately 27,790,396 shares, constitutes a quorum at the meeting and permits us to conduct the business of the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1 — Election of Directors

The three nominees for director to receive the highest number of votes FOR election will be elected as directors. This is called a plurality. Proposal 1 is not considered a discretionary matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Broker non-votes will not be counted as votes FOR or WITHHELD from any nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR all nominees;

•	vote FOR a particular nominee or nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from all nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 — Advisory Vote on the Compensation Paid to Named Executive Officers

To approve Proposal 2, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 2 is not considered a discretionary matter. Shares which abstain and broker non-votes will not be counted as votes in favor of, or with respect to, this proposal and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. Proposal 2 is non-binding. Because this vote is advisory and not binding on us or our board of directors in any way, our board may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.

Proposal 3 — Approval of the Agios Pharmaceuticals, Inc. 2023 Stock Incentive Plan

To approve Proposal 3, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 3 is not considered a discretionary matter. Shares which abstain and broker non-votes will not be counted as votes in favor of, or with respect to, this proposal and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm

To approve Proposal 4, holders of a majority of the votes cast on the matter must vote FOR the proposal. Proposal 4 is considered a discretionary matter. If your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm may vote your unvoted shares on Proposal 4. If your brokerage firm exercises this discretionary authority, no broker non-votes are expected to occur in connection with Proposal 4. If you ABSTAIN from voting on Proposal 4, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 4.

Although stockholder approval of our audit committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our audit committee will reconsider its appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

•	FOR the election of each of the three nominees to serve on our board of directors as Class I directors, each for a three-year term;

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;

•	FOR the approval of the Agios Pharmaceuticals, Inc. 2023 Stock Incentive Plan; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than the election of our Class I directors, the approval, on an advisory basis, of the compensation of our named executive officers, the approval of the Agios Pharmaceuticals, Inc. 2023 Stock Incentive Plan and the ratification of the appointment of our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment on the matter.

Who will count the votes?

The votes will be counted, tabulated and certified by Mediant Communications Inc.

Will my vote be kept confidential?

Your vote will be kept confidential and we will not disclose your vote, unless (1) we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the board of directors. The inspector of election will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request disclosure on the proxy card.

How do I submit a question at the Annual Meeting?

If you wish to submit a question, on the day of the Annual Meeting, beginning at 8:00 a.m. Eastern Time on Tuesday, June 13, 2023, you may log into the virtual meeting platform using the unique link provided to you via email following the completion of your registration at www.proxydocs.com/AGIO, and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.proxydocs.com/AGIO in advance of the meeting. The Rules of Conduct and Procedures will govern the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants. All questions asked in accordance with the Rules of Conduct and Procedures received from stockholders before or during the virtual Annual Meeting will be posted on our website at investor.agios.com as soon as practicable following the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election and published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

How and when may I submit a stockholder proposal, including a stockholder nomination for director for the 2024 annual meeting of stockholders?

Stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2024 annual meeting of stockholders, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.” Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws or SEC regulations. We may require any proposed nominee to furnish such other information as we may reasonably require in determining the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokerage firms and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We may reimburse them for their expenses.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2022 that we filed with the SEC, we will send you one, without exhibits, free of charge. Please contact Investor Relations at 88 Sidney Street, Cambridge, Massachusetts 02139; telephone: 617-649-8600; e-mail: IR@agios.com.

All of our SEC filings are also available free of charge in the “Investors—Financials—SEC Filings” section of our website at www.agios.com.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact Investor Relations at 88 Sidney Street, Cambridge, Massachusetts 02139; telephone: 617-649-8600; e-mail: IR@agios.com.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the potential benefits of PYRUKYND® (mitapivat); the Company’s plans, strategies and expectations for its preclinical, clinical and commercial advancement of its drug development, including PYRUKYND®; and the potential benefits of the Company’s strategic plans and focus. The words “anticipate,” “expect,” “goal,” “hope,” “milestone,” “plan,” “potential,” “possible,” “strategy,” “will,” “vision,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations and beliefs. For example, there can be no guarantee that any product candidate the Company is developing will successfully commence or complete necessary preclinical and clinical development phases, or that development of any of the Company’s product candidates will successfully continue. There can be no guarantee that any positive developments in the Company’s business will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this proxy statement could also be affected by risks and uncertainties relating to a number of other important factors, including, without limitation: risks and uncertainties related to the impact of the COVID-19 pandemic to the Company’s business, operations, strategy, goals and anticipated milestones, including its ongoing and planned research activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; the Company’s results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the Food and Drug Administration, the European Medicines Agency or other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; the Company’s ability to obtain and maintain requisite regulatory approvals and to enroll patients in its planned clinical trials; unplanned cash requirements and expenditures; competitive factors; the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates it is developing; the Company’s ability to maintain key collaborations; the failure of to the Company to receive milestone or royalty payments related to the sale of its oncology business, the uncertainty of the timing of any receipt of any such payments, and the uncertainty of the results and effectiveness of the use of proceeds from the transaction with Servier; and general economic and market conditions. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s public filings with the Securities and Exchange Commission. Any forward-looking statements contained in this proxy statement speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

STOCKHOLDERS SHARING THE SAME ADDRESS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices and, if applicable, our annual report and other proxy materials, with respect to two or more stockholders sharing the same address by delivering a single Notice and, if applicable, a single set of our annual report and proxy materials, addressed to those stockholders. This practice, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice and, if applicable, a single copy of our annual report and our proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice and, if applicable, a separate set of our annual report and proxy materials in the future, please notify your broker or contact us. If you wish to receive a separate set of our annual report and proxy materials for this year’s Annual Meeting, we will deliver them promptly upon written or oral request. Stockholders who currently receive multiple copies of the Notice, and, if applicable, our annual report and other proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers or us. To contact us, direct your written or oral request to: Agios Pharmaceuticals, Inc., 88 Sidney Street, Cambridge, MA 02139, Attention: Corporate Secretary, 617-649-8600 or contact Investor Relations at 617-649-8600.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2023, by:

•	each person known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors and nominees for director;

•

our principal executive officer, our principal financial officer and our other executive officers named in the Summary Compensation Table below, whom we collectively refer to as our named executive officers; and

•	all directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of 55,540,968 shares of our common stock outstanding as of March 31, 2023. The number of shares beneficially owned by each stockholder is determined under rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Agios Pharmaceuticals, Inc., 88 Sidney Street, Cambridge, MA 02139. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Owned	+	Common Stock Underlying Options and Other Rights Acquirable Within 60 Days	=	Total Beneficial Ownership
Name of Beneficial Owner					Number	Percentage

5% Stockholders
Entities affiliated with Wellington Management Group LLP(1)	5,462,657		—		5,462,657	9.84%
The Vanguard Group(2)	5,335,076		—		5,335,076	9.61%
BlackRock, Inc.(3)	4,768,874		—		4,768,874	8.59%
BB Biotech AG(4)	4,030,792		—		4,030,792	7.26%
State Street Corporation(5)	3,179,068		—		3,179,068	5.72%
Entities affiliated with Rock Springs Capital Management LP(6)	2,996,592		—		2,996,592	5.40%

Named Executive Officers and Directors
Jonathan Biller(8)	9,643		—		9,643	*
James Burns	26,242		54,594		80,836	*
Bruce Car, Ph.D.(9)	24,238		70,366		94,604	*
Jacqualyn A. Fouse, Ph.D.	82,582		637,012		719,594	1.28%
Sarah Gheuens, M.D., Ph.D.	20,116		18,354		38,470	*
Brian Goff	—		—		—	*
Cecilia Jones	—		—		—	*
Richa Poddar(10)	13,879		37,369		51,248	*
Rahul Ballal, Ph.D.	—		—		—	*
Paul J. Clancy(11)	6,549		99,003		105,552	*
Kaye Foster	8,749		68,502		77,251	*
Maykin Ho, Ph.D.	6,549		68,853		75,402	*
John M. Maraganore, Ph.D.	28,528		80,728		109,256	*
David Scadden, M.D.	7,120		55,603		62,723	*
David P. Schenkein, M.D.(12)	467,733		694,937		1,162,670	2.07%
Cynthia Smith	—		—		—	*
All executive officers and directors as a group (14 persons)	654,168		1,777,586		2,431,754	4.24%

*	Less than 1%.

(1)

Based solely on a Schedule 13G/A filed with the SEC on February 6, 2023. Wellington Management Group LLP (“Wellington”), Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP are each deemed to be the beneficial owner of 5,462,657 shares of common stock, with respect to which Wellington, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP reported shared voting power over 5,434,696 shares and shared dispositive power over 5,462,657 shares and with respect to which Wellington Management Company LLP reported shared voting and dispositive power over 5,434,696 shares. The shares are owned of record by clients of the following investment advisers (the “Wellington Investment Advisers”): Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington. The address of Wellington is c/o Wellington Management Company LLP 280 Congress Street, Boston, MA 02210.

(2)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group (“Vanguard”) is deemed to be the beneficial owner of 5,335,076 shares of common stock, with respect to which it reported shared voting power over 39,592 shares, sole dispositive power over 5,242,646 shares and shared dispositive power over 92,430 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(3)

Based solely on a Schedule 13G/A filed with the SEC on January 25, 2023 by BlackRock, Inc. (“BlackRock”) and certain of its subsidiaries. BlackRock is deemed to be the beneficial owner of 4,768,874 shares of common stock, with respect to which it reported sole voting power over 4,603,442 shares and sole dispositive power over 4,768,874 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(4)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2023. BB Biotech AG (“BB Biotech”) and its wholly-owned subsidiary Biotech Target N.V. (“Biotech Target”) share voting and dispositive power over 4,030,792 shares of common stock. The address of BB Biotech is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland and the address of Biotech Target is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curacao.

(5)

Based solely on a Schedule 13G filed with the SEC on February 8, 2023. State Street Corporation (“State Street”) is deemed to be the beneficial owner of 3,179,068 shares of common stock, with respect to which it reported shared voting power over 3,045,591 shares and shared dispositive power over 3,179,068 shares. The address of State Street Corporation is 1 Lincoln Street, Boston, MA 02111.

(6)

Based solely on a Schedule 13G filed with the SEC on February 14, 2023. Rock Springs Capital Management LP (“Rock Springs LP”) and Rock Springs Capital LLC (the general partner of Rock Springs LP) are deemed to be the beneficial owners of 2,996,592 shares of common stock, over which they reported shared voting and dispositive power. The principal business address of Rock Springs Capital Management LP is 650 South Exeter St., Suite 1070, Baltimore, MD 21202.

(7)

Based solely on a Schedule 13G filed with the SEC on February 14, 2023. Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the shares, and pursuant to an Investment Management Agreement, Armistice

Capital exercises voting and investment power over the securities of the Issuer held by the Master Fund and thus may be deemed to beneficially own the securities held by the Master Fund. Armistice Capital and Steven Boyd, its managing member, are deemed to have shared voting and dispositive power over 2,750,000 shares of common stock. The Master Fund specifically disclaims beneficial ownership of the securities directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. The principal business address of Armistice Capital is 510 Madison Avenue, 7th Floor, New York, NY 10022.

(8)	Mr. Biller resigned as our chief financial officer effective September 16, 2022.

(9)	Dr. Car resigned as our chief scientific officer effective July 31, 2022.

(10)	Ms. Poddar resigned as our chief commercial officer effective December 31, 2022.

(11)	Mr. Clancy is not standing for re-election at the Annual Meeting.

(12)	Includes shares of common stock held by the David P. Schenkein 2004 Revocable Trust and shares of common stock held by the Amy P. Schenkein 2004 Revocable Trust.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term and until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the board of directors.

The term of office of our Class I directors, Rahul Ballal, Ph.D., Paul J. Clancy, Brian Goff and Cynthia Smith, will expire at the Annual Meeting. The nominees for Class I directors for election at the Annual Meeting are Dr. Ballal, Mr. Goff and Ms. Smith. If any of Dr. Ballal, Mr. Goff or Ms. Smith is elected at the Annual Meeting, such individual will be elected to serve for a three-year term that will expire at our 2026 annual meeting of stockholders and until such individual’s successor is elected and qualified. On April 17, 2023, Mr. Clancy informed our board of directors that he would not stand for re-election at the Annual Meeting. Upon the expiration of his term as a director at the Annual Meeting, Mr. Clancy will also cease serving as the chair of our audit committee and as a member of our compensation & people committee. Dr. Ballal, Mr. Goff and Ms. Smith were elected to our board of directors in August 2022 by our board of directors, upon the recommendation of the nominating and corporate governance committee, and they are standing for election by our stockholders for the first time at this Annual Meeting.

If no contrary indication is made, proxies in the accompanying form will be voted for Dr. Ballal, Mr. Goff and Ms. Smith or, in the event that any of Dr. Ballal, Mr. Goff and Ms. Smith is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and adherence to high ethical standards. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The following paragraphs provide information as of the date of this Proxy Statement about each director and nominee for director, as furnished to us by the directors and nominees for director. The information presented includes information each such individual has given us about his or her age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each such individual’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that each of our directors and director nominees has a reputation for integrity, honesty and adherence to high ethical standards. Each has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors. Finally, we value their significant experience on other public company boards of directors and board committees.

Information about the number of shares of common stock beneficially owned by each of our directors and nominees for director appears above under the heading “Security Ownership of Certain Beneficial Owners and Management.”

There are no family relationships between or among any of our executive officers, directors or nominees for director.

Nominees for Election to the Board of Directors

Term Expiring at the 2026 Annual Meeting of Stockholders, if elected at the Annual Meeting (Class I)

Name	Age	Position with Agios Pharmaceuticals, Inc.
Rahul Ballal, Ph.D.	45	Director
Brian Goff	54	Chief Executive Officer and Director
Cynthia Smith	54	Director

Rahul Ballal, Ph.D. has served as a member of our board of directors since August 2022. Dr. Ballal has served as chief executive officer of Mediar Therapeutics Inc., or Mediar, a private biotechnology company, since March 2023. Prior to that, he served as President and Chief Executive Officer of Imara, Inc. or Imara, a publicly traded biotechnology company, from June 2018 until its merger with Enliven Therapeutics in February 2023. Prior to joining Imara, Dr. Ballal served as Chief Business Officer of Northern Biologics Inc., a biotechnology company, from May 2016 to June 2018, and as an Entrepreneur-in-Residence at Versant Ventures Management LLC, a life sciences venture capital firm, from May 2016 to June 2018. Previously, Dr. Ballal was Vice President, Business Development at Flexion Therapeutics, Inc., or Flexion, a publicly traded biopharmaceutical company, from March 2011 to May 2016. Prior to Flexion, he held a venture fellowship position at Novartis Venture Funds, a venture capital fund, as part of the Kauffman Fellowship, from June 2010 to June 2012, and overlapped in business development at the Broad Institute of Massachusetts Institute of Technology, a biomedical and genomic research center, from September 2009 to March 2011. Dr. Ballal was also the founder and CEO of Redmind LLC, a venture backed data analytics startup that was sold to Ikimbo Inc. in June 2002. Dr. Ballal serves on the board of directors of Mediar, on the board of directors of public biotechnology company Enliven Therapeutics, and on the board of directors of Vaderis Therapeutics AG, a private biotechnology company. Dr. Ballal received his Ph.D. in biochemistry and molecular biology from Georgetown University, his M.S. in biotechnology from Johns Hopkins University and his B.A. in biology from Brown University. We believe Dr. Ballal is qualified to serve on our board of directors based on his broad experience in the life sciences industry, including in various investment, operating and leadership roles.

Brian Goff has served as our chief executive officer and a member of our board of directors since August 2022. Prior to joining Agios, Mr. Goff served as Executive Vice President, Chief Commercial and Global Operations Officer of Alexion from June 2017 to July 2021. Mr. Goff led the global commercial and operations teams at Alexion, which included responsibility for country operations in each of Alexion’s affiliates in North America, EMEA, Japan, Asia Pacific, and Latin America. Prior to joining Alexion in June 2017, Mr. Goff was Chief Operating Officer and a member of the board of directors of Neurovance, Inc., a biopharmaceutical company, from December 2016 until its acquisition by Otsuka Pharmaceuticals Co., Ltd. in March 2017. Prior to joining Neurovance, Mr. Goff served as the Executive Vice President & President — Hematology Division of Baxalta Incorporated, a biopharmaceutical company, from January 2015 to July 2016 until its acquisition by Shire Pharmaceuticals. He previously served with Baxter Healthcare Corporation as Global Hemophilia Franchise Head from June 2012 to December 2014. Earlier in his career, Mr. Goff held positions of increasing responsibility in sales and marketing roles with Novartis Pharmaceuticals, and the pharmaceutical division of Johnson & Johnson. Mr. Goff has an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. from Skidmore College. We believe Mr. Goff is qualified to serve as a member of our board of directors due to his more than 30 years of industry experience, including executive commercial leadership experience in rare diseases and international operations.

Cynthia Smith has served as a member of our board of directors since August 2022. Since January 2017, Ms. Smith has consulted as a strategic advisor for biotechnology companies. Previously, she served as Chief

Commercial Officer and a member of the Executive Committee of ZS Pharma, Inc., a specialty pharmaceutical company developing therapies for treatment of hyperkalemia and liver diseases, from 2013 to 2016, where she led efforts to transition the company from a development stage company to a commercial enterprise. ZS Pharma, Inc., or ZS Pharma, was acquired by AstraZeneca in 2015. Prior to ZS Pharma, Ms. Smith served as Vice President, Market Access and Commercial Development at Affymax, Inc., a biopharmaceutical company, from 2008 to 2013. From 2000 to 2008, she held various senior leadership positions in market access, corporate strategy, government relations and external affairs at Merck & Co. Before beginning her career in the biopharmaceutical industry, Ms. Smith served as a healthcare policy analyst in the Office of Management and Budget at the White House from 1995 to 2000. Ms. Smith currently serves on the boards of directors of publicly traded biotechnology companies Akebia Therapeutics, Inc. Protara Therapeutics, Inc., and Spero Therapeutics, Inc., and on the board of directors of the French-American Foundation. Ms. Smith previously served on the board of directors of Nivalis Therapeutics, Inc. from November 2016 to July 2017 and on the board of directors of Dicerna Pharmaceuticals, Inc. from August 2018 until its acquisition by Novo Nordisk A/S in 2021. Ms. Smith earned a B.A. from the University of North Carolina at Chapel Hill, an M.B.A. from the Wharton School and an M.S. in public policy from the Eagleton Institute of Politics at Rutgers University. We believe that Ms. Smith is qualified to serve on our board of directors due to her more than two decades of broad leadership experience within the biopharmaceutical industry.

Members of the Board of Directors Not Standing for Re-election

Term Expiring at the 2023

Annual Meeting of Stockholders (Class I)

Name	Age	Position with Agios Pharmaceuticals, Inc.
Paul J. Clancy	61	Director

Paul J. Clancy has served as a member of our board of directors since September 2013. On April 17, 2023, Mr. Clancy informed the board of directors of his decision not to stand for re-election at the Annual Meeting when his current term expires. Upon the expiration of his term as a director, Mr. Clancy will also cease serving as the chair of our audit committee and a member of our compensation & people committee.

Members of the Board of Directors Continuing in Office

Term Expiring at the 2024

Annual Meeting of Stockholders (Class II)

Name	Age	Position with Agios Pharmaceuticals, Inc.
Kaye Foster	63	Director
Maykin Ho, Ph.D.	70	Director
John M. Maraganore, Ph.D.	60	Lead Independent Director
Jeffrey Capello	58	Director(1)

(1)	Director effective as of the date of the Annual Meeting.

Kaye Foster has served as a member of our board of directors since December 2014. Ms. Foster has more than 27 years of experience in human resources in the pharmaceutical industry and has been a Senior Advisor at the Boston Consulting Group since 2014 and in January 2022 joined ARCH Venture Partners as a venture partner. Previously, she was Senior Vice President, Global Human Resources at Onyx Pharmaceuticals, Inc., an Amgen, Inc., or Amgen, subsidiary and a biopharmaceutical company, or Onyx, from 2010 to 2014. At Onyx, which was acquired by Amgen in 2013, she led all aspects of human resources for U.S. and global operations.

Prior to joining Onyx, Ms. Foster was Global Vice President of Human Resources and an Executive Committee member at Johnson and Johnson Corporation, a publicly traded healthcare company, from 2003 to 2010. Before Johnson and Johnson, Ms. Foster held several senior human resources executive positions with Pfizer Inc., a publicly traded pharmaceuticals company, supporting its pharmaceuticals businesses in Japan, Asia, Africa, Middle East and Latin America and, notably, led the integration of both the Warner-Lambert and Pharmacia mergers for these regions. Prior to that, she gained 10 years of operational experience within The Yellow Pages. She currently serves on the board of directors and compensation committee of Prime Medicine, Inc., or Prime, a publicly traded biotechnology company, on the board of directors and compensation and community equity committee of National Resilience Inc., a technology-focused biomanufacturing company, on the board of directors and compensation and facilities committees of Stanford Health Care, a hospital and healthcare system, on the board and human resources committee of Spelman College and chairs the Board of Trustees of the Glide Foundation. Ms. Foster formerly served on the board of directors and compensation committee of Grail, Inc., or Grail, a private biotechnology company, prior to its acquisition by Illumina, Inc., or Illumina. She earned her undergraduate degree at Baruch College of the City University of New York and received her M.B.A. from Columbia University, Graduate School of Business. We believe Ms. Foster’s qualifications to serve on our board of directors include her extensive experience as an executive in the pharmaceuticals industry, including her experience in people management, compensation planning and driving and maintaining corporate culture.

Maykin Ho, Ph.D. has served as a member of our board of directors since June 2015. Dr. Ho has more than 30 years of experience in the healthcare and finance industries. She has been a venture partner at Qiming Venture Partners, a venture capital firm in China and Hong Kong, since July 2015. From July 1992 to February 2015, she held various positions at Goldman Sachs, a global investment bank, including: from 2010 to 2015, she served as advisory director of global healthcare investment banking; from 2002 to 2010, she served as partner and co-head of healthcare investment research; and from 1992 to 2010 she served as senior biotechnology research analyst. Prior to Goldman Sachs, Dr. Ho held various managerial positions in licensing, strategic planning, marketing and research at DuPont-Merck Pharmaceuticals, a global pharmaceutical company, and DuPont de Nemours & Company. She is a member of the board of directors and audit committee of Fibrogen, Inc., a publicly traded biotechnology company; a member of the board of directors and audit committee of Parexel International, a privately-held, global pharmaceutical services company; a member of the board of directors, audit committee and science and technology committee of BioMarin Pharmaceutical Inc., a publicly traded biopharmaceutical company; and a member of the board of directors and audit committee of Neumora Therapeutics, Inc., a private biotechnology company. Dr. Ho previously served on the board of directors, audit committee and chaired the nominating and corporate governance committee of Grail, prior to its acquisition by Illumina in 2021. Dr. Ho also serves on the board of directors, audit committee and investment committee of two non-profit research institutes: the Aaron Diamond AIDS Research Center and the Institute for Protein Innovation. In addition, she is a member of the Biotech Advisory Panel of The Stock Exchange of Hong Kong. Previously, Dr. Ho served on the board of directors and audit committee of Parexel International when it was a publicly traded company, and on the investment committee of the Society of Neuroscience. She was a postdoctoral fellow at the pathology department of Harvard Medical School and a graduate of the Advanced Management Program at The Fuqua School of Business, Duke University. Dr. Ho received a Ph.D. in microbiology and immunology and a B.S. from the State University of New York, Downstate Medical Center. We believe Dr. Ho is qualified to serve on our board of directors due to her extensive experience in healthcare investment research and banking.

John M. Maraganore, Ph.D. has served as a member of our board of directors since November 2011. Dr. Maraganore is our lead independent director. Dr. Maraganore is a venture partner at ARCH Venture Partners, a venture advisor at Atlas Venture, an executive advisor at RTW Investments and a senior advisor at Blackstone Life Sciences, each of which are investment funds. Previously, Dr. Maraganore served as the chief executive officer and as a director of Alnylam Pharmaceuticals, Inc., or Alnylam, a publicly traded biopharmaceutical company from 2002 until the end of 2021. From 2002 to 2007, Dr. Maraganore also served as president of Alnylam. From 1997 to 2002, Dr. Maraganore served in a number of leadership roles including as senior vice president, strategic product development with Millennium Pharmaceuticals, Inc., a biopharmaceutical company (now Takeda Oncology), or Millennium. Before Millennium, he served as director of molecular biology and director of market and business development at Biogen. Prior to Biogen, Dr. Maraganore was a scientist at ZymoGenetics, Inc., a biotechnology company, and The Upjohn Company, a pharmaceutical manufacturing company. Dr. Maraganore currently serves on the board of directors of publicly traded biotechnology companies Beam Therapeutics Inc., Kymera Therapeutics, Inc., ProKidney Corp. and Takeda Pharmaceutical Company Limited and on the board of directors of private biotechnology companies Aera Therapeutics, Aerium Therapeutics, Aitia, Hemab Therapeutics ApS, Orbital Therapeutics, Inc. and Versanis Bio. Dr. Maraganore was formerly a director of bluebird. In addition, he was formerly a venture partner at Third Rock Ventures, L.P., and was formerly chairman of the board of directors of Regulus Therapeutics, Inc., a publicly traded biotechnology company. Dr. Maraganore serves as a strategic advisor and investor to Brii Biosciences, a private biotechnology company. He is the former chair and current member of the Executive Committee, the Emerging Companies Section Governing Board and the Health Section Governing Board of the Biotechnology Innovation Organization (BIO), and serves on the boards of directors of not-for-profit entities Termeer Foundation, Nucleate and the CHDI Foundation. Dr. Maraganore holds an M.S. and a Ph.D. in Biochemistry and Molecular Biology from the University of Chicago and a B.A. in Biological Sciences also from the University of Chicago. We believe that Dr. Maraganore is qualified to serve on our board of directors because he has over 35 years of experience in the biotechnology industry, bringing to our board of directors critical scientific, research and development, international and general management expertise.

Jeffrey Capello will begin serving a member of our board of directors effective as of the date of the Annual Meeting. Mr. Capello has served as the managing partner of Monomoy Advisors, a financial advisory firm, since April 2021. Mr. Capello served as the Executive Vice President and Chief Financial Officer of Biogen Inc, a biopharmaceutical company, from December 2017 to August 2020. Prior to joining Biogen, Mr. Capello served as the Chief Financial Officer of Beacon Health Options, Inc., a behavioral health company, with responsibility for finance, human resources, information technology, real estate and procurement from October 2016 until November 2017. From July 2015 until September 2016, Mr. Capello was the founder and Chief Executive Officer of Monomoy Advisors. From July 2014 until June 2015 Mr. Capello served as the Executive Vice President and Chief Financial Officer of Ortho-Clinical Diagnostics, an in-vitro diagnostics company that was acquired by the Carlyle Group from Johnson & Johnson, with responsibility for global finance and business development. From March 2010 to December 2013 Mr. Capello served as Chief Financial Officer and Executive Vice President of Boston Scientific Corporation, a medical device company. Mr. Capello joined Boston Scientific in June 2008 and served as Senior Vice President and Chief Accounting Officer until March 2010. From 2006 to 2008 he was the Senior Vice President and Chief Financial Officer with responsibilities for global finance and business development at PerkinElmer, Inc., a life sciences tool company. Previously, he served as PerkinElmer’s Vice President of Finance, Corporate Controller, Treasurer and Chief Accounting Officer from 2001 to 2006. Prior to his tenure at PerkinElmer, Mr. Capello was a Partner at PricewaterhouseCoopers LLP, both in the U.S. and in the Netherlands. Mr. Capello serves on the board of directors of Neogen Corporation, a publicly traded company that develops solutions for food and animal safety, and previously served on the boards of directors and chaired the audit committees of public biotechnology companies Sirtis Pharmaceuticals, Inc., OvaScience, Inc. and Flex Pharma, Inc. Mr. Capello holds a M.B.A. from Harvard Business School and a B.S. in Business Administration from the University of Vermont. We believe that Mr. Capello is qualified to serve on our board of directors due to his over 30 years of industry experience, including extensive experience as a senior finance executive.

Term Expiring at the 2025

Annual Meeting of Stockholders (Class III)

Name	Age	Position with Agios Pharmaceuticals, Inc.
Jacqualyn A. Fouse, Ph.D.	61	Chair
David Scadden, M.D.	70	Director
David P. Schenkein, M.D.	65	Director

Jacqualyn A. Fouse, Ph.D. served as our chief executive officer from February 2019 to August 2022, and has served as a member of our board of directors since December 2017. Dr. Fouse has served as the chair of our board of directors since August 2022. Dr. Fouse served as executive chair of Dermavant Sciences, a biopharmaceutical company, from July 2017 until September 2018. From September 2010 until June 2017, Dr. Fouse served in various capacities at Celgene Corporation, a biopharmaceutical company, or Celgene, serving as strategic advisor to the management executive committee from April 2017 to June 2017, president and chief operating officer from March 2016 to March 2017, president, hematology and oncology from August 2014 to February 2016, executive vice president and chief financial officer from February 2012 to July 2014, and senior vice president and chief financial officer from September 2010 to February 2012. Prior to joining Celgene, Dr. Fouse served as chief financial officer of Bunge Limited, or Bunge, a global agribusiness and food company, from 2007 to 2010. Prior to joining Bunge, Dr. Fouse served as senior vice president, chief financial officer and corporate strategy at Alcon Laboratories, Inc., or Alcon, a global medical company, from 2006 to 2007, and as its senior vice president and chief financial officer from 2002 to 2006. Prior to her time with Alcon she held a variety of senior leadership roles with international companies. Dr. Fouse is also a director and member of the audit and finance committee and nominating and corporate governance committee of Incyte, and was a director of Perrigo Company, a publicly traded pharmaceutical manufacturer, Celgene and Dick’s Sporting Goods, Inc., a publicly traded sporting goods retailer. Dr. Fouse earned a B.A. and an M.A. in Economics and a Ph.D. in Finance from the University of Texas at Arlington. She also earned a Masters in Environmental Management from the Yale University School of Forestry and Environmental Studies. We believe Dr. Fouse is qualified to serve as a member of our board of directors due to her extensive experience in the biotechnology sector and her international and senior leadership experience.

David Scadden, M.D. has served as a member of our board of directors since May 2017. Dr. Scadden is a hematologist/oncologist and physician-scientist. He is the Gerald and Darlene Jordan Professor of Medicine at Harvard University, a position he has held since 2006. Since 1995, Dr. Scadden has practiced at the Massachusetts General Hospital, where he founded and directs the Center for Regenerative Medicine and directed the Hematologic Malignancies Center of the MGH Cancer Center for 10 years. Dr. Scadden co-founded and co-directs the Harvard Stem Cell Institute and is Chairman emeritus and Professor of the Harvard University Department of Stem Cell and Regenerative Biology. He is a member of the National Academy of Medicine, the American Academy of Arts and Sciences, is an affiliate member of the Broad Institute of Harvard and MIT and is a former member of the Board of External Experts for the National Heart, Lung and Blood Institute, the Board of Scientific Counselors for the National Cancer Institute, Board of Directors of the International Society for Stem Cell Research and the Executive Committee of the American Society of Hematology. Dr. Scadden is on the board of directors and organization, leadership and compensation and science and technology committees of Editas Medicine, Inc., a publicly traded biotechnology company, and on the boards of directors of the private biotechnology companies Lightning Biotherapeutics, LifeVault Bio, Sonata Therapeutics and Clear Creek Bio, Inc. Dr. Scadden is also a scientific founder of Fate Therapeutics, a publicly traded biotechnology company, and a scientific founder and member of the board of directors and scientific advisory board of Magenta Therapeutics, a publicly traded biotechnology company. He is the recipient of numerous honors including the E. Donnall Thomas and the Dameshek awards from the American Society of Hematology and awards from the Doris Duke Charitable Trust, the Ellison Medical Foundation, the Burroughs Welcome Fund, and the Leukemia and Lymphoma Society. Dr. Scadden holds degrees from Bucknell University, Case Western Reserve University and honorary degrees from Harvard University, Bucknell University and Lund University in Sweden. We believe Dr. Scadden is qualified to serve on our board of directors due to his scientific expertise in the field of hematology.

David P. Schenkein, M.D. has served as a member of our board of directors since August 2009, as our executive chairman from February 2019 to February 2020, and as the chair of our board of directors from February 2020 to August 2022. Dr. Schenkein also served as our president and chief executive officer from August 2009 until February 2019. Dr. Schenkein has been a hematologist and medical oncologist for more than 30 years. He currently serves as a general partner of GV (Google Ventures), the venture capital arm of Alphabet Inc. (formerly Google), and is an adjunct attending physician in hematology at Tufts Medical Center. Prior to joining Agios, from 2006 to 2009, Dr. Schenkein was the senior vice president, clinical hematology/oncology at Genentech Inc. (now a member of the Roche Group, a global healthcare company), or Genentech, where he was responsible for numerous successful oncology drug approvals and leading the medical and scientific strategies for its bio-oncology portfolio. While at Genentech, he served as an adjunct clinical professor of medical oncology at Stanford University School of Medicine. Prior to joining Genentech, he served as the senior vice president of clinical research at Millennium, overseeing the clinical development and worldwide approval of VELCADE®, a first-in-class cancer therapy now approved to treat multiple myeloma and non-Hodgkins lymphoma. Dr. Schenkein currently serves on the board of directors of Leyden Labs, Inc., Aera Therapeutics, Inc., or Aera, and Treeline Biosciences, all private biotechnology companies, and on the board of directors, nominating and corporate governance committee and science and technology committee of Denali Therapeutics Inc., a publicly traded biotechnology company, and on the board of directors, compensation committee and nominating and corporate governance committee of Prime. Dr. Schenkein was formerly on the board of directors of Foundation Medicine, Inc., a publicly traded biotechnology company and on the board of directors, compensation committee and nominating and corporate governance committee of bluebird bio, or bluebird, a publicly traded biotechnology company. Dr. Schenkein holds a B.A. in chemistry from Wesleyan University and an M.D. from the State University of New York Upstate Medical School. We believe that Dr. Schenkein’s detailed knowledge of our company and of hematology and his extensive background in the biotechnology industry, including his roles at Genentech and Millennium, provide a critical contribution to our board of directors.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF DR. BALLAL, MR. GOFF AND MS. SMITH.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that Agios is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, corporate governance guidelines and charters for our audit committee, our compensation & people committee, our nominating and corporate governance committee and our science and technology committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the Corporate Governance page of the Investors section of our website, www.agios.com, which you can access free of charge. Information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement. We intend to disclose on our website any amendments to, or waivers from, our code of business conduct and ethics that are required to be disclosed by law or Nasdaq listing standards. We will also provide copies of these documents, as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Investor Relations, at 88 Sidney Street, Cambridge, Massachusetts 02139; telephone: 617-649-8600; e-mail: IR@agios.com.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Agios and our stockholders. These guidelines, which provide a framework for the conduct of our board’s business, provide that:

•	our board’s principal responsibility is to oversee the management of Agios;

•	a majority of the members of our board shall be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our board and its committees conduct a self-evaluation annually to determine whether they are functioning effectively.

Corporate Social Responsibility

We are committed to building a sustainable business that provides long-term value for all our stakeholders. Central to our mission is our drive to improve the lives of those fighting life-threatening and life-altering rare diseases, including those that have often been overlooked or neglected. We also support and advance a range of other responsibilities, such as: increasing access to medicines; advancing diversity, equity, and inclusion both internally and externally; building a strong culture of flexibility and respect; creating opportunities in STEM; promoting health equity; reducing our waste and energy usage; making a difference in our communities; and conducting our business according to the highest ethical standards.

Since 2020, we have published our Environmental, Social, and Governance (ESG) Report, with the intent of disclosing relevant ESG initiatives and metrics from across the company that are aligned not only with our values and our culture, but also with the United Nations Sustainable Development Goals (UN SDGs) and the standards for the Biotechnology and Pharmaceuticals industry set by the Sustainability Accounting Standards Board (SASB). Our 2023 ESG Report is available on our website, www.agios.com, under the “Corporate Social Responsibility” section. The contents of the ESG Report are not deemed to be part of this proxy statement or incorporated by reference herein.

Our ESG program is centered around our commitments to the patients we serve, our employees, our communities and world, and business ethics and values.

Our Commitment to Patients

Advancing Science

We are focused on making a difference for patients by discovering, developing, and delivering innovative therapies. In our 15-year history, we have pioneered two novel therapeutic approaches — IDH inhibition and pyruvate kinase (PK) activation — and we continue to focus on creating an environment in which scientific and clinical innovation on behalf of patients can thrive. Our pioneering research in PK activation has yielded the first approved therapy for PK deficiency – a rare, debilitating, lifelong blood disorder – as well as a robust clinical and preclinical pipeline.

Improving Care for Underserved Rare Diseases

Due to the rarity of the condition, people living with PK deficiency have historically been overlooked, underdiagnosed, and underserved. In addition to developing the first approved therapy for PK deficiency, we have led the way in supporting this patient community holistically. We have made important strides in elucidating the burden of disease by funding a natural history study of PK deficiency and continuing that work through building the first global patient registry. We have also developed informative resources to educate both physicians and patients, and we have worked to solve the problem of underdiagnosing genetically defined hemolytic anemias by launching a no-cost next-generation sequencing testing program. We have also collaborated with patient advocacy groups to help establish the first international PK deficiency patient advocacy advisory council, an international, multi-disciplinary group of experts, including patients, caregivers, patient advocates and clinicians.

We have taken a similar approach to people living with thalassemia. There are currently no approved treatment options for those with a-thalassemia and treatment options are limited for those with b-thalassemia. Our global thalassemia clinical development program includes people across the full range of thalassemia types, including both a- and b-thalassemia as well as transfusion-dependent and non-transfusion-dependent. As with PK deficiency, we are supporting this community holistically, in particular by bringing much-needed awareness to the most underserved subgroup – a-thalassemia. We have convened an a-thalassemia working group, which includes leading thalassemia experts from around the world, with a goal of addressing gaps in knowledge and education about a-thalassemia. In addition, our team members have researched and presented groundbreaking new research about symptoms, complications, and disease progression in a-thalassemia at leading medical meetings. We have been instrumental in several efforts to build community among thalassemia physicians, patients and caregivers, and industry so that these stakeholder groups can share learnings and experiences as well as innovate solutions on behalf of the broader thalassemia community – such as through our “Thal Pals” podcast, quarterly thalassemia newsletter and thalassemia advocacy advisory council.

Access to Medicines

Prior to the launch of PYRUKYND® (mitapivat) for PK deficiency, we developed a philosophy and guiding principles to inform all of our pricing and access decisions. We collaborated closely with the patient, caregiver, and provider communities to develop myAgios Patient Support Services to help ensure that as many eligible patients as possible can have access to our medicines and for out-of-pocket costs for the individual patients to be as reasonable as possible. Following FDA approval, 88% of eligible U.S. patients with commercial health insurance have utilized the PYRUKYND® Copay Program, which lowers copay costs to $0 per prescription. Our Patient Assistance Program offers free prescriptions for eligible U.S. patients who are uninsured, underinsured or rendered uninsured to help them get access to our medicines. As part of our commitment, we are not taking any price increases on PYRUKYND® for the treatment of PK deficiency for five years following FDA approval. In addition, our Global Managed Access Program provides a pathway for eligible adult PK deficiency patients receiving care in the European Union and Great Britain to have access to PYRUKYND® at no charge.

Patient Voice in Clinical Trials

We strive for patient voices to be central when developing clinical trial protocols and creating communications for trial participants. By seeking input from patients early on, and incorporating their feedback, we believe that our trials are better equipped to address the aspects of the disease that are most important to patients, and are more inclusive and accommodating of patients’ needs which paves the way for more representative diversity in our trials.

Patient Safety

Finally, we place a high priority on patient safety through adhering to all relevant best practices and regulations in clinical trials, product manufacturing and supply chain management.

Our Commitment to Our Employees

Our Culture

Agios is a supportive, fun, and flexible environment full of people empowered to bring their whole selves to work and motivated to make a positive impact for those living with rare diseases. We intentionally cultivate a culture of flexibility, psychological safety, and deliberate development. We regularly ask our people about their experiences at Agios and what we can do to improve our programs and enhance our environment through a full organizational health survey every 2–3 years and more frequent, targeted pulse surveys. We eagerly listen to our team’s feedback, analyze what we hear, and use the findings to make informed decisions that help Agios continue to be a great place to work.

Deliberate Development

We focus on retaining and hiring people who care deeply about our mission, about each other, and about the people who count on us. Our retention strategy is fueled by our focus on the deliberate development of all employees through programs such as tuition reimbursement, mentorship programs, our DevelOPPortunities Program – which offers temporary, part time assignments that provide employees with an opportunity to build new, differentiated skill sets while maintaining their current role – and encouraging internal promotions and cross-functional internal moves when aligned with employee career interest.

Flexibility

Another key to our retention strategy is our culture of flexibility. With a culture that supports individual employee needs already in place, we were able to respond nimbly to the unprecedented challenges of the COVID-19 pandemic and to continue serving the patients counting on us. We then took our learnings and experiences from the pandemic to initiate our “Reimagining Work” pilot program in September 2021, offering all location-agnostic team members (i.e., those who are not based in a lab or in the field interacting with healthcare providers) the option to choose where they work — fully remote, fully in the office, or hybrid. As with every significant people-related decision at Agios, the Reimagining Work program was data-driven and created with employee input and feedback in mind. We conducted surveys to help design the Reimagining Work program and to gauge its effectiveness and the feedback to date has been overwhelmingly positive. In addition, the opportunity to work remotely has opened doors for us to hire a more diverse team including individuals from different locations and backgrounds and with a variety of responsibilities in their personal lives. In 2022, approximately two-thirds of our new hires chose to work remotely.

Compensation and Benefits

We offer a competitive and balanced compensation and benefits package, including equity for employees with flexibility to select the percentage of restricted stock units versus stock options, discretionary paid time off policy, generous parental and family leave plans, and premium medical benefits. The benefits that have evolved as a direct result of employee feedback include: discretionary time off policy, formal company shut down during the last week of August and December, expanded parental leave, a lifestyle spending account, and an inclusive family forming benefit. For 2023, we are providing an “inflation support account” to help our employees and their families navigate the rising costs of essentials such as utility bills, groceries, gas, and more during an unusually high inflationary period.

Recruitment

Identifying and recruiting top talent is critical to our growing organization. To do so, we leverage internal networks and a variety of external resources such as professional organizations, academic institutions, career sites, job fairs, and industry conferences. We take a creative approach to identify and assess a diverse pool of candidates for all our openings.

Diversity

We place a strong emphasis on diversity, equity, and inclusion, or DE&I. In 2020, we led a diversity initiative at Agios that included speakers and workshops on valuing differences to heighten our awareness and help us learn together. In January 2021, we formed the Agios DE&I Council to ensure we are fostering a welcoming, diverse workplace where all employees can thrive and be their true selves. The DE&I Council also spearheads external DE&I work on topics such as health equity and supplier diversity. We have leveraged feedback from our employees to continue to inform our approach to creating an inclusive workplace, with improvements to our talent acquisition strategy, an expanded speaker series, and access to learning and volunteer opportunities.

Our commitment to DE&I is an ongoing journey; we recognize there is always more to do. We also believe that measuring progress is critical to ensuring that our DE&I efforts are having a real impact on our teams and communities. We are pleased to share that our companywide surveys from 2018 and 2022 demonstrate an improvement in DE&I at Agios.

Our Commitment to Our Communities and the World

We are committed to supporting and connecting with our communities and to doing our part to support a cleaner, healthier planet.

Community Relations

We have organized our community relations initiatives around three pillars: (1) complementing our pursuit of innovative medicines by meeting non-therapeutic needs for patient communities, (2) promoting increased diversity in STEM education and careers and supporting health equity, and (3) being a good neighbor and helping to meet the fundamental needs of those around us. We maintain a corporate giving program that identifies initiatives to support our community and creates opportunities for employee involvement in causes that benefit our community.

Environmental Initiatives

Although we lease all of our buildings, we continue to enhance and promote sustainable practices in our existing spaces and ensure our future spaces are designed with sustainability in mind. To date, we have completed a number of sustainability projects such as building a 50+ bike storage unit to encourage employees to cycle to work, conducting a lab renovation project utilizing energy efficient cold storage equipment, and updating our LED lighting technologies. We also have practices in place to reduce hazardous waste, solid waste production, and water usage. In 2021, we qualified for and successfully attained a Low Flow, Low Pollutant Sewer Use Discharge permit through our laboratory water use reduction initiatives.

Our Commitment to Ethics and Values

At Agios, we are committed to conducting business ethically, responsibly, and transparently. We hold ourselves to the highest standards and have built strong governance practices to ensure accountability for our actions. This includes a Code of Business Conduct and Ethics, which applies to all of our officers, directors, and employees; corporate governance guidelines adopted by our board of directors; and charters for our audit committee, compensation & people committee, nominating and corporate governance committee, and science and technology committee. In addition, we have robust policies in place to ensure compliant interactions with healthcare providers, protection of personal and patient data, and strong cybersecurity practices, among others.

Director Determination of Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act and that compensation committee members also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act.

Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of a company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3 of the Exchange Act, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.

In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2023, our board of directors reviewed the composition of our board of directors and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules, with the exception of Mr. Goff, our chief executive officer, and Dr. Fouse, our chair. The Board had also previously determined that Ian Clark, a former director who resigned from our board of directors in June 2022, was an “independent director”. In April 2023, based upon information requested from and provided by Mr. Capello concerning his background, employment and affiliations, including family relationships, our board of directors determined that Jeffrey Capello, who will join our board of directors effective as of the date of the Annual Meeting, is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. In addition, our board of directors determined that Dr. Ballal, Mr. Clancy, Dr. Ho and Dr. Maraganore, who currently comprise our audit committee, Mr. Clancy, Ms. Foster, Dr. Maraganore and Ms. Smith, who currently comprise our compensation & people committee, and Ms. Foster, Dr. Ho and Dr. Scadden, who currently comprise our nominating and corporate governance committee, satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. Further, in April 2023, our board of directors determined that Mr. Capello, who will become the chair of our audit committee effective as of the date of the Annual Meeting, satisfies the independence standards for such committee membership established by the SEC and the Nasdaq Listing Rules. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company, including any relevant transactions described below in “Certain Relationships and Related Party Transactions” and the beneficial ownership of our capital stock by each non-employee director, as well as all other facts and circumstances our board of directors deemed relevant in determining independence. Mr. Goff is not independent because he is our chief executive officer. Dr. Fouse is not independent because she previously served as our chief executive officer.

Board Leadership Structure

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess our board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate and why the board of directors’ leadership structure is appropriate given the specific characteristics or circumstances of our company. These guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We currently separate the roles of chief executive officer and chair of the board of directors. Separating the duties of the chair of the board from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, the chair of our board of directors presides over meetings of the board of directors, facilitates communications between management and the board of directors, provides input on the design of the board of directors and assists with other corporate governance matters.

Because Dr. Fouse, the chair of our board of directors is not independent within the meaning of the Nasdaq Listing Rules, our board of directors, upon the recommendation of our nominating and corporate governance committee, has appointed Dr. Maraganore as lead independent director. Dr. Maraganore is an independent director within the meaning of the Nasdaq Listing Rules (see “Director Determination of Independence” above). His duties as lead independent director include the following:

•	Chairing meetings of the independent directors in executive session;

•	Meeting with any director who is not adequately performing his or her duties as a member of our board of directors or any committee;

•	Facilitating communications between other members of our board of directors, our chair and our chief executive officer;

•	Working with our chair and our chief executive officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of our board of directors;

•

Monitoring, with the assistance of our chief legal officer, or his designee, communications from stockholders and other interested parties and provide copies or summaries to the other directors as he or she considers appropriate (see “Communications with our Board of Directors” below); and

•	Consulting with our chair and our chief executive officer on matters relating to corporate governance and board performance.

Our nominating and corporate governance committee evaluates our board leadership structure from time to time and may recommend further alterations of this structure in the future.

Director Nomination Process

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee will consider among other things the following factors:

•	reputation for personal and professional integrity, honesty and adherence to high ethical standards;

•

demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of our company and should be willing and able to contribute positively to the decision-making process of our company;

•	strong finance experience;

•	commitment to understand our company and its industry;

•

interest and ability to understand the sometimes conflicting interests of the various constituencies of our company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications, including diversity, for its candidates for membership on the board of directors. While we have no formal policy regarding board diversity, our corporate governance guidelines provide that the value of diversity should be considered. The committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of our company and its stockholders. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies a new nominee that meets the criteria above. The committee generally inquires of our board of directors and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. To date, the nominating and corporate governance committee has engaged third-party search firms to identify board of director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to our nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Agios Pharmaceuticals, Inc., 88 Sidney Street, Cambridge, Massachusetts 02139. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in the section below entitled “Stockholder Proposals,” the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others, as described above.

Board Diversity Matrix

Our board of directors has voluntarily provided the self-identified information below.

Board Diversity Matrix (As of April 26, 2023)
Total Number of Directors	10*

	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

*	Directors serving effective April 26, 2023.

Communications with Our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead independent director or the chair of our nominating and corporate governance committee, with the assistance of our Corporate Secretary or his or her designee, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board of directors should address such communications to Agios Pharmaceuticals, Inc., c/o Corporate Secretary, 88 Sidney Street, Cambridge, Massachusetts 02139.

Board Meetings and Attendance

Our board of directors met eleven times during our fiscal year 2022, including telephonic and virtual meetings. During the year, each of our then-serving directors attended 75% or more of the aggregate number of meetings of the board of directors and the committees on which they served, other than Dr. Maraganore, who attended 67% of the aggregate number of meetings of the board of directors and committees on which he served.

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. All of our then-serving directors attended our 2022 annual meeting of stockholders.

Board Committees

We have four standing committees: the audit committee, the compensation & people committee, the nominating and corporate governance committee and the science and technology committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found on the Corporate Governance page of the Investors section of our website, www.agios.com.

Audit Committee

The members of our audit committee are Dr. Ballal (who joined the committee in November 2022), Mr. Clancy, Dr. Ho and Dr. Maraganore. Mr. Clancy is the chair of the audit committee. Upon the expiration of his term as a director at the Annual Meeting, Mr. Clancy will cease serving as the chair of our audit committee and Mr. Capello will begin serving as the chair of our audit committee. Our board of directors has determined that Mr. Clancy, Ms. Ho and Mr. Capello qualify as audit committee financial experts within the meaning of SEC regulations and the Nasdaq Listing Rules. In making this determination, our board of directors has considered the formal education and nature and scope of his or her previous experience, coupled with past and present service on various audit committees. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met seven times during fiscal year 2022, including telephonic and virtual meetings. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	recommending to our board of directors whether the audited financial statements should be included in our annual report;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our major financial risk exposures and risks relating to data privacy and cybersecurity, and our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management;

•	review the results of our efforts to monitor compliance with our programs and policies designed to promote adherence to applicable laws and regulations;

•	review our investment portfolio and investment policy on a periodic basis;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules, which is included on page 40 of this Proxy Statement.

Compensation & People Committee

The members of our compensation & people committee are Mr. Clancy (who joined the committee in June 2022), Ms. Foster, Dr. Maraganore, Ms. Smith (who joined the committee in November 2022) and, prior to his resignation from our board of directors in June 2022, Mr. Clark. Ms. Foster is the chair of the compensation & people committee. Upon the expiration of his term as a director at the Annual Meeting, Mr. Clancy will cease serving as a member of our compensation & people committee. Our compensation & people committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers and directors. The compensation & people committee met six times during fiscal year 2022, including telephonic and virtual meetings. The compensation & people committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to chief executive officer compensation;

•	making recommendations to our board of directors with respect to the compensation of our chief executive officer, and reviewing and approving the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing with management our “Compensation Discussion and Analysis,” which is included on page 43 of this Proxy Statement;

•	preparing the compensation & people committee report required by SEC rules, which is included on page 64 of this Proxy Statement; and

•

reviewing and discussing with management human resource policies and practices, including those related to talent acquisition and retention, key diversity initiatives, career development and organizational engagement and effectiveness.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Ms. Foster, Dr. Ho, Dr. Scadden (who joined the committee in June 2022) and, prior to his resignation from our board of directors in June 2022, Mr. Clark. Ms. Foster is the chair of the nominating and corporate governance committee. The nominating and corporate governance committee met five times during fiscal year 2022, including telephonic and virtual meetings. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to our board of directors the persons to be nominated for election as directors and to each committee of our board of directors;

•	reviewing and making recommendations to the board of directors with respect to management succession planning and human capital matters;

•	developing and recommending corporate governance principles to the board of directors;

•	overseeing an annual self-evaluation of the board of directors; and

•	overseeing our programs, policies, disclosures and practices relating to ESG issues and impact to support the sustainable growth of our business

The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process”.

Science and Technology Committee

The members of our science and technology committee are Dr. Ballal (who joined the committee in November 2022), Dr. Scadden, Dr. Fouse and Dr. Schenkein. Dr. Scadden is the chair of the science and technology committee. The science and technology committee assists our board’s oversight of our research and development activities. The science and technology committee met two times during fiscal year 2022, including telephonic and virtual meetings. The science and technology committee’s responsibilities include:

•	reviewing, evaluating, and advising our board of directors and management regarding our long-term strategic goals and objectives and the quality and direction of our research and development programs;

•	monitoring and evaluating trends in research and development, and recommending to our board of directors and management emerging technologies for building the company’s technological strength;

•	recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital);

•	advising our board of directors and management on the scientific aspects of business development transactions;

•	regularly reviewing the company’s research and development pipeline;

•	assisting our board of directors with its oversight responsibility for enterprise risk management in areas affecting the company’s research and development; and

•	reviewing such other topics as delegated to the science and technology committee from time to time by our board of directors.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, the potential impact of these risks on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, reputational and human capital risk. The chair promotes effective and transparent communication and consideration of matters presenting significant risks to the company through her role in developing the board’s meeting agendas, presiding over meetings and facilitating communications between management and the board of directors. Our lead independent director also promotes consideration of matters presenting significant risks to the company through his role of working with our chair and chief executive officer in preparing the board’s meeting agenda and determining the need for special meetings and facilitating communications between members of our board of directors, our chair and our chief executive officer.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, discussions with our chief compliance officer to monitor and review our regulatory compliance efforts, and discussions with management regarding significant financial and other risk exposures and risks relating to data privacy and cybersecurity and the actions management has taken to limit, monitor or control such exposures. The compensation & people committee is responsible for ensuring that our compensation programs properly align pay with performance, assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking and for assessing risk with respect to human capital management. Oversight by the compensation & people committee includes direct communication with our compensation consultants. The nominating and corporate governance committee manages risks associated with the board and committee composition, independence of the board, corporate disclosure practices, potential conflicts of interest, ESG issues and management succession planning. The science and technology committee assists the board’s oversight of the company’s long-term strategic goals, research and development activities and enterprise risk management in the areas affecting research and development. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole. We have undertaken a comprehensive enterprise risk management analysis in an effort to identify and prioritize key risks facing our company in the short-, medium- and long-term time frames, and our management team plans to communicate the findings of this analysis to the audit committee and our entire board of directors on a periodic basis. Our board of directors believes that full and open communication between management, the committees and the board of directors is essential for effective risk management and oversight, including with respect to cybersecurity, human capital management, board and employee diversity, environmental, social and governance topics and risks.

Risk Considerations in our Compensation Program

We along with our compensation & people committee of our board of directors have reviewed the compensation policies and practices for all of our employees and believe any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on our company or its operations. In reaching this conclusion, the compensation & people committee and we considered several factors, including the following:

•

the establishment of base salaries consistent with our executive officers’ responsibilities and market comparable companies to ensure that our executive officers would not be motivated to take excessive risks to achieve a reasonable level of financial security;

•	the mix between fixed and variable, annual and long-term, and cash and equity compensation, which is intended to encourage strategies and actions that are in our company’s long-term best interests;

•	vesting periods for equity compensation awards that reward sustained stock price appreciation;

•

the evaluation of company performance (which drives the amount of cash and number of shares available for grant under our contingent annual performance-based cash incentive and annual equity incentive programs, respectively) based on a variety of long- and short-term objectives in which no single objective is given substantial weight, thus diversifying the risk associated with any single indicator of performance; and

•

the discretion available to our compensation & people committee not to apply fixed formulae in assessing our company performance, thus enabling the compensation & people committee to, among other things, (a) eliminate the potential incentive for management to conduct activities that are in the company’s annual goals, but which may not, due to new data or other inputs, ultimately prove to be in the best interest of stockholders, and (b) reward management for making decisions that are in the long-term best interest of our product development programs, even when those decisions result in the failure to meet short-term objectives.

Director Compensation

Our board of directors has adopted a non-employee director compensation policy that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high caliber non-employee directors. The cash and equity compensation for non-employee directors under the policy, effective January 1, 2023, is set forth in the table below. The only change in our non-employee director compensation policy effective January 1, 2023 (as compared to the policy in effect during the year ended

December 31, 2022) was to reduce the value of equity awards granted to non-employee directors upon initial election to our board of directors from $718,000 to $630,000.

	Annual Cash Compensation	Number of Options/RSUs Granted
Board of Directors:

Board Member	$50,000	$630,000 in equity awards upon initial election (split approximately 75% in stock options and 25% in RSUs, based on value); $360,000 in equity awards immediately following each annual meeting thereafter (split approximately 75% in stock options and 25% in RSUs, based on value)*
Chair	Additional $30,000	—
Lead Independent Director	Additional $25,000	—
Audit Committee:

Chair	$20,000	—
Member (other than Chair)	$10,000	—

Compensation & People Committee:

Chair	$15,000	—
Member (other than Chair)	$7,500	—

Nominating and Corporate Governance Committee:

Chair	$10,000	—
Member (other than Chair)	$5,000	—

Science and Technology Committee:

Chair	$15,000	—
Member (other than Chair)	$7,500	—

* number of shares for stock option and RSU awards to be determined on the date of grant based on grant date fair value.

Under the policy, non-employee members of our board of directors also are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.

The stock options granted to our non-employee directors have an exercise price equal to the fair market value of our common stock on the date of grant and expire ten years after the date of grant. The stock options and RSUs granted to our non-employee directors are subject to vesting based upon a director’s continued service on our board of directors. The initial stock options granted to our newly elected non-employee directors vest with respect to 25% of the shares on the first anniversary of the grant date and monthly thereafter until the fourth anniversary of the date of grant. The initial RSUs granted to our newly elected non-employee directors vest as to one-third of the underlying shares each year following the grant date. The annual stock options and RSUs granted to our non-employee directors vest with respect to 100% of the shares on the first anniversary of the grant date. To the extent that a non-employee director has other responsibilities, such director may receive additional compensation to the extent deemed appropriate by our board of directors. Directors who also are employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as employees.

The following table sets forth information concerning the compensation for our non-employee directors during the fiscal year ended December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Rahul Ballal, Ph.D.	29,375	538,993	179,487	—	747,855
Paul J. Clancy(5)	73,750	269,800	89,997	—	433,547
Ian T. Clark(6)	31,250	—	—	—	31,250
Kaye Foster	75,000	269,800	89,997	—	434,797
Jackie Fouse, Ph.D.(7)	43,750	—	—	—	43,750
Maykin Ho, Ph.D.	65,000	269,800	89,997	—	424,797
John M. Maraganore, Ph.D.	92,500	269,800	89,997	—	452,297
David Scadden, M.D.	67,500	269,800	89,997	—	427,297
David P. Schenkein, M.D.	72,500	269,800	89,997	—	432,297
Cynthia Smith	26,875	538,993	179,487	—	745,355

(1)

Represents, with respect to Dr. Ballal and Ms. Smith, stock options to purchase 37,947 shares of common stock granted upon their appointment to our board of directors, and, with respect to our other non-employee directors, stock options to purchase 29,307 shares of common stock granted during 2022 for service on our board of directors. The shares subject to the stock options granted to Dr. Ballal and Ms. Smith vest as to 25% of the underlying shares on August 11, 2023, with the remaining 75% vesting in 36 equal monthly installments thereafter. The stock options granted to our other non-employee directors vest in full on June 21, 2023. Amounts listed represent the aggregate fair value amount computed as of the grant date of the stock option awards granted during 2022 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9, Share-Based Payments, of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 23, 2023.

(2)

The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2022 for our non-employee directors were: Dr. Ballal: 37,947, Mr. Clancy: 128,310, Ms. Foster: 97,809, Dr. Ho: 98,160, Dr. Maraganore: 110,035, Dr. Scadden: 84,910, Dr. Schenkein: 844,244 and Ms. Smith: 37,947.

(3)

Represents, with respect to Dr. Ballal and Ms. Smith, RSUs representing the contingent right to receive 6,906 shares of common stock granted upon their appointment to our board of directors, and, with respect to our other non-employee directors, RSUs representing the contingent right to receive 4,975 shares of common stock granted during 2022 for service on our board of directors. The shares subject to the RSUs granted to Dr. Ballal and Ms. Smith vest in three equal annual installments beginning on August 11, 2023. The shares subject to the RSUs granted to our other non-employee directors vest in full on June 21, 2023. Amounts listed represent the aggregate fair value amount computed as of the grant date of the RSUs granted during 2022 in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9, Share-Based Payments, of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 23, 2023.

(4)

The aggregate number of shares of common stock underlying RSUs outstanding as of December 31, 2022 was 59,133 shares for Dr. Fouse, 6,906 shares for Dr. Ballal and Ms. Smith and 4,975 shares for each of our other then-serving non-employee directors.

(5)	Mr. Clancy will not stand for re-election at the Annual Meeting.

(6)	Mr. Clark resigned from our board of directors effective June 21, 2022.

(7)	Dr. Fouse resigned as chief executive officer and was appointed chair of the board of directors effective August 8, 2022.

Dr. Fouse, who served as our chief executive officer from February 1, 2019 until August 8, 2022, did not receive any additional compensation for her service as a director during her tenure as chief executive officer. Following her resignation as chief executive officer and appointment as the chair of our board of directors effective as of August 8, 2022, she began to be compensated for her service as a director and chair of our board, except that Dr. Fouse did not receive any equity awards for her service as a director during the year ended December 31, 2022. Mr. Goff, who joined the company as chief executive officer and a member of our board of directors effective as of August 8, 2022, did not receive any additional compensation for his service as a director during 2022. The compensation that we paid to Dr. Fouse and Mr. Goff in their roles as our chief executive officer is disclosed under “Executive Compensation–Summary Compensation Table.”

Limitation of Liability and Indemnification

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with our directors and executive officers. These indemnification agreements require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors or executive officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, executive officers or persons controlling us, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Executive and Director Compensation Processes

The compensation & people committee generally meets at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the compensation & people committee, in consultation with the chief executive officer or the chief people officer. The compensation & people committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants are invited by the compensation & people committee to make presentations, provide financial or other background information or advice or otherwise participate in compensation & people committee meetings. The chief executive officer may not participate in, or be present during, any deliberations or determinations of the compensation & people committee regarding his or her compensation. The charter of the compensation & people committee grants the compensation & people committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the compensation & people committee considers necessary or appropriate in the performance of its duties. In particular, the compensation & people committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the fiscal year ended December 31, 2022, the compensation & people committee directly engaged Radford, a compensation consultant which is part of the Rewards Solutions practice at Aon plc, to advise the compensation & people committee on our compensation program for executive officers, which includes base salaries, annual performance-based cash incentives and equity incentive awards, and on our non-employee director compensation policy. Radford did not determine or make recommendations to the compensation & people committee regarding the specific amount or form of compensation of our executive officers or directors for fiscal year ended December 31, 2022, other than recommendations with respect to market-based compensation ranges for the compensation of our chief executive officer, chief financial officer and chief commercial officer, each of whom were hired during 2022.

Historically, the compensation & people committee has made (or has recommended that the independent members of the board of directors make) most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the last quarter of the year and the first quarter of the following year. However, the compensation & people committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. The compensation & people committee is responsible for making determinations regarding compensation of our executive officers other than our chief executive officer, making changes to pre-approved salary ranges, salary increases, equity awards, incentive payments and pre-approved equity ranges for new hires and high performers, the initiation of offerings under our 2013 employee stock purchase plan and making material changes to benefits offered to our employees. In addition, the compensation & people committee makes recommendations to our board of directors regarding the compensation of directors and the chief executive officer, and the determination of the size of annual “evergreen” increases to the number of shares reserved under our 2013 stock incentive plan and 2013 employee stock purchase plan. Under its charter, the compensation &

people committee may form, and delegate authority to, subcommittees, consisting of independent directors, as it deems appropriate. During fiscal year 2022, the compensation & people committee did not form or delegate authority to such subcommittees. During fiscal year 2022, the compensation & people committee delegated to the chief executive officer, or if the chief executive officer was unavailable, the chief financial officer, decision-making authority related to initial salary levels and salary adjustments, incentive payments and option grants for all non-executive officers, and non-material changes to employee benefits. Such delegated decision-making is governed by guidelines established by the compensation & people committee.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. We have reviewed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022 and discussed them with Company management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

We have received from, and discussed with, PricewaterhouseCoopers LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board (the “PCAOB”). In addition, we have received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with us concerning independence, have considered the compatibility of non-audit services with the auditors’ independence and have discussed with PricewaterhouseCoopers LLP its independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Paul J. Clancy (chair)

Rahul Ballal

Maykin Ho

John M. Maraganore

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 1, 2023:

Name	Age	Position(s)
Brian Goff	54	Chief Executive Officer
James Burns	45	Chief Legal Officer
Cecilia Jones	48	Chief Financial Officer
Sarah Gheuens, M.D., Ph.D.	44	Chief Medical Officer, Head of Research & Development
Tsveta Milanova	46	Chief Commercial Officer

The biography of Mr. Goff can be found under “Nominees for Election to the Board of Directors.”

James Burns has served as chief legal officer of Agios since January 2022. Mr. Burns joined Agios in 2016 as a senior attorney and the first head of compliance, after which he served as Senior Vice President and General Counsel. Mr. Burns has more than 16 years of legal and compliance experience in the pharmaceutical industry. Prior to joining Agios, Mr. Burns held roles of increasing responsibility at EMD Serono Inc., a biotechnology company, culminating in his position as associate general counsel for commercial. Mr. Burns began his legal career as a corporate attorney at Testa, Hurwitz and Thibeault LLP and Goodwin Procter LLP. Mr. Burns holds a B.A. degree from Seton Hall University and a J.D. from Seton Hall University School of Law.

Cecilia Jones has served as chief financial officer of Agios since September 2022. Prior to joining Agios, Ms. Jones served as Chief Financial Officer of LogicBio Therapeutics, Inc., or LogicBio, a gene therapy company, from January 2021 to September 2022. Prior to joining LogicBio, Ms. Jones worked at Biogen, where she held a variety of roles beginning in November 2010, most recently serving as Vice President, Finance from June 2019 until January 2021 and as Senior Director, Corporate Finance from July 2015 to June 2019. Before Biogen, Ms. Jones served in various roles in financial planning and analysis at Interactive Data Corporation, a financial market data company, and Genzyme Corporation (prior to its acquisition by Sanofi S.A.). Ms. Jones has an M.B.A. from the Harvard Business School and an economics degree from Universidad de San Andres in Buenos Aires, Argentina.

Sarah Gheuens, M.D., Ph.D. has served as chief medical officer of Agios since September 2021 and as head of research & development since July 2022. She joined the company in December 2019, and prior to her appointment as chief medical officer, she served as head of clinical development for our genetically defined disease programs and as interim head of regulatory affairs. Dr. Gheuens has been instrumental in completing the pivotal phase 3 program for pyruvate kinase deficiency and leading simultaneous regulatory submissions to the FDA and EMA in this indication, as well as designing the pivotal programs for thalassemia, sickle cell disease and pediatric indications. Prior to joining Agios, Dr. Gheuens worked at Biogen from 2012 to 2019, where she held roles of increasing responsibility in safety, medical affairs and clinical development. Her work was critical for the approval of SPINRAZA®. Before joining Biogen, Dr. Gheuens worked at Beth Israel Deaconess Medical Center, or BIDMC, a hospital, from 2008 to 2012, taking care of patients with HIV and neurological complications and doing research on progressive multifocal leukoencephalopathy. Dr. Gheuens received her medical degree from the Free University of Brussels (VUB), Belgium, and completed her neurology residency at the University Hospital of the Free University of Brussels, Belgium, followed by an HIV/neurology fellowship at BIDMC. She also holds a Ph.D. in Medical Sciences from the University of Antwerp, Belgium, and a Master’s in Medical Sciences from Harvard Medical School.

Tsveta Milanova has served as chief commercial officer since January 2023. Prior to joining Agios, Ms. Milanova served as SVP, Head of US Commercial of Alexion from December 2020 to September 2022, as SVP, Head of Global Commercial Strategy of Alexion from January 2019 to December 2020 and SVP, Head of Global Value, Access & Policy of Alexion from April 2018 to December 2018. Prior to joining Alexion,

Ms. Milanova worked at Celgene from October 2008 to April 2018, where she held a variety of roles, most recently as Global Head, Pricing and Market Access Haematology/Oncology. Before Celgene, Ms. Milanova served as Global Health Outcomes Manager at GlaxoSmithKline R&D, a healthcare company, from October 2004 to October 2008. Ms. Milanova holds a master of science (MSc) degree in international health policy and health economics from the London School of Economics, a master of science (MSc) degree in pharmacy from the Medical University of Sofia, Bulgaria and is a graduate of Harvard’s Advanced Management Program.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation & people committee is responsible for reviewing and approving, or recommending for approval by the board of directors, the compensation of our named executive officers, or NEOs, including salary, cash and equity incentive compensation levels, severance arrangements, change in control benefits and other forms of executive compensation. This committee is also responsible for evaluating our company’s performance against its goals and making related recommendations to our board of directors, assessing the performance of our NEOs, and ensuring our compensation program is aligned with the objectives described below and competitive with those of other companies in our industry that compete with us for talent. This section discusses the principles underlying our compensation & people committee’s policies and decisions with respect to the compensation of our NEOs.

Our NEOs for 2022 were as follows:

•	Brian Goff, our chief executive officer;

•	Jacqualyn A. Fouse, Ph.D., our former chief executive officer prior to her resignation on August 8, 2022;

•	Cecilia Jones, our chief financial officer;

•	Jonathan Biller, our former chief financial officer and head of corporate affairs prior to his resignation on September 16, 2022;

•	James Burns, our chief legal officer;

•	Bruce Car, Ph.D., our former chief scientific officer prior to his resignation on July 31, 2022;

•	Sarah Gheuens, M.D., Ph.D., our chief medical officer, head of research & development; and

•	Richa Poddar, our former chief commercial officer prior to her departure from the company on December 31, 2022.

Say-on-Pay Vote Support and Stockholder Engagement

At our 2022 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Over 90% of the votes cast by stockholders on this proposal, excluding broker non-votes, were cast in support of the compensation paid to our named executive officers in 2021. While this vote is a non-binding advisory vote, our compensation & people committee and board of directors take the voting results into account in determining the compensation of our NEOs. In light of the strong level of support evidenced by last year’s say-on-pay vote, among other factors, our compensation & people committee decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation program this year.

Our compensation & people committee and board of directors will continue to consider stockholder input and monitor our executive compensation program to ensure it aligns the interests of our executive officers with the interests of our stockholders and adequately addresses input from our stockholders.

Executive Summary

Agios made significant strides during 2022, continuing the clinical development and commercialization of our PK activator programs. We obtained approval from the U.S. Food and Drug Administration, or FDA, of PYRUKYND® (mitapivat) for the treatment of hemolytic anemia in adults with PK deficiency, making it the first approved therapy for this rare blood disorder. In connection with the FDA approval and commercial launch of PYRUKYND®, we launched a robust set of access programs aimed at reducing or eliminating patient out-of-pocket costs for PYRUKYND®, including a copay program that lowers copays to $0 for eligible commercially-insured patients and a Patient Assistance Program that offers free prescriptions to eligible uninsured and underinsured patients, and launched the myAgios® patient support services program to provide a centralized resource to assist with support, access, education and adherence. Subsequently, in November 2022, we received marketing authorization from the European Commission for PYRUKYND® for the treatment of PK deficiency in adult patients in the European Union and in December 2022, we received marketing authorization in Great Britain for PYRUKYND® for the treatment of PK deficiency in adult patients under the European Commission Decision Reliance Procedure.

In addition to these commercial and regulatory achievements, we continued to advance our clinical pipeline across our portfolio. We initiated ACTIVATE-kids and ACTIVATE-kidsT, double-blind phase 3 studies evaluating the efficacy and safety of PYRUKYND® as a potential treatment for PK deficiency in not regularly transfused and regularly transfused patients between one and 18 years old, respectively. We continued to enroll across our ongoing pivotal trials, meeting our enrollment targets for our phase 3 trials of PYRUKYND® in thalassemia (ENERGIZE and ENERGIZE-T), and completing enrollment in the phase 2 portion of RISE UP, a phase 2/3 study evaluating the efficacy and safety of PYRUKYND® in sickle cell disease, or SCD, patients 16 years of age or older. With respect to AG-946, our novel PK activator, we continued to advance clinical development, initiated a SCD cohort in our ongoing phase 1 trial, and initiated a phase 2a study in adults with lower risk myelodysplastic syndrome, or LR MDS. We also announced that we plan to advance our late-stage research program focused on a phenylalanine hydroxylase stabilizer for the treatment of phenylketonuria. Finally, we evolved our approach to exploratory research and drug discovery to prioritize investment in advancing our late-lead optimization research, while continuing to progress our registration-enabling clinical programs and prioritizing in-licensing or acquiring assets for pipeline growth. As part of this shift in focus, our chief medical officer Sarah Gheuens, M.D., Ph.D., was also appointed head of research & development following the resignation of our chief scientific officer Bruce Car.

During 2022 we successfully executed on two executive leadership transitions. First, Brian Goff was named our chief executive officer and member of our board of directors effective August 8, 2022 following the transition of our former chief executive officer, Jacqualyn A. Fouse, Ph.D., to the role of chair of the board of directors. Second, Cecilia Jones was named our chief financial officer effective September 26, 2022 following the resignation of our former chief financial officer and head of corporate affairs Jonathan Biller. In addition, effective August 11, 2022, we added two new non-employee directors to our board of directors, Rahul Ballal, Ph.D. and Cynthia Smith. We believe that these executive leadership transitions and board additions position our company to execute on its strategic priorities.

In October 2022, we sold our rights to a royalty of 5% on U.S. net sales of Servier’s TIBSOVO® (ivosidenib tablets) to Sagard Healthcare Partners for a one-time payment of $131.8 million. This royalty stream was part of the consideration we received from the sale of our oncology business to Servier in 2021.

In addition to the above achievements, we attracted, retained and fostered the development of our human capital and strengthened our company culture of inclusion while addressing opportunities to increase the diversity of our team, and exercised financial discipline by managing our cash spending in line with our board-approved budget, thereby maintaining our balance sheet strength to continue to well-position the company in challenging macroeconomic conditions.

Based upon an evaluation of our performance against each of our goals for 2022 and the weighting assigned to each, the board determined, upon recommendation from the compensation & people committee, that we achieved an overall result of 90% for the year.

Executive Compensation Overview

To foster the future success of the company, we reward our executives in a manner that reinforces our pay-for-performance philosophy and culture. Our compensation & people committee is committed to ensuring that a substantial portion of executive compensation is “at-risk” and variable. As such, 89% of Dr. Fouse’s total direct compensation for 2022 and, on average, 76% of total direct compensation for 2022 for our other NEOs (excluding Mr. Goff and Ms. Jones, respectively, who joined the company during 2022 and whose respective new hire equity grants during 2022 were not representative of our annual compensation philosophy for executive officers) is variable and directly affected by both the company’s and each NEO’s performance. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our NEOs with a balance of short-term and long-term incentives to encourage consistently strong performance.

Upon the recommendation of our compensation & people committee, in February 2022, our board of directors approved the 2022 base salary and 2021 performance-based cash incentive award for Dr. Fouse. In April 2022, the board of directors approved an annual stock option, restricted stock unit, or RSU, and performance share unit, or PSU, award for Dr. Fouse. In February 2022, the compensation & people committee approved 2022 base salaries, 2021 performance-based cash incentive awards and annual stock option, RSU and PSU awards for our NEOs, other than Dr. Fouse, Mr. Goff and Ms. Jones. In July 2022, upon recommendation of our compensation & people committee, our board of directors approved the 2022 base salary, target 2022 performance-based cash incentive award, new hire equity awards (consisting of options, RSUs and PSUs) and relocation bonus for Mr. Goff, who was appointed chief executive officer effective August 8, 2022. In September 2022, our compensation & people committee approved the 2022 base salary, target 2022 performance-based cash incentive award, new hire equity awards (consisting of options, RSUs and PSUs) and sign-on bonus for Ms. Jones, who was appointed chief financial officer effective September 26, 2022.

Pursuant to the terms of her resignation, Dr. Fouse received a pro-rated performance-based cash incentive award for the period in which she served as chief executive officer during 2022. The resignation of Dr. Car and the departure of Ms. Poddar were determined by our compensation & people committee to be qualifying terminations under our Severance Benefits Plan, as amended, or the Severance Plan, described below under the heading “Employment, Severance and Change in Control Arrangements—Severance Benefits Plan.” In particular, the departures were deemed to be, in the case of Dr. Car, a resignation for good reason and not in connection with a change of control of the company, and, in the case of Ms. Poddar, a termination without cause or for good reason and not in connection with a change of control of the company. Therefore, the compensation & people committee determined that the company was obligated to pay Dr. Car and Ms. Poddar severance benefits under the Severance Plan, including: for Dr. Car, 100% of his 2022 target annual performance-based cash incentive payment equal to $238,703, and for Ms. Poddar, 100% of her 2022 target annual performance-based cash incentive payment equal to $202,500. Further, pursuant to the terms of her separation agreement, Ms. Poddar also received her actual 2022 annual performance-based cash incentive payment as adjusted for company performance.

In February 2023, the compensation & people committee approved 2023 base salaries, 2022 performance-based cash incentive awards and annual stock option, RSU and PSU awards for our NEOs, other than for Mr. Goff, Dr. Fouse, who resigned effective August 8, 2022, Mr. Biller, who resigned effective September 16, 2022, Dr. Car, who resigned effective July 31, 2022, and Ms. Poddar, who departed the company effective December 31, 2022. Upon the recommendation of our compensation & people committee, in February 2023, our board of directors approved the 2023 base salary, 2022 performance-based cash incentive award and annual stock option, RSU and PSU awards for Mr. Goff. See the section entitled “—2023 Executive Compensation Decisions” for more information regarding the 2023 compensation of our named executive officers.

We have developed and periodically reassess our executive compensation program to align with current governance and best practices while ensuring our ability to achieve our stated objectives and philosophy and support our ambitious business goals:

What We Do	What We Don’t Do

✓  Maintain an industry-specific peer group for benchmarking pay

✓  Target pay based on market norms

✓  Deliver executive compensation primarily through performance-based pay

✓  Set challenging short- and long-term incentive award goals

×   Allow hedging or pledging of equity

×   Re-price stock options

×   Offer perquisites or personal benefits beyond limited perquisites for new hires

×   Provide supplemental executive retirement plans

×   Provide tax gross ups for excise tax

✓  Cap annual performance-based cash incentive program payouts at 150% of the target payout level

✓  Maintain a clawback policy for equity and incentive compensation

✓  Require minimum levels of stock ownership by executives

✓  Offer market-competitive benefits for executives that are consistent with the rest of our employees

✓  Consult with an independent advisor on compensation levels and practices

Compensation Objectives and Philosophy

Our mission is to transform patients’ lives through leadership in the field of cellular metabolism, with the goal of creating differentiated, small molecule medicines for rare diseases. Our compensation & people committee believes that the most effective compensation program is one that rewards sustainable value creation for stockholders, by delivering strong company performance, as well as tangible progress toward achieving our mission to improve the lives of patients. The objectives of our compensation program are to:

•	attract and retain superior executive officers and other employees with outstanding skills and values who contribute to our long-term success;

•	provide incentives that motivate and reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and

•

align executives’ interests with those of stockholders by rewarding the achievement of short- and long-term strategic and financial goals, which we believe serves to enhance short- and long-term value creation for our stockholders.

To achieve its objectives, our compensation & people committee evaluates our executive compensation program with the goal of setting total compensation at levels that align with our culture, total rewards strategy, size, life stage and industry peers. Specifically, our compensation & people committee targets base salaries at the 50th percentile of our peer group, as discussed below, and seeks to ensure that such salaries reflect each executive’s level of experience, performance and responsibility and that such levels are competitive with those of other companies in our industry that compete with us for executive talent. Our compensation program also provides annual performance-based cash compensation that targets the 50th percentile of our peer group. The compensation & people committee utilizes a variety of factors to assess performance against company objectives including, among other things, achieving scientific, business, organizational and operational goals such as regulatory submissions and approvals; progress in our clinical trials and research programs; achieving key research and development milestones; maintaining the strong financial health of the company; maintaining key strategic relationships; adding to and developing internal competencies, including retention of high-performing employees; and achieving desired revenue and other financial metrics.

In addition, we provide a significant portion of our executive compensation in the form of equity incentive compensation through the grants of stock options and RSUs that vest over time, and PSUs that typically vest upon the achievement of specified corporate milestones. We believe our long-term incentive awards facilitate retention and align the interests of our NEOs with those of our stockholders by allowing them to participate in the longer-term success of our company and the intended appreciation of our stock price. Our compensation & people committee considers a number of factors when comparing to our peers in determining equity incentive compensation for our NEOs, including annual long-term incentive values, annual equity awards expressed as a percentage of total shares outstanding, total annual and cumulative dilution, the retentive value of outstanding awards and total equity ownership. Given the dynamic biopharmaceutical market, the compensation & people committee does not overemphasize any one perspective. Rather, the committee takes a holistic view, further considering the achievement of company goals and how that impacts total stockholder return, as well as market data of our peer group, when determining actual award levels for the NEOs. We believe that designing our overall compensation program in this manner is necessary and appropriate in order to attract and retain the quality of talent we need to successfully grow our business, achieve our challenging goals, sustain strong performance, and differentiate ourselves from those companies against which we compete for talent. However, any given individual employee’s compensation may vary from the targeted pay framework, based on the unique responsibilities and requirements of his or her position, his or her experience and other qualifications, internal parity relative to similar positions within the company, and individual or company performance relative to performance goals and the peer group to ensure appropriate pay-for-performance alignment.

Overview of Executive Compensation Process

As a part of determining NEO performance and compensation, our compensation & people committee receives recommendations from our chief executive officer (except with respect to his or her own performance and compensation). Our chief executive officer’s performance and compensation is approved by our board of directors based upon the recommendation of our compensation & people committee. The evaluation of each of our named executive officers is based on our overall corporate performance against annual goals that are approved by the board of directors at the beginning of each year, as discussed in more detail below.

The compensation & people committee has the sole authority to retain, at our expense, one or more third-party compensation consultants to assist the compensation & people committee in performing its responsibilities. The compensation & people committee may terminate the services of the consultant if the compensation & people committee deems it appropriate. In 2022, the compensation & people committee utilized the services of the Human Capital Solutions practice at Aon plc (formerly Radford), or Aon, to assist it in fulfilling its responsibilities. Aon was retained exclusively by the compensation & people committee and has not been retained by management to perform any work for the company other than projects performed at the direction of the compensation & people committee. Aon provides analysis and recommendations regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive and board of directors’ compensation benchmarking;

•	compensation practices of our peer group, including executive severance arrangements;

•	compensation philosophy and programs, including risk assessment, for executives and non-executives;

•	stock utilization and other metrics; and

•	board of directors’ compensation.

In addition, we subscribe to Aon’s various global annual and specialized life sciences and general industry surveys on an ongoing basis. Aon advised the compensation & people committee on all of the principal aspects of executive compensation for 2022. Aon consultants attend meetings of the compensation & people committee, including executive sessions in which executive compensation issues are discussed, when requested to do so. Aon reports to the compensation & people committee and not to management, although it meets with management for purposes of gathering information for its analyses and recommendations. The compensation & people committee annually evaluates its engagement of compensation consultants, and selected Aon to advise with respect to compensation matters based on Aon’s industry experience and reputation, which our compensation & people committee concluded gave Aon useful context and knowledge to advise it. The compensation & people committee has assessed the independence of Aon pursuant to Securities and Exchange Commission and Nasdaq rules and concluded that no conflict of interest exists that would prevent Aon from independently advising the compensation & people committee.

Annual base salaries for the current year, and annual performance-based cash incentives and equity incentive awards for the prior year are generally determined in the first quarter of the year based on company and individual performance of the prior year, as well as other factors, including compensation trends in the biopharmaceutical industry and among our benchmark peers. Our compensation & people committee may also review or determine the compensation of our executive officers throughout the course of the year, including in connection with new hires, promotions or other special circumstances as our compensation & people committee determines appropriate.

Use of Comparator Peer Group

The compensation & people committee benchmarks our executive compensation against a peer group of companies to determine competitiveness and market trends. The compensation & people committee reviews the companies in our peer group annually, reviews Aon’s recommendations regarding which companies should be included in the peer group and makes adjustments as necessary to ensure the peer group continues to properly reflect comparable companies based on industry, market capitalization and headcount, as well as companies with which we compete for talented executives. The compensation & people committee also annually reviews the executive pay practices of other similarly situated companies as reported by Aon through industry surveys and proxy analysis. These surveys are specific to the biopharmaceutical and biotechnology sectors. We request customized reports of these surveys so that the compensation data reflect the practices of companies that are similar to us. The compensation & people committee considers this information when making determinations for each element of compensation.

In developing the peer group of companies to inform 2022 compensation decisions, our compensation & people committee, with the assistance of Aon, established a peer group of 13 publicly traded, national and regional companies in the biopharmaceutical industry based on a balance of the following criteria:

•

companies with a market capitalization of between $1.5 billion and $10 billion, approximately 150 to 1,500 employees, and a late-stage clinical or early commercial-stage portfolio with a focus on rare diseases;

•	companies against which we believe we compete for executive talent; and

•	public companies based in the United States whose compensation and financial data are available in proxy statements or other public documents.

Based on these criteria, our peer group for 2022 was comprised of the following companies:

ACADIA Pharmaceuticals Inc.	Blueprint Medicines Corporation	Nektar Therapeutics

Acceleron Pharma, Inc.	Dicerna Pharmaceuticals, Inc.	Sage Therapeutics, Inc.

Amicus Therapeutics, Inc.	FibroGen, Inc.	Ultragenyx Pharmaceutical Inc.

Apellis Pharmaceuticals, Inc.	Global Blood Therapeutics, Inc.

bluebird bio, Inc.	Insmed Incorporated

The compensation & people committee believes the compensation practices of our peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our NEOs. Notwithstanding the similarities of the peer group to our company, due to the nature of our business, we compete for executive talent with many companies that are larger and more established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require that our compensation & people committee vary from its historic compensation practices or deviate from its general compensation philosophy under certain circumstances.

For the purposes of informing 2023 compensation decisions, the compensation & people committee, with the advice of Aon, examined the peer group list and, with reference to market capitalization, therapeutic area, stage of development, number of employees and other key business metrics, approved the following 2023 peer group:

ACADIA Pharmaceuticals Inc.	Blueprint Medicines Corporation	Nektar Therapeutics

Albireo Pharma, Inc.*	FibroGen, Inc.	Sage Therapeutics, Inc.

Amicus Therapeutics, Inc.	Global Blood Therapeutics, Inc.	Travere Therapeutics, Inc.*

Apellis Pharmaceuticals, Inc.	Insmed Incorporated	Ultragenyx Pharmaceutical Inc.

Biocryst Pharmaceuticals, Inc.*	Mirum Pharmaceuticals, Inc.*

*addition to 2023 peer group

Our compensation & people committee made adjustments to our 2023 peer group to ensure it represented a group of biopharmaceutical companies that aligns to us in key measures based on our disease area focus, the current state of our commercialization efforts, and development pipeline, focusing on companies with approximately 150 to 1,500 employees, a market capitalization between $400 million and $4 billion, a late-stage clinical or early commercial-stage portfolio with a focus on rare diseases, and annual revenue of less than $500 million. Specifically, bluebird bio, Inc. was removed from the 2023 peer group because its market capitalization moved outside of our targeted range, and Acceleron Pharma, Inc. and Dicerna Pharmaceuticals, Inc. have each been removed from the 2023 peer group due to each company having been acquired. Albireo Pharma, Inc., Biocryst Pharmaceuticals, Inc., Mirum Pharmaceuticals, Inc. and Travere Therapeutics, Inc. were added to the 2023 peer group.

Executive Compensation Elements

The primary elements of our executive compensation program are:

•	base salary;

•	annual performance-based cash incentives;

•	equity incentive awards;

•	severance and change in control benefits;

•	broad-based health and welfare benefits; and

•	broad-based 401(k) plan.

Our compensation & people committee uses its judgment to allocate long-term and short-term compensation for our NEOs, in alignment with our pay-for-performance philosophy and the long-term interests of stockholders. After reviewing information provided by our compensation consultant and other relevant data, our compensation & people committee exercises its judgment to determine what it believes to be the appropriate level and mix of the various compensation components. The committee generally strives to provide our NEOs with a balance of short-term and long-term incentives to encourage consistently strong performance. Ultimately, the objective in allocating between long-term and short-term compensation is to ensure adequate base compensation to attract and retain talent, while providing incentives to maximize long-term value for our company and our stockholders. Therefore, we provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis and in the form of performance-based cash incentive compensation to incentivize and reward performance based on specific annual company goals. To further focus our executives on longer-term performance, we rely upon equity-based awards that vest over a meaningful period of time or upon the achievement of meaningful corporate milestones, thereby reinforcing stockholder value creation. In addition, we provide our executives with benefits that are available to all employees, including medical, vision and dental insurance; life and disability insurance; medical and dependent care flexible spending accounts; a 401(k) plan; and an opportunity to invest in our company pursuant to our employee stock purchase plan. Finally, we offer our executives severance benefits to align with market practice and to incentivize them to continue to strive to achieve stockholder value in connection with change in control situations.

Base Salaries

Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our NEOs. Base salaries for our NEOs typically are established through arm’s length negotiation at the time the NEO is hired, taking into account the position for which the NEO is being considered and the NEO’s qualifications, prior experience and salary expectations. None of our NEOs is currently party to an employment agreement that provides for automatic or scheduled increases in base salary and we do not provide formulaic base salary increases to our NEOs. However, on an annual basis, our compensation & people committee reviews and evaluates, with input from our chief executive officer (other than with respect to himself or herself), the need for adjustment of the base salaries of our NEOs based on changes and expected changes in the scope of a NEO’s responsibilities, including promotions, the individual contributions made by and performance of the NEO during the prior year, the NEO’s performance over a period of years, overall labor market conditions, the relative ease or difficulty of replacing the executive with a well-qualified person, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the NEO’s salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our board of directors with other companies.

In February 2022, based on a review of market data provided by Aon, the current compensation levels of our NEOs and company performance and individual contributions, our compensation & people committee or board of directors, as applicable, approved 2022 salary increases for Dr. Fouse, Mr. Biller, Dr. Car, Dr. Gheuens and Ms. Poddar. Mr. Burns was appointed chief legal officer in December 2021, effective January 1, 2022, and his salary was approved by our compensation & people committee at that time and as a result, Mr. Burns did not receive a salary increase in February 2022. Mr. Goff was appointed chief executive officer effective August 8, 2022, and his base salary was determined by the board of directors, upon recommendation by the compensation & people committee, in July 2022. Ms. Jones was appointed chief financial officer effective September 26, 2022, and her base salary was approved by the compensation & people committee in August 2022.

The 2021 and 2022 annual base salaries of each of our NEOs were:

	2021 Base Salary ($)	2022 Base Salary ($)	% Change
Brian Goff	—	775,000	—
Jacqualyn A. Fouse, Ph.D.	760,000	775,000	2.0	%(1)
Cecilia Jones	—	475,000	—
Jonathan Biller	530,140	546,044	3.0	%(1)
James Burns	412,000	460,000	11.7	%(2)
Bruce Car, Ph.D.	515,000	530,450	3.0	%(1)
Sarah Gheuens, M.D., Ph.D.	500,000	550,000	10.0	%(3)
Richa Poddar(4)	450,000	450,000	—

(1)	Increase reflects merit-based adjustment.

(2)	Mr. Burns was appointed as chief legal officer effective January 1, 2022, and his salary was increased effective at that time to reflect his new role.

(3)

Our compensation & people committee approved an increase to Dr. Gheuens’ salary of 4% (to $520,000) in February 2022. In September 2022, the compensation & people committee approved an additional increase of 6% (to $550,000), effective as of August 1, 2022, to reflect Dr. Gheuens’ additional responsibilities as head of research & development.

(4)	Ms. Poddar was promoted to chief commercial officer in December 2021, and her salary was increased at that time to reflect her new role. Ms. Poddar departed the company effective December 31, 2022.

Annual Performance-based Cash Incentives

We have designed our annual performance-based cash incentive program, which is guided by specified annual corporate and individual goals and contributions, to emphasize pay-for-performance and to reward our NEOs for our performance during the preceding year. The target pay opportunity of the annual cash incentive for the chief executive officer is determined by our board of directors, based upon the recommendation of our compensation & people committee, and the amount of the target pay opportunity of the annual cash incentive for all other NEOs is determined by our compensation & people committee with input from our chief executive officer. In making such determinations and recommendations, the compensation & people committee examined the totality of anticipated and unanticipated achievements by us and each NEO in the preceding year, including our performance against specific research, clinical, operational and financial company goals. In recent years, these annual company goals have primarily focused on the advancement of our lead programs.

Our compensation & people committee determined to formally cap annual cash incentive program funding in any given year at 150% of the target payout level. Under our annual incentive program, individual cash incentive awards are determined by first establishing a cash incentive pool, which is adjusted based upon recommendations by our compensation & people committee and upon approval by our board of directors based on the company’s performance as measured against the company’s annual goals and then allocated among all eligible plan participants. Below is the list of the company’s 2022 goals and relative weighting assigned to each goal, as considered by our compensation & people committee and board of directors in their respective assessment of company performance in 2022.

1)	Successfully launch mitapivat as the first available treatment for adults with PK deficiency: relative weighting 30%

•	Achieve FDA approval for mitapivat in adults with PK deficiency by the end of the first quarter;

•	Achieve target of new on-label patients with PK deficiency by the end of the fourth quarter;

•	Achieve revenue target for mitapivat in adults with PK deficiency by the end of the fourth quarter; and

•	Achieve marketing authorization from the European Commission for PYRUKYND® for the treatment of PK deficiency in adult patients by the end of the fourth quarter.

2)	Advance PK activator programs, including progressing pivotal programs in thalassemia and SCD and expanding into LR MDS: relative weighting 45%

•	Achieve target number of sites ready to enroll in thalassemia phase 3 studies (ENERGIZE/ENERGIZE-T) by the end of the fourth quarter;

•	Enroll 50% of patients in ENERGIZE phase 3 study by the end of the fourth quarter;

•	Enroll 50% of patients in ENERGIZE-T phase 3 study by the end of the fourth quarter;

•	Achieve last-patient-in for the phase 2 portion of the RISE UP study by the end of the fourth quarter ; and

•	Achieve first-patient-in for the phase 2a study of AG-946 in LR MDS by the second half of the year.

3)	Advance early clinical and discovery pipeline in new focus areas: relative weighting 25%

•	Achieve two new development candidates; and

•	Achieve two new validated targets.

Certain of these corporate goals include highly sensitive and competitive data, including preclinical, clinical, regulatory and financial targets. We do not disclose the specific portions of these goals because we believe that such disclosure would result in competitive harm to us. We purposely set these goals at challenging levels. Revealing certain elements of these goals could potentially reveal insights about our preclinical, clinical, regulatory and strategic plans or objectives that our competitors or potential collaborators could use against us.

In addition to these goals, our compensation & people committee and board of directors evaluated the company’s performance with respect to maintaining financial strength and developing our strategy, organization and culture to ensure execution of our long-term vision. These factors included managing our financials in line with board-approved budget; cultivating our human capital by attracting, developing and retaining talented employees while managing employee attrition; and maintaining and improving organizational health and resiliency. In evaluating these factors, our compensation & people committee and board of directors apply a discretionary modifier of 80% to 120% to the company’s weighted goal achievement in order to arrive at our overall company performance score for the year.

In January 2023, our chief executive officer recommended to our compensation & people committee that our company’s performance against 2022 goals be assessed based on achievements against these goals during the year, which achievements are discussed above under “Compensation Discussion and Analysis—Executive Summary”. Based on the company’s achievement against our 2022 goals, the overall company performance score for 2022 was determined to be 90% by our board of directors upon the recommendation of the compensation & people committee. Below is our relative weighted performance against our 2022 goals, as determined by our board of directors.

2022 Corporate Goals	Weighting	Assessment (out of 100%)	Weighted Performance
Launch of mitapivat	30%	70%	21%
Advance PK Activators	45%	100%	45%
Advance early clinical and discovery pipeline	25%	112%	28%

Total	100%		94%
Maintain financial strength and develop strategy, organization and culture to ensure execution of company’s long-term vision (80%-120% multiplier)			96%
Adjusted Company Performance Score = Total Weighted Performance X Multiplier			90%

Our compensation & people committee also evaluates the individual performance of our NEOs, with the input of our chief executive officer in the case of the evaluation of our other NEOs, and makes recommendations to our board of directors with regard to the evaluation of our chief executive officer’s individual performance. Consistent with this process, our compensation & people committee assessed the performance of Dr. Fouse and Mr. Goff in 2022 based on our relative achievement of our corporate goals as well as their leadership in driving the execution of our strategic plans.

In assessing the individual performance of our continuing NEOs other than our chief executive officer, our compensation & people committee, with the input of our chief executive officer, considered each such officer’s individual contributions to the completion of our goals, and the officer’s individual achievements in helping to build the company and execute on our strategy. These achievements include the following:

•

Ms. Jones joined Agios in September 2022 and made a number of notable achievements including the finalization of our 2023 budget plans; advising on a number of strategic initiatives; and further developing our finance, investor relations and external communications functions.

•

In 2022, Dr. Gheuens, led our clinical and regulatory teams responsible for: regulatory interactions and approvals for PYRUKYND® in the United States, European Union and Great Britain; planning and execution of our clinical development activities in pediatric PK deficiency, thalassemia and SCD. Dr. Gheuens also assumed leadership and consolidated functional ownership of our research & development team following the resignation of Dr. Car.

•

In 2022, Mr. Burns led our legal and compliance functions; coordinating compliance efforts around our U.S. launch of PYRUKYND®; and advising company management on business development and legal matters, including the sale of our TIBSOVO® royalty rights to Sagard.

Based on company and individual performance, our board of directors approved, upon the recommendation of the compensation & people committee, the 2022 cash incentive payment for our chief executive officers serving during 2022 (Mr. Goff and Dr. Fouse), and the compensation & people committee approved the 2022 cash incentive payments for our other NEOs, as follows:

	Target Award as % of Base Salary	2022 Actual Cash Incentive Payment ($)	2022 Actual Cash Incentive Payment (% of Target Award)
Brian Goff(1)	70%	195,300	90%
Jacqualyn A. Fouse, Ph.D.(2)	70%	292,950	90%
Cecilia Jones(3)	45%	96,188	90%
Jonathan Biller(4)	45%	—	—
James Burns	45%	186,300	90%
Bruce Car, Ph.D.(5)	45%	—	—
Sarah Gheuens, M.D., Ph.D.	45%	222,750	90%
Richa Poddar(5)	45%	182,250	90%

(1)	Mr. Goff’s 2022 annual cash incentive payment was pro-rated for the period he served as chief executive officer during 2022 to 40%.

(2)	Dr. Fouse’s 2022 annual cash incentive payment was pro-rated for the period she served as chief executive officer during 2022 to 60%.

(3)	Ms. Jones’ 2022 annual cash incentive payment was pro-rated at 50%, pursuant to the terms of her employment agreement.

(4)	Mr. Biller was not eligible for a 2022 cash incentive award.

(5)

Dr. Car’s resignation and Ms. Poddar’s departure were determined by our compensation & people committee to be qualifying terminations under our Severance Plan, described below under the heading “Employment, Severance and Change in Control Arrangements—Severance Benefits Plan.”. In particular, the departures were deemed to be, in the case of Dr. Car, a resignation for good reason and not in connection with a change of control of the company, and, in the case of Ms. Poddar, a termination without cause or for good reason and not in connection with a change of control of the company, and therefore the compensation & people committee determined that the company was obligated to pay Dr. Car and Ms. Poddar severance benefits under the Severance Plan, including: for Dr. Car, 100% of his target annual performance-based cash incentive payment equal to $238,703, and for Ms. Poddar, 100% of her target annual performance-based cash incentive payment equal to $202,500. In addition, pursuant to the terms of her separation agreement, Ms. Poddar also received her 2022 actual performance-based cash incentive payment as adjusted for company performance of 90% as set forth in the table above.

The 2022 cash incentive payments for all employees, including the NEOs who were entitled to such payments, were paid in 2023.

Other than as discussed below under “—2023 Executive Compensation Decisions”, the annual cash incentive target award percentages for 2023 performance for our continuing NEOs remain unchanged from 2022.

Performance-Based Cash Bonus Plan

On December 12, 2022, our compensation & people committee adopted a performance-based cash bonus plan, pursuant to which Mr. Burns, Dr. Gheuens and other members of management are eligible to receive a performance-based cash bonus upon our achievement of a milestone relating to the company’s ongoing ENERGIZE clinical trial by the end of April 2024. Specifically, upon achievement of this performance condition, Mr. Burns and Dr. Gheuens will be entitled to receive an amount equal to 1 times (in the case of Mr. Burns) and 1.25 times (in the case of Dr. Gheuens) their target 2022 annual cash incentive payment (the “baseline bonus amount”), equal to $207,000 and $309,375, respectively. If the performance condition is achieved prior to April 2024, Mr. Burns and Dr. Gheuens will instead be entitled to receive a payment in the amount of 1.2 times the baseline bonus amount, equal to $248,400 and $371,250, respectively. Receipt of the performance-based cash bonus is conditioned upon each of Mr. Burns and Dr. Gheuens being employed with the company at the time the performance condition is achieved. Our other NEOs are not entitled to any payments under such performance-based cash bonus plan.

Equity Incentive Awards

Our equity award program is the primary long-term incentive compensation vehicle for our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. Our executives benefit from stock options and RSUs as our stock price increases through the creation of stockholder value; similarly, the PSU awards granted to our executives vest only after the achievement of specified company performance milestones, or upon the achievement of a stock price threshold. Accordingly, we believe stock option, RSU and PSU awards provide meaningful incentives to our executives to increase the value of our stock over time. In addition, the vesting features of our equity grants contributes to executive retention by providing an incentive to our executives to remain employed with us during the vesting period.

Equity compensation represents the largest at-risk component of our NEOs’ compensation arrangements. We believe that it is appropriate to align the interests of our NEOs with those of our stockholders to achieve and sustain long-term stock price appreciation. We typically use stock option, RSU and PSU awards to compensate our NEOs in the form of initial grants in connection with the commencement of employment. We have historically granted stock options, RSUs and, beginning in 2022, PSUs on an annual basis thereafter. In addition, from time to time we have granted certain employees, including our NEOs, supplemental RSU and/or PSU awards in order to further promote retention and emphasize individual employees’ impact on our organizational success.

We grant equity awards to our NEOs with both time-based and performance-based vesting. The stock options that we grant to our NEOs with time-based vesting typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date, and as to an additional 1/48th of the shares underlying the option monthly thereafter. The RSUs we grant to our NEOs typically vest in equal annual installments on each anniversary of the date of grant, until the third anniversary of such date. The PSU awards that we grant to our NEOs generally vest in connection with the achievement of specified company performance milestones. The exercise price of all stock options equals the fair market value of shares of our common stock on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. Vesting for stock options ceases on termination of service and exercise rights for stock options cease shortly after termination of service except in the case of death or disability. Vesting of both RSU and PSU awards ceases upon termination of service.

In specified termination and change in control circumstances, equity awards held by our NEOs are subject to accelerated vesting. See “—Severance and Change in Control Benefits” below for further information.

Annual Equity Grants

Our compensation & people committee and board of directors, as applicable, determined that the mix for the 2022 annual equity grants to our NEOs be split approximately as follows: 50% in stock options, 25% in RSUs and 25% in PSUs, based on grant date value, for our NEOs other than Mr. Goff and Ms. Jones. Mr. Goff and Ms. Jones commenced employment with the company during 2022, and as a result did not receive annual equity grants in 2022. For information regarding the equity grants received by Mr. Goff and Ms. Jones upon their commencement of employment, see “New Hire Equity Grants” below. The compensation & people committee and board of directors determined that the equity mixes for annual grants and new hire awards were appropriate to ensure that compensation remains tied to stock performance and achievement of meaningful corporate milestones (through stock options and PSUs) and promotes retention (via RSUs that vest over time to deliver equivalent value to stock options while using fewer authorized shares). As noted below under “2023 Executive Compensation Decisions”, our compensation & people committee determined that annual equity awards for our NEOs (other than our chief executive officer) continue to be split approximately 50% in stock options, 25% in RSUs and 25% in PSUs, based on grant date value, for 2023, in order to closely align executive compensation with the achievement of meaningful corporate milestones.

None of our NEOs are currently party to an employment agreement that provides for an automatic award of equity grants, other than initial equity awards made in connection with the start of employment.

In determining the size of the annual stock option, RSU and PSU grants to our NEOs, our compensation & people committee, with the assistance from Aon, considers our company performance, individual performance, the potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the NEOs and the vesting terms of such prior awards, the company’s broader organizational equity needs and overall dilution, as well as industry and peer group benchmark data. We evaluate our equity award program on an annual basis to ensure that it appropriately links to our long-term performance by aligning the interests of our executives and our stockholders, remains competitive with industry and peer benchmarks and is consistent with our overall equity needs and dilution levels. Annual equity awards are typically granted to our NEOs effective March 1 of the applicable year. During 2022, due to ongoing discussions and considerations relating to our planning for a transition of our chief executive officer, the annual equity award for Dr. Fouse was granted on April 8, 2022.

In 2022, our compensation & people committee made annual equity incentive awards in the form of stock options, RSUs and PSUs to our NEOs employed at that time (other than to Dr. Fouse) in the amounts set forth opposite their respective names in the table below. In 2022, our board of directors, upon recommendation from our compensation & people committee, made annual equity incentive awards in the form of stock options, RSUs and PSUs to Dr. Fouse in the amounts set forth opposite her name in the table below. In the case of each award, these grants were based on the NEO’s existing equity incentive holdings, level of responsibility within our company, equity ownership in relation to the peer group benchmark, and the compensation & people committee’s assessment (or our board of directors’ assessment, in the case of our chief executive officer) of the NEO’s individual performance and our overall company performance, in each case without reference to any specific metric.

	2022 Annual Stock Option Awards (1)(2)	2022 Annual RSU Awards (1)(3)	2022 Annual PSU Awards (1)(4)
Brian Goff(5)	—	—	—
Jacqualyn A. Fouse, Ph.D.	170,000	47,800	47,800
Cecilia Jones(6)	—	—	—
Jonathan Biller	41,000	11,500	11,500
James Burns	41,000	11,500	11,500
Bruce Car	41,000	11,500	11,500
Sarah Gheuens, M.D., Ph.D.	41,000	11,500	11,500
Richa Poddar	41,000	11,500	11,500

(1)

Our compensation & people committee approved the grants effective as of March 1, 2022 for our then-serving NEOs, other than Dr. Fouse. Our board of directors, upon the recommendation from the compensation & people committee, approved the grants effective as of April 8, 2022 for Dr. Fouse.

(2)

The options granted to the NEOs (other than to Dr. Fouse) have an exercise price of $32.20 per share, the closing price on the date of grant. The options granted to Dr. Fouse have an exercise price of $29.46 per share, the closing price on the date of grant. The options are subject to time-based vesting, with 25% of the shares underlying the award vesting on the first anniversary of the grant date and the remaining shares vesting monthly thereafter in equal increments over 36 months, subject to continued service.

(3)

The RSUs are subject to time-based vesting, with one-third of the shares of common stock underlying the RSUs vesting on the first, second and third anniversaries of the grant date, subject to continued service.

(4)

The PSUs vest as to one-half of the underlying shares of common stock upon the achievement of each of one specified clinical milestone and one specified commercial milestone, subject to continued service.

(5)	Mr. Goff did not receive annual equity incentive awards in 2022. For information about his new hire equity grants, see “—New Hire Equity Grants” below.

(6)	Ms. Jones did not receive annual equity incentive awards in 2022. For information about her new hire equity grants, see “—New Hire Equity Grants” below.

New Hire Equity Grants

In connection with the start of Mr. Goff’s and Ms. Jones’s employment on August 8, 2022 and September 26, 2022, respectively, the compensation committee, or board of directors, as applicable, granted them equity awards in the form of stock options, RSUs and PSUs, as reflected in the table below. These awards were granted outside our 2013 Stock Incentive Plan, as inducements material to Mr. Goff’s and Ms. Jones’ entry into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

	New Hire Stock Option Awards (1)	New Hire RSU Awards (2)	New Hire PSU Awards (3)
Brian Goff	561,083	68,073	170,183
Cecilia Jones	118,390	22,417	10,760

(1)

The options granted to Mr. Goff and Ms. Jones have an exercise price of $29.38 per share and $27.88 per share, respectively, the closing price on the dates of grant. The options are subject to time-based vesting, with 25% of the shares underlying the award vesting on the first anniversary of the grant date and the remaining shares vesting monthly thereafter in equal increments over 36 months, subject to continued service.

(2)

The RSUs are subject to time-based vesting, with one-third of the shares of common stock underlying the RSUs vesting on the first, second and third anniversaries of the grant date, subject to continued service.

(3)	The PSUs vest as to the underlying shares of common stock upon the achievement of specified research, clinical and regulatory milestones, subject to continued service.

Performance Share Units (PSUs)

In addition to annual stock option and RSU grants, we grant PSUs to our executives, including our NEOs, in order to further align executive incentives with critical value drivers for the business. We have multiple PSU programs for our executives under which PSUs will vest only after the achievement of specified performance milestones or, in the case of the initial PSU grant to Dr. Fouse, a stock price milestone, as described below. Beginning in 2022, our compensation & people committee formally introduced PSUs as part of the annual equity grants to our executives, including our NEOs.

2019 Chief Executive Officer PSU Grant

The PSUs granted to Dr. Fouse at the start of her employment vest if, during the five-year period beginning on February 1, 2019 and ending on February 1, 2024, the closing price of our common stock equals or exceeds $120 per share for at least 20 consecutive trading days at any time during such five-year period. These awards continue to be eligible to vest subject to Dr. Fouse’s continued provision of service as a director.

2019 PSU Program

The PSUs that we granted to our then-current NEOs during 2019, and to Dr. Car upon the start of his employment in January 2020, were scheduled to vest as to one-third of the underlying shares upon our compensation & people committee’s determination of the achievement of each of the following milestones, the performance period for which expired on December 31, 2022:

•	Meeting our internal forecast for sales of TIBSOVO® in the untreated acute myeloid leukemia, or AML, population over the 12 months following FDA approval of a company-sponsored sNDA submission for TIBSOVO® as a monotherapy for the treatment of patients with newly diagnosed AML (milestone determined to be achieved by the compensation & people committee in April 2020);

•

Receipt of written notice by the FDA of its approval of a new drug application, or NDA, for a company-sponsored submission for an investigational drug in the company’s PKR program (milestone determined to be achieved by the compensation & people committee in February 2022); and

•

Receipt of written notice by the FDA of its acceptance of a company-sponsored investigational new drug application, or IND, for a development candidate with a new mechanism of action for the company (milestone not achieved).

Upon the expiration of the performance period for the 2019 PSU program on December 31, 2022, one-third of the shares underlying these PSUs (relating to the third, unachieved milestone) expired, and such PSUs were forfeited.

2021 PSU Program

The PSUs that we granted to our then-current NEOs in February 2021 and in connection with the appointments of Dr. Gheuens to chief medical officer and Ms. Poddar as chief commercial officer in September 2021 and December 2021, respectively, vest as to one-half of the underlying shares upon our compensation & people committee’s determination of the achievement of each of the following milestones, the performance period for which expires on December 31, 2024:

•	Exceeding our internal target for the number of PK deficiency patients treated with PYRUKYND® in the 12 months from start of U.S. commercial launch (milestone not achieved); and

•	Meeting the primary endpoint in a pivotal trial of mitapivat in thalassemia (milestone not yet achieved).

2022 PSU Program

The PSUs that we granted to our NEOs (including to Ms. Jones upon her commencement of employment and other than Mr. Goff), in 2022, vest as to one-half of the underlying shares upon our compensation & people committee’s determination of the achievement of each of the following milestones, the performance period for which expires as set forth below:

•

Receipt of written notice by the FDA of its acceptance of a company-sponsored IND for a development candidate in a non-PKR activator program prior to December 31, 2023 (milestone not yet achieved); and

•	Meet primary endpoint of the mitapivat phase 2 SCD study (RISE UP) by December 31, 2025 (milestone not yet achieved).

The PSUs that we granted to Mr. Goff in August 2022 in connection with his appointment as our chief executive officer vest as to the underlying shares upon our compensation & people committee’s determination of the achievement of each of the following milestones, the performance period and relative weight for each milestone as set forth below:

•

Clearance or approval by the FDA of the first IND submitted by the company for a development candidate in a non-PKR activator program by December 31, 2023 (10% of underlying shares; milestone not yet achieved);

•	Confirmation that one of two pivotal trials of mitapivat in thalassemia has met its primary endpoint by December 31, 2024 (15% of underlying shares; milestone not yet achieved);

•	Confirmation that the second of two pivotal trials of mitapivat in thalassemia has met its primary endpoint by December 31, 2024 (15% of underlying shares; milestone not yet achieved);

•

Clearance or approval by the FDA of a second IND submitted by the company for a development candidate in a non-PKR activator program or company in-licensing of an FDA cleared or approved IND for a non-PKR activator program by December 31, 2025 (15% of underlying shares; milestone not yet achieved);

•	Meet primary endpoint of the mitapivat phase 2 SCD study (RISE UP) by December 31, 2025 (15% of underlying shares; milestone not yet achieved);

•	Receipt by the company of written notice from the FDA of its approval of mitapivat for use in thalassemia by December 31, 2026 (15% of underlying shares; milestone not yet achieved); and

•

Confirmation of positive results in a phase 3 clinical trial of mitapivat sufficient to support an NDA filing in SCD in the United States by December 31, 2026 (15% of underlying shares; milestone not yet achieved).

2023 PSU Program

The PSUs that we granted to our continuing NEOs in March 2023 vest as to one-half of the underlying shares upon our compensation & people committee’s determination of the achievement of each of the following milestones (which are also included in the milestones for Mr. Goff’s 2022 PSU awards, described above):

•

Clearance or approval by the FDA of a second IND submitted by the company for a development candidate in a non-PKR activator program or company in-licensing of an FDA cleared or approved IND for a non-PKR activator program by December 31, 2025 (milestone not yet achieved); and

•	Receipt by the company of written notice from the FDA of its approval of mitapivat for use in thalassemia by December 31, 2026 (milestone not yet achieved).

We believe that PSUs further increase the performance orientation of our executive compensation program thereby leading to the compensation & people committee’s decision to formally include PSUs as part of the annual equity award mix for our executives. The PSU milestones are intended to ensure a diverse representation of objectives targeted at critical value creating objectives for the company.

2023 Executive Compensation Decisions

In February 2023, our compensation & people committee approved 2023 base salaries, target annual performance-based cash incentive percentages and annual stock option, RSU and PSU awards for our continuing NEOs, other than Mr. Goff. In February 2023, our board of directors, upon the recommendation of our compensation & people committee, approved the 2023 base salary, target annual performance-based cash incentive percentage and annual stock option, RSU and PSU awards for Mr. Goff. The table below sets forth the 2023 compensation levels for our continuing NEOs.

	2023 Target Bonus Award (%)	Change in Target Bonus Award from 2022	2023 Base Salary ($)	% Base Salary Increase over 2022		2023 Equity Incentive Awards (Options)(1)		2023 Equity Incentive Awards (RSUs)(2)		2023 Equity Incentive Awards (PSUs)(3)
Brian Goff	70%	—	$798,250	3	%(4)	94,500	(5)	25,500	(5)	25,500	(5)
James Burns	45%	—	$497,007	8	%(6)	44,000		12,000		12,000
Sarah Gheuens, M.D., Ph.D.	45%	—	$566,500	3	%(4)	44,000		12,000		12,000
Cecilia Jones	45%	—	$484,500	2	%(4)	22,000	(7)	6,000	(7)	12,000

(1)

Effective March 1, 2023, our compensation & people committee, or board of directors, as applicable, approved the grant of these stock option awards for our continuing NEOs, at an exercise price of $25.01 per share, the closing price on the date of grant. The options are subject to time-based vesting, with 25% of the shares underlying the award vesting on the first anniversary of the grant date and the remaining shares vesting monthly thereafter in equal increments over 36 months, subject to continued service.

(2)

Effective March 1, 2023, our compensation & people committee, or board of directors, as applicable, approved the grant of these RSUs to our continuing NEOs. The RSUs are subject to time-based vesting, with one-third of the shares of common stock underlying the RSUs vesting on the first, second and third anniversaries of the grant date, subject to continued service.

(3)

Effective March 1, 2023, our compensation & people committee, or board of directors, as applicable, approved the grant of these PSUs to our continuing NEOs. The PSUs vest as to one-half of the underlying shares of common stock upon the achievement of each of one specified research milestone and one specified regulatory milestone, subject to continued service.

(4)	Increase reflects merit-based adjustment.

(5)	Reflects 50% pro-ration based on August 2022 employment start.

(6)	Increase reflects merit- and market-based adjustments.

(7)	Reflects 50% pro-ration based on terms of employment agreement.

Salary increases for 2023 were made effective as of January 1, 2023. The annual cash incentive target award percentage for our continuing NEOs remained unchanged from 2022. Annual performance-based cash incentive program payouts for 2023 annual cash incentives will be based on our performance against specific research, clinical, operational and financial company goals and, as stated above, will be capped at 150% of the target payout level.

In February 2023, our compensation & people committee determined that annual equity awards for our continuing NEOs be split approximately 50% in stock options, 25% in RSUs and 25% in PSUs, based on grant date value, for 2023, in order to closely align executive compensation with the achievement of meaningful corporate milestones.

Severance and Change in Control Benefits

In 2016, our compensation & people committee adopted the Severance Plan, which applies to our NEOs and certain other employees, and which became effective as of April 22, 2016 and was subsequently amended on October 6, 2022. The Severance Plan provides for severance benefits in the event of a termination of such NEO’s employment by us without cause or by such employee for good reason either (i) before or more than 18 months after a change in control (“Non-Change of Control Termination”), or (ii) within 18 months following a change in control (“Change of Control Termination”).

The Severance Plan was amended by our board of directors on October 6, 2022, in order to further clarify certain provisions and align the Severance Plan with certain elements of the employment agreements of Mr. Goff and Ms. Jones. The revisions to the Severance Plan, among other things: expand the definition of C-Level Employee (as defined in the Severance Plan) to include any employee with a job title above senior vice president; provide that any equity award to be granted after October 6, 2022 in connection with a Covered Employee’s (as defined in the amended Severance Plan) commencement of employment that vests solely based on the continued performance of services (“New-Hire Equity Awards”) held by Covered Employees will, (A) in the event of (i) a Non-Change of Control Termination or (ii) a termination on account of death or disability prior to a Change of Control (as defined in the Severance Plan), become vested with respect to the portion of the New-Hire Equity Award that would have vested during the one-year period following such termination of service, and (B) in the case of New-Hire Equity Awards that are stock options, be exercisable for a period of 12 months following the termination of service; clarify that, in the event of a Change of Control Termination, (i) any equity award that vests solely based on the continued performance of services will vest upon such termination and (ii) any equity awards that vests based on the achievement of performance metric(s) shall be treated in accordance with the terms of the equity award agreement or the plan under which the award was granted; and increase the length of the period in which any amendment or termination of the Severance Plan made after a Change of Control shall not become effective to a period of 18 months following the Change of Control.

Please refer to “—Employment, Severance and Change in Control Arrangements” below for a more detailed discussion of severance and change in control benefits for our NEOs. We also have provided estimates of the value of the severance payments made and other benefits provided to our NEOs under specified termination circumstances under the caption “—Potential Payments Upon Termination or Change in Control” below. We believe that providing these benefits helps us compete for executive talent. These benefits are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change in control of the company.

Health and Welfare Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

401(k) Retirement Plan

We maintain a 401(k)-retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code, or the Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $20,500 in 2022, and have the amount of the reduction contributed to the 401(k) plan. Participants who turned age 50 in 2022 were also eligible to make

“catch-up” contributions, which in 2022 may be up to an additional $6,500 above the statutory limit. In 2022, we matched 100% of employee 401(k) contributions up to the first 4% of eligible contributions. Matching contributions are 100% vested immediately.

Clawback Policy

Effective April 2016, we adopted a “clawback policy” which, in general, provides that, in the event that we are required to prepare an accounting restatement for periods ending on or after such date, we will make a reasonable attempt to recover from our current or former executive officers the pre-tax amount of certain incentive-based compensation in excess of what would have been paid to such executive officer after giving effect to the accounting restatement. For purposes of the policy, incentive-based compensation means any compensation that is granted, earned or vested based wholly or in part upon the attainment of any measures determined and presented in accordance with the accounting principles used in preparing the company’s financial statements, or any measures derived wholly or in part from such financial information, stock price or total stockholder return. If the incentive-based compensation is based on our stock price or total stockholder return and the amount of excess incentive-based compensation is not calculable directly from the information in an accounting restatement, the amount recovered shall be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total stockholder return upon which the incentive-based compensation was received. The policy shall be interpreted by our board of directors, or a duly established committee thereof. We are reviewing the final rule adopted by the SEC that implements the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and we will amend our clawback policy when Nasdaq adopts final listing standards in accordance with the final rule.

Perquisites

Consistent with our pay-for-performance philosophy, we have provided only limited perquisites to our executives in connection with the start of employment. We do not provide personal perquisites such as automobile leases, driver services or provide aircraft for personal use.

Anti-Hedging and Pledging Policy

Our insider trading policy expressly prohibits all of our employees, including our NEOs, as well as our directors, from engaging in speculative transactions in our stock, including short sales, purchases or sales of puts, calls or other derivative securities and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars or exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities. In addition, our insider trading policy expressly prohibits all of our employees, including our NEOs, as well as our directors, from purchasing our securities on margin, borrowing against our securities in a margin account or pledging our securities as collateral for a loan.

No Tax Gross-ups

We do not provide for any tax gross-up payments to our NEOs.

Accounting and Tax Considerations

We account for equity compensation paid to our employees under the rules of FASB Codification Topic 718, which rules require us to estimate and record an expense over the service period of any such award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.

We are generally entitled to a U.S. federal income tax deduction with respect to compensation income paid to our service providers, subject to limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation in excess of $1 million paid in any one year to each of certain of our current and former executive officers. While the compensation & people committee generally considers the tax implications to us of its executive compensation decisions, such implications did not have a material consideration in the compensation awarded to our named executive officers in 2022.

Stock Ownership Guidelines

In 2016, our compensation & people committee established equity ownership guidelines for our directors and executive officers to further align the interests of our board of directors and executive officers with those of stockholders. The equity ownership guidelines are as follows: our chief executive officer must own shares worth at least three times his or her base salary; our other executive officers must own shares worth at least their base salary; and our non-employee directors must own shares worth at least three times the annual cash retainer. Our chief executive officer, other executive officers and non-employee directors have five years from first being subject to these guidelines to satisfy the applicable ownership threshold.

Compensation Committee Report

The compensation & people committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation & people committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report of the compensation & people committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation & people committee.

Respectfully submitted,

The Compensation & People Committee of the Board of Directors

Kaye Foster (chair)

Paul Clancy

John M. Maraganore

Cynthia Smith

Summary Compensation Table

The following table shows information regarding the compensation of our NEOs during the fiscal years ended December 31, 2022, 2021 and 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Brian Goff(4)	2022	308,239		250,000	1,999,985	8,981,089	195,300	9,834		11,744,447
Chief Executive Officer	2021	—		—	—	—	—	—		—
	2020	—		—	—	—	—	—		—
Jacqualyn A. Fouse, Ph.D.(5)	2022	466,761		—	1,408,188	2,732,839	292,950	10,311		4,911,049
Former Chief Executive Officer	2021	760,000		—	—	5,202,524	543,400	13,503		6,519,427
	2020	746,750		—	1,751,340	4,593,651	509,657	10,577		7,611,975
Cecilia Jones(6)	2022	127,746		175,000	624,986	1,882,584	96,188	4,422		2,910,926
Chief Financial Officer	2021	—		—	—	—	—	—		—
	2020	—		—	—	—	—	—		—
Jonathan Biller(7)	2022	388,850		—	370,300	707,400	—	11,517		1,478,067
Former Chief Financial Officer, Head of Corporate Affairs	2021	530,140		—	623,480	1,404,373	262,420	11,622		2,832,035
	2020	500,000		—	—	—	258,750	10,578		769,328
James Burns	2022	460,000		—	370,300	707,400	186,300	14,025		1,738,025
Chief Legal Officer	2021	—		—	—	—	—	—		—
	2020	—		—	—	—	—	—		—
Bruce Car, Ph.D.	2022	309,429	(8)	—	370,300	707,400	—	465,255	(8)	1,852,384
Former Chief Scientific Officer	2021	515,000		—	623,480	1,404,373	254,926	6,194		2,803,973
	2020	494,318		—	833,301	1,499,943	236,250	164,231		3,228,043
Sarah Gheuens, M.D., Ph.D.	2022	532,500		—	370,300	707,400	222,750	13,953		1,846,903
Chief Medical Officer, Head of Research & Development	2021	437,583		—	367,626	103,524	247,501	13,276		1,169,510
	2020	—		—	—	—	—	—		—
Richa Poddar	2022	450,000		—	370,300	707,400	—	398,756	(9)	1,926,456
Former Chief Commercial Officer	2021	387,924		—	351,643	99,022	222,750	13,405		1,074,744
	2020	—		—	—	—	—	—		—

(1)

Amounts listed represent the aggregate fair value amount computed as of the grant date of options, RSUs and PSUs granted in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9, Share-Based Payments, of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K, filed with the SEC on February 23, 2023. In accordance with SEC rules, for PSUs, these amounts are calculated based on the probable outcome of the performance conditions on the grant date. For each PSU granted during 2022, we determined that, as of the dates of grant, it was not probable, as defined under applicable accounting standards that any of the performance conditions would be achieved and as a result we assigned a grant date fair value of $0. The value of the 2022 PSU awards for Mr. Goff, Dr. Fouse, Ms. Jones, Mr. Biller, Mr. Burns, Dr. Car, Dr. Gheuens and Ms. Poddar at the respective grant dates assuming that the highest level of performance conditions were achieved would be $4,999,977, $1,408,188, $299,989, $370,300, $370,300, $370,300, $370,300 and $370,300, respectively. The value of the 2021 PSU awards for Dr. Fouse, Mr. Biller, Dr. Car, Dr. Gheuens, and Ms. Poddar at the respective grant dates assuming that the highest level of performance conditions were achieved would be $1,983,800, $556,800, $556,800, $458,000 and $326,600, respectively. The value of the 2020 PSU award at the grant date for Dr. Car assuming that the highest level of performance conditions was achieved would be $999,961.

(2)

Amounts represent awards to our NEOs under our annual performance-based cash incentive program. See “Annual Performance-based Cash Incentives” for a description of that program. Annual cash incentive compensation earned during the year is typically paid in the following year.

(3)

For 2022, amounts include a matching contribution under the company’s 401(k) plan for Mr. Goff, Dr. Fouse, Ms. Jones, Mr. Biller, Mr. Burns, Dr. Car, Dr. Gheuens and Ms. Poddar of $9,042, $9,042, $3,958, $10,011, $12,200, $4,420, $12,050 and $12,200, respectively. Amounts also include the dollar value of company-paid life insurance and disability insurance premiums paid during the fiscal year for the NEO.

(4)

Mr. Goff’s 2022 annual base salary was $775,000; however, as Mr. Goff joined the company as chief executive officer effective August 8, 2022, his base salary reported was pro-rated in 2022. In addition, Mr. Goff received a relocation bonus of $250,000 and received stock option, RSU and PSU awards upon hire.

(5)

Dr. Fouse’s 2022 annual base salary was $775,000; however, as Dr. Fouse resigned as our chief executive officer effective August 8, 2022, her base salary reported was pro-rated in 2022. Dr. Fouse also received a pro-rated performance-based cash incentive award for the period in which she served as chief executive officer during 2022.

(6)

Ms. Jones’s 2022 annual base salary was $475,000; however, as Ms. Jones joined the company as chief financial officer effective September 26, 2022, her base salary reported was pro-rated in 2022. In addition, Ms. Jones received a sign-on bonus of $175,000 and received stock option, RSU and PSU awards upon hire.

(7)

Mr. Biller’s 2022 annual base salary was $546,044; however, as Mr. Biller resigned as chief financial officer effective September 16, 2022, his base salary reported was pro-rated in 2022. Mr. Biller did not receive an annual performance-based cash incentive payment for 2022.

(8)

Dr. Car’s 2022 annual base salary was $530,450; however, as Dr. Car resigned as chief scientific officer effective July 31, 2022, his base salary reported was pro-rated in 2022. In connection with his resignation, he received severance benefits under the Severance Plan, as described below under “—Employment, Severance and Change in Control Arrangements—Benefits Provided Upon Termination Not in Connection with a Change in Control.” In addition to the items set forth in footnote (3) above, the amount in the “All Other Compensation” column for 2022 includes the following 2022 compensation paid to Dr. Car subsequent to his resignation, pursuant to the terms of the Severance Plan: $221,021 in continued salary payments for the five months following his resignation in 2022 and 100% of his 2022 target performance-based cash incentive payment equal to $238,703.

(9)

Ms. Poddar departed the company effective December 31, 2022. In connection with her departure, she received severance benefits in addition to those she was entitled to under the Severance Plan, as described below under “—Employment, Severance and Change in Control Arrangements—Benefits Provided Upon Termination Not in Connection with a Change in Control.” In addition to the items set forth in footnote (3) above, the amount in the “All Other Compensation” column for 2022 includes the following compensation paid to Ms. Poddar subsequent to her departure, pursuant to the terms of the Severance Plan and her separation agreement: 100% of her 2022 target performance-based incentive payment equal to $202,500 and her actual earned 2022 performance-based cash incentive payment of $182,250.

Grants of Plan-Based Awards for 2022

The following table sets forth information concerning each grant of an award made to a NEO during the fiscal year ended December 31, 2022 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received. The cash awards were made under our annual cash incentive program and our performance-based cash bonus plan. The equity awards made to Mr. Goff and Ms. Jones were made outside of our 2013 Stock Incentive Plan, as inducements material to their entry into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). The equity awards made to all of the other NEOs were made under our 2013 Stock Incentive Plan. Each grant was authorized by our compensation & people committee, or board of directors, as applicable. For more information on equity acceleration benefits under specified circumstances, see “—Employment, Severance and Change in Control Arrangements.”

	Date of Grant	Grant Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units(#)		All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Brian Goff(5)		Annual Incentive	—	217,000	325,500
	8/8/2022	PSUs				—	170,183	(6)	170,183	(6)					—	(6)
	8/8/2022	RSUs				—					68,073	(7)			1,999,985
	8/8/2022	Stock Options				—							561,083	29.38	8,981,089
Jacqualyn A. Fouse, Ph.D.		Annual Incentive	—	325,500	488,250
	4/8/2022	PSUs				—	47,800	(6)	47,800	(6)					—	(6)
	4/8/2022	RSUs				—					47,800	(7)			1,408,188
	4/8/2022	Stock Options											170,000	29.46	2,732,839
Cecilia Jones(8)		Annual Incentive	—	106,875	160,313
	9/26/2022	PSUs				—	10,760	(6)	10,760	(6)					—	(6)
	9/26/2022	RSUs				—					22,417	(7)			624,986
	9/26/2022	Stock Options				—							118,390	27.88	1,882,584
Jonathan Biller		Annual Incentive	—	245,720	368,580
	3/1/2022	PSUs				—	11,500	(6)	11,500	(6)					—	(6)
	3/1/2022	RSUs				—					11,500	(7)			370,300
	3/1/2022	Stock Options				—							41,000	32.20	707,400
James Burns		Annual Incentive	—	207,000	310,500	—
		Performance Plan	—	207,000	248,400	—
	3/1/2022	PSUs				—	11,500	(6)	11,500	(6)					—	(6)
	3/1/2022	RSUs				—					11,500	(7)			370,300
	3/1/2022	Stock Options				—							41,000	32.20	707,400
Bruce Car, Ph.D.		Annual Incentive	—	238,703	358,054	—
	3/1/2022	PSUs				—	11,500	(6)	11,500	(6)					—	(6)
	3/1/2022	RSUs				—					11,500	(7)			370,300
	3/1/2022	Stock Options				—							41,000	32.20	707,400
Sarah Gheuens, M.D., Ph.D.		Annual Incentive	—	247,500	371,250	—
		Performance Plan		309,375	371,250	—
	3/1/2022	PSUs				—	11,500	(6)	11,500	(6)					—	(6)
	3/1/2022	RSUs				—					11,500	(7)			370,300
	3/1/2022	Stock Options				—							41,000	32.20	707,400
Richa Poddar		Annual Incentive	—	202,500	303,750	—
	3/1/2022	PSUs				—	11,500	(6)	11,500	(6)					—	(6)
	3/1/2022	RSUs				—					11,500	(7)			370,300
	3/1/2022	Stock Options				—							41,000	32.20	707,400

(1)

Amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts, respectively, payable under our annual incentive cash program as described above under “Annual Performance-based Cash Incentives”. For Mr. Goff and Dr. Fouse, the amounts are pro-rated for the periods they served as chief executive officer during 2022 (40% and 60%, respectively). For Ms. Jones, the amounts are pro-rated at 50%, pursuant to the terms of her employment agreement. Actual amounts paid for 2022 performance are presented in the Summary Compensation Table above. In addition, for Mr. Burns and Dr. Gheuens, amounts shown in the threshold, target and maximum columns include performance-based cash bonuses payable under our performance-based cash bonus plan that each is eligible to receive upon the company’s achievement of a milestone relating to its ongoing ENERGIZE clinical trial by or before the end of April 2024, receipt of which is conditioned upon their remaining employed with the company at the time the performance condition is achieved. For more information about this plan, see “Performance-Based Cash Bonus Plan” above.

(2)

Options subject to time-based vesting criteria established by the compensation & people committee or board of directors, as applicable, and described in the footnotes to the Outstanding Equity Awards at Fiscal Year End table below.

(3)	The exercise price per share of these stock options is equal to the closing price of our common stock on the grant date.

(4)

Amounts listed represent the aggregate fair value amount computed as of the grant date of the awards granted in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 9, Share-Based Payments, of the Notes to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 23, 2023. For PSUs, these amounts reflect the grant date fair value of such awards based upon the probable outcome of the performance conditions at the time of grant as determined under applicable accounting standards.

(5)	Mr. Goff received PSU, RSU and option awards in connection with his appointment to chief executive officer effective August 8, 2022. He did not receive annual equity awards in March 2022.

(6)

PSUs vest upon the achievement of specified corporate milestones established by the compensation & people committee and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below. For each PSU granted during 2022, we determined that, as of the dates of grant, it was not probable, as defined under applicable accounting guidance, that any of the performance conditions would be achieved and assigned a grant date fair value of $0.

(7)

RSUs subject to time-based vesting criteria established by the compensation & people committee or board of directors, as applicable, and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.

(8)	Ms. Jones received PSU, RSU and option awards in connection with her appointment to chief financial officer effective September 26, 2022. She did not receive annual equity awards in March 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for each of our NEOs at December 31, 2022. For more information on equity acceleration benefits under specified circumstances, see “-Employment, Severance and Change in Control Arrangements.”

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Brian Goff
	08/08/2022	-	561,083	-	$29.38	08/08/2032
	08/08/2022	-	-	-	-	-	68,073	1,911,490
	08/08/2022	-	-	-	-	-	-	-	(4)	(4)
Jacqualyn A. Fouse, Ph.D.
	12/03/2017	16,000	-	-	$61.17	12/03/2027
	05/31/2018	5,700	-	-	$93.50	05/31/2028
	02/01/2019	335,748	14,598	-	$53.87	02/01/2029
	02/01/2019	-	-	-	-	-	-	-	(5)	(5)
	02/14/2020	97,038	39,962	-	$51.51	02/14/2030	-	-
	02/14/2020	-	-	-	-	-	11,333	318,231
	02/10/2021	74,704	88,296	-	$56.68	02/10/2031	-	-
	02/10/2021	-	-	-	-	-	-	-	(6)	(6)
	04/08/2022	-	170,000	-	$29.46	04/08/2032	-	-
	04/08/2022	-	-	-	-	-	47,800	1,342,224
	04/08/2022	-	-	-	-	-	-	-	(7)	(7)
Cecilia Jones
	09/26/2022	-	118,390	-	$27.88	09/26/2032
	09/26/2022	-	-	-	-	-	22,417	629,469
	09/26/2022	-	-	-	-	-	-	-	(7)	(7)
Jonathan Biller		-	-	-	-	-	-	-	-	-
James Burns
	04/04/2016	5,420	-	-	$43.77	04/04/2026
	02/21/2017	5,749	-	-	$50.40	02/21/2027-
	02/16/2018	8,295	-	-	$77.70	02/16/2028-
	02/22/2019	8,326	364	-	$58.86	02/22/2029-
	02/14/2020	1,839	768	-	$51.51	02/14/2030-
	02/14/2020	-	-	-	-	-	1,738	48,803
	02/10/2021	10,080	11,920	-	$56.68	02/10/2031
	02/10/2021	-	-	-	-	-	3,667	102,969
	02/10/2021	-	-	-	-	-			(6)	(6)
	03/01/2022	-	41,000	-	$32.20	03/01/2032
	03/01/2022	-	-	-	-	-	11,500	322,920
	03/01/2022	-	-	-	-	-			(7)	(7)
Bruce Car, Ph.D.(8)
	01/06/2020	34,268	12,739	-	$48.49	01/06/2030
	01/06/2020	-	-	-	-	-	3,437	96,511
	02/10/2021	20,160	23,840	-	$56.68	02/10/2031
	02/10/2021	-	-	-	-	-	7,333	205,911
	02/10/2021	-	-	-	-	-			(6)	(6)
	03/01/2022	-	41,000	-	$32.20	03/01/2032
	03/01/2022	-	-	-	-	-	11,500	322,920
	03/01/2022	-	-	-	-	-			(7)	(7)

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Sarah Gheuens, M.D., Ph.D.
	12/02/2019	3,536	2,508	-	$38.72	12/02/2029
	02/10/2021	1,480	1,763	-	$56.68	02/10/2031
	02/10/2021	-	-	-	-	-	4,324	121,418
	09/01/2021	-	-	-	-	-			(6)	(6)
	03/01/2022	-	41,000	-	$32.20	03/01/2032
	03/01/2022	-	-	-	-	-	11,500	322,920
	03/01/2022	-	-	-	-	-			(7)	(7)
Richa Poddar(9)
	06/06/2016	5,100	-	-	$59.68	06/06/2026
	02/21/2017	3,650	-	-	$50.40	02/21/2027
	02/16/2018	6,860	-	-	$77.70	02/16/2028
	02/22/2019	7,570	330	-	$58.86	02/22/2029
	02/14/2020	1,839	768	-	$51.51	02/14/2030
	02/14/2020	-	-	-	-	-	1,738	48,803
	02/10/2021	1,415	1,687	-	$56.68	02/10/2031
	02/10/2021	-	-	-	-	-	4,136	116,139
	12/06/2021	-	-	-	-	-			(6)	(6)
	03/01/2022	-	41,000	-	$32.20	03/01/2032
	03/01/2022	-	-	-	-	-	11,500	322,920
	03/01/2022	-	-	-	-	-			(7)	(7)

(1)

The options vest with 25% of the shares underlying the option vesting on the first anniversary of the grant date and the remaining shares vesting monthly thereafter in equal increments over 36 months, subject to continued service.

(2)

Represents RSUs, each unit representing a contingent right to receive one share of common stock. One-third of the shares underlying the units vest on the first, second and third anniversary of the grant date, subject to continued service.

(3)

Market values are based on a price of $28.08 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 30, 2022, the last trading day of the year.

(4)

Mr. Goff holds PSUs for up to 170,183 shares with a market value as of December 31, 2022 calculated in accordance with footnote (3) of $4,778,739. Each unit represents a contingent right to receive one share of common stock. All of the PSUs were unearned and unvested as of December 31, 2022. A specified portion of the PSUs vest upon the achievement of each of seven specified research, clinical and regulatory milestones, as determined by our compensation & people committee. The end dates of the performance period for the milestones range from December 31, 2023 to December 31, 2026. The performance milestones are more fully described above under “2022 PSU Program”.

(5)

Dr. Fouse holds PSUs for 42,695 shares with a market value as of December 31, 2022 calculated in accordance with footnote (3) of $1,198,876. Each unit represents a contingent right to receive one share of common stock. All of PSUs were unearned and unvested as of December 31, 2022. The PSUs vest if, during the five-year period beginning on February 1, 2019 and ending on February 1, 2024, the closing price of our common stock equals or exceeds $120 per share for at least 20 consecutive trading days at any time during such five-year period. These awards continue to be eligible to vest subject to Dr. Fouse’s continued provision of service as a director.

(6)

At December 31, 2022, Dr. Fouse held PSUs for 35,000 shares, Mr. Burns held PSUs for 6,500 shares and Dr. Car, Dr. Gheuens and Ms. Poddar held PSUs for 10,000 shares, each with a market value as of December 31, 2022 calculated in accordance with footnote (3) of $982,800, $182,520 and $280,800, respectively. Each unit represents a contingent right to receive one share of common stock. All of the PSUs were unearned and unvested as of December 31, 2022. Following December 31, 2022, one-half of the PSUs were forfeited when a commercial milestone underlying the PSU was determined to be not achieved. The second half of the PSUs vest upon achievement of a specified clinical milestone, as determined by our compensation & people committee. The performance period ends for the remaining milestone on December 31, 2024. The performance milestones are more fully described above under “2021 PSU Program”.

(7)

Dr. Fouse holds PSUs for 47,800 shares, Ms. Jones holds PSUs for 10,760 shares and Mr. Burns, Dr. Car, Dr. Gheuens and Ms. Poddar each holds PSUs for 11,500 shares, each with a market value as of December 31, 2022 calculated in accordance with footnote (3) of $1,342,224, $302,141 and $322,920, respectively. Each unit represents a contingent right to receive one share of common stock. All of the PSUs were unearned and unvested as of December 31, 2022. One-half the PSUs vest upon the achievement of each of two specified regulatory and clinical milestones, as determined by our compensation & people committee. The performance period for each milestone ends on December 31, 2023 and December 31, 2025, respectively. The performance milestones are more fully described above under “2022 PSU Program”.

(8)

Dr. Car resigned as chief scientific officer effective July 31, 2022. Upon his resignation, he entered into a consulting agreement with the company, pursuant to which the vesting of his equity awards continued through March 31, 2023.

(9)

Ms. Poddar departed the company effective December 31, 2022. Upon her resignation, she entered into a consulting agreement with the company, pursuant to which the vesting of her equity awards continued through March 31, 2023.

Option Exercises and Stock Vested in 2022

The following table sets forth information concerning option exercises and stock vested for each of our NEOs during the fiscal year ended December 31, 2022:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value realized on Vesting($)(2)
Brian Goff	—	—	—	—
Jacqualyn A. Fouse, Ph.D.	—	—	23,713	719,284
Cecilia Jones	—	—	—	—
Jonathan Biller	—	—	12,190	368,054
James Burns	—	—	18,295	548,072
Bruce Car, Ph.D.	—	—	13,978	432,446
Sarah Gheuens M.D., Ph.D.	—	—	15,641	456,877
Richa Poddar	—	—	11,348	330,243

(1)	The value realized when the stock options were exercised represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the stock options.

(2)	The value realized when the stock awards vested represents the number of shares underlying the units vested multiplied by market value of the shares on the vesting date.

Employment, Severance and Change in Control Arrangements

Employment Offer Letters and Employment Agreements

We have entered into employment offer letters or employment agreements with each of our NEOs pursuant to which such NEO is employed “at will,” meaning we or each NEO may terminate the employment arrangement at any time. Such offer letters establish the NEO’s title, initial compensation arrangements, and eligibility for benefits made available to employees generally.

In connection with his appointment as chief executive officer, we entered into an employment agreement with Mr. Goff, effective August 8, 2022, providing for the terms of his employment, including (i) an annual base salary of $775,000; (ii) an annual target bonus equal to 70% of his base salary, to be pro-rated with respect to 2022; (iii) a one-time grant of an option to purchase 561,083 shares of common stock at an exercise price of $29.38 per share, the closing price on the date of grant, which shall vest as to 25% of the underlying shares on August 8, 2023 and as to the remaining shares on a monthly basis thereafter; (iv) a one-time grant of 68,073 RSUs, each unit representing a contingent right to receive one share of common stock, which shall vest in equal annual installments on the first, second and third anniversaries of the date of grant; (v) a one-time grant of 170,183 PSUs, each unit representing a contingent right to receive one share of common stock, which shall vest as to the underlying shares of common stock upon the achievement of specified research, clinical and regulatory milestones, which are more fully described under “2022 PSU Program” above; (vi) a relocation bonus of $250,000; and (vii) severance benefits as further described below. The stock options, RSUs and PSUs were granted outside our 2013 Stock Incentive Plan, as an inducement material to Mr. Goff’s entry into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

In connection with her appointment as chief financial officer, we entered into an employment agreement with Ms. Jones, effective September 26, 2022, providing for the terms of her employment, including (i) an annual base salary of $475,000; (ii) an annual target bonus equal to 45% of her base salary, to be pro-rated with respect to 2022; (iii) a one-time grant of an option to purchase 118,390 shares of common stock at an exercise price of $27.88 per share, the closing price on the date of grant, which shall vest as to 25% of the underlying shares on September 26, 2023 and as to the remaining shares on a monthly basis thereafter; (iv) a one-time grant of 22,417 RSUs, each unit representing a contingent right to receive one share of common stock, which shall vest in equal annual installments on the first, second and third anniversaries of the date of grant; (v) a one-time grant of 10,760 PSUs, each unit representing a contingent right to receive one share of common stock, which shall vest as to one-half of the underlying shares of common stock upon the achievement of specified clinical and regulatory milestones, which are more fully described under “2022 PSU Program” above; (vi) a sign-on bonus of $175,000; and (vii) severance benefits as further described below. The stock options, RSUs and PSUs were granted outside our 2013 Stock Incentive Plan, as an inducement material to Ms. Jones’ entry into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

Severance Benefits Plan

In 2016, our compensation & people committee adopted the Severance Plan, which was subsequently amended on October 6, 2022, which applies to our NEOs and certain other officers and key employees. The Severance Plan provides for severance benefits in the event of a termination of such NEO’s employment by us without cause or by such employee for good reason either (i) before or more than 18 months after a change in control (“non change of control termination”), or (ii) within 18 months following a change in control (“change of control termination”). Except as specifically provided below, the severance benefits set forth in the Severance Plan supersede any severance benefits set forth in award agreements and/or employment offer letters with such NEOs.

Benefits Provided Upon Termination Not in Connection with a Change in Control. Under the terms of the Severance Plan, (and pursuant to Mr. Goff’s and Ms. Jones’ employment agreements with respect to vesting acceleration of New Hire Equity Awards (as defined below)), subject to the execution and effectiveness of a release of claims against us, if a NEO’s employment is terminated by us without cause or by such NEO for good reason prior to or more than 18 months following a change in control:

(i)

we are obligated (A) to pay an amount equal to his or her then-current monthly base salary for a period of 12 months and 100% of such NEO’s target annual cash incentive in a lump sum, and (B) subject to certain exceptions, to contribute to the cost of COBRA coverage for health and dental insurance on the same basis as our contribution to company-provided health and dental insurance coverage in effect for active employees with the same coverage elections for a period of 12 months; and

(ii)

there will be no vesting acceleration for any equity award made to our NEOs except that, (1) the initial RSUs and options granted to Mr. Goff and Ms. Jones upon commencement of their employment with the company and (2) any equity award granted after October 6, 2022 in connection with a NEOs commencement of employment with the company that vests solely based on the continued performance of services (collectively, “New-Hire Equity Awards”) will, (A) (i) in the event of a non-change of control termination or (ii) a termination on account of death or disability prior to a change in control, become vested with respect to the portion of the New-Hire Equity Award that would have vested during the one-year period following such termination of service, and (B) in the case of New-Hire Equity Awards that are stock options, be exercisable for a period of 12 months following the termination of service.

Benefits Provided Upon Termination in Connection with a Change in Control. Under the terms of the Severance Plan, subject to the execution and effectiveness of a release of claims against us, if a NEO’s employment is terminated by us without cause or by such NEO for good reason within 18 months following a change in control:

(i)

we are obligated (A) to pay an amount equal to his or her then-current monthly base salary for a period of 12 months and 100% of such NEO’s target annual cash incentive in a lump sum, with the exception of our chief executive officer, who will be entitled to an amount equal to his or her then-current monthly base salary for a period of 24 months and 200% of his or her target annual cash incentive in a lump sum, and (B) subject to certain exceptions, to contribute to the cost of COBRA coverage for health and dental insurance on the same basis as our contribution to company-provided health and dental insurance coverage in effect for active employees with the same coverage elections for a period of 12 months, with the exception of our chief executive officer, who will be entitled to such insurance for a period of 24 months; and

(ii)

any unvested equity awards that vest solely based on continued service shall become fully vested and any equity award that vests based on the achievement of performance metric(s) shall be treated in accordance with the terms of the equity award agreement or the plan under which the award was granted.

See “Potential Payments Upon Termination or Change in Control” below for a description of the specific severance benefits certain of our NEOs became entitled to in 2022.

Consulting and Other Agreements

Dr. Car resigned as our chief scientific officer effective July 31, 2022. In connection with his resignation, we entered into a consulting agreement with Dr. Car, dated August 1, 2022, pursuant to which Dr. Car agreed to provide consulting services assisting with the evolution of the company’s approach to exploratory research and drug discovery. During the term of the consulting agreement, which expired on March 31, 2023, Dr. Car’s equity awards continued to vest according to their terms.

Ms. Poddar departed the company effective December 31, 2022. In connection with her departure, we entered into a consulting agreement with Ms. Poddar, dated January 1, 2023, pursuant to which Ms. Poddar agreed to provide consulting services with respect to the transition of U.S. commercial launch-related matters and leadership of our commercial function. During the term of the consulting agreement, which expired on March 31, 2023, Ms. Poddar received the following compensation: (i) a monthly retainer of $18,750 from January 1, 2023 through March 31, 2023, and (ii) her equity awards continued to vest according to their terms.

We have entered into non-competition, non-solicitation, confidentiality and assignment agreements with each of our NEOs. Under the non-competition, non-solicitation, confidentiality and assignment agreements, each NEO has agreed (i) not to compete with us during such officer’s employment and for a period of one year after the termination of such officer’s employment, (ii) not to solicit our employees or customers during his or her employment and for a period of one year after the termination of such officer’s employment, (iii) to protect our confidential and proprietary information, and (iv) to assign to us related intellectual property that is developed during the course of such officer’s employment and for a period of six months after the termination of such officer’s employment, that results from tasks assigned by us or that results from the use of our property, premises, or confidential information.

Potential Payments Upon Termination or Change in Control

In 2016, our compensation & people committee adopted the Severance Plan, which applies to our NEOs. The Severance Plan provides for severance benefits in the event of a termination of such NEO’s employment by us without cause or by such employee for good reason, either (i) before or more than 18 months after a change in control, or (ii) within 18 months following a change in control. The Severance Plan also provides for certain severance benefits in the event of a termination of such NEO’s employment due to death or disability. Receipt of any severance benefits under the Severance Plan requires that the NEO comply with the provisions of any applicable non-competition, non-solicitation, and other obligations to us; and execute and deliver a suitable severance agreement and release under which the NEO releases and discharges us and our affiliates from and on account of any and all claims between us and the NEO. In October 2022, our board of directors adopted certain revisions to the Severance Plan. See “ —Severance Benefits Plan” for a further description of the terms of the Severance Plan.

The following table sets forth potential payments upon termination and change in control that would be made to our NEOs, assuming that such termination or change in control occurred on December 31, 2022, after giving effect to the Severance Plan and the terms of Mr. Goff’s and Ms. Jones’ employment agreements, with the exception of Dr. Fouse and Mr. Biller, who were not eligible for benefits under the Severance Plan at December 31, 2022 in connection with or following their resignations.

Dr. Car resigned as our chief scientific officer effective July 31, 2022 and Ms. Poddar departed the company effective December 31, 2022. Both events were determined by our compensation & people committee to be qualifying terminations under our Severance Plan. In particular, the departures were deemed to be, in the case of Dr. Car, a resignation for good reason and not in connection with a change of control of the company, and, in the case of Ms. Poddar, a termination without cause or for good reason and not in connection with a change of control of the company, and therefore the compensation & people committee determined that the company was obligated to pay Dr. Car and Ms. Poddar severance benefits under the Severance Plan. The table below shows the actual severance benefits received and to be received by Dr. Car and Ms. Poddar following their departures.

In addition to the amounts shown in the table below, each NEO would be entitled to receive payments for base salary through the date of termination and payment for any reimbursable business expenses incurred.

Triggering Event
Name	Benefit	Change in Control (Without Termination of Employment) ($)	Resignation For Good Reason or Termination Without Cause Before or More Than 18 Months Following a Change in Control ($)	Resignation For Good Reason or Termination Without Cause Upon or Within 18 Months Following a Change-in- Control ($)	Termination Due to Death or Disability ($)
Brian Goff	Severance Payments	—	775,000(1)	1,550,000(2)	—
	Bonus Payment	—	542,500(3)	1,085,000(4)	—
	Continuation of Benefits	—	24,061(5)	48,122(6)	—
	Market Value of Stock Vesting(13)	—	637,163(7)	1,911,490(8)	637,163(12)

	Total	—	1,978,724	4,594,612	637,163
Cecilia Jones	Severance Payments	—	475,000(1)	475,000(1)	—
	Bonus Payment	—	213,750(3)	213,750(3)	—
	Continuation of Benefits	—	16,004(5)	16,004(5)	—
	Market Value of Stock Vesting(13)	—	215,743(7)	653,147(8)	215,743(12)

	Total	—	920,496	1,357,901	215,743
James Burns	Severance Payments	—	460,000(1)	460,000(1)	—
	Bonus Payment	—	207,000(3)	207,000(3)	—
	Continuation of Benefits	—	22,367(5)	22,367(5)	—
	Market Value of Stock Vesting(13)	—	—	474,692(8)	—

	Total	—	689,367	1,164,060	—
Bruce Car, Ph.D.(9)	Severance Payments	—	530,450(1)	—	—
	Bonus Payment	—	238,703(3)	—	—
	Continuation of Benefits	—	13,386(5)	—	—
	Market Value of Stock Vesting(13)	—	—	—	—

	Total	—	782,539	—	—
Sarah Gheuens, M.D., Ph.D.	Severance Payments	—	550,000(1)	550,000(1)	—
	Bonus Payment	—	247,500(3)	247,500(3)	—
	Continuation of Benefits	—	—	—	—
	Market Value of Stock Vesting(13)	—	—	444,338(8)	—

	Total	—	797,500	1,241,838	—
Richa Poddar(10)	Severance Payments	—	450,000(1)	—	—
	Bonus Payment	—	384,750(3)(11)	—	—
	Continuation of Benefits	—	8,001(5)	—	—
	Market Value of Stock Vesting(13)	—	—	—	—

	Total	—	842,751	—	—

(1)	Represents 12 monthly payments of each executive’s monthly base salary from the time of termination.

(2)	Represents 24 monthly payments of executive’s monthly base salary from the time of termination.

(3)	Represents a lump sum payment equal to each executive’s target annual cash incentive bonus.

(4)	Represents a lump sum payment equal to two years of executive’s target annual cash incentive bonus.

(5)	Represents the cost of continued health and dental benefits. These benefits are payable until 12 months following termination.

(6)	Represents the cost of continued health and dental benefits. These benefits are payable until 24 months following termination.

(7)

Pursuant to their employment agreements, in the event of a termination of employment by us without cause or by such employee for good reason before or more than 18 months after a change in control, each of Mr. Goff and Ms. Jones would be entitled 12 months of acceleration with respect to the vesting of the stock options and RSUs granted to them in connection with the start of their employment.

(8)	Represents the acceleration of vesting as to 100% of the unvested equity awards held by the NEO.

(9)

Dr. Car resigned as our chief scientific officer effective July 31, 2022. In connection with Dr. Car’s resignation, he is entitled to severance benefits under the Severance Plan as follows: (i) his base salary of $530,450 payable over a period of 12 months following his resignation, of which $221,021 was paid for the five months in 2022 following his resignation, (ii) continued health and dental benefits for a period of 12 months following his resignation and (iii) 100% of his 2022 target performance-based cash incentive payment equal to $238,703 in a lump sum.

(10)

Ms. Poddar departed the company effective December 31, 2022. In connection with Ms. Poddar’s resignation, she is entitled to severance benefits under the Severance Plan as follows: (i) her base salary of $450,000 payable over a period of 12 months following her resignation, (ii) continued health and dental benefits for a period of 12 months following her resignation and (iii) 100% of her 2022 target performance-based incentive payment equal to $202,500 in a lump sum.

(11)

In addition to amounts payable to Ms. Poddar pursuant to the Severance Plan as more fully described in footnote (10) above, pursuant to her separation agreement, Ms. Poddar was entitled to receive her actual performance adjusted 2022 annual cash incentive payment (equal to $182,250), which is included in the value above.

(12)

Pursuant to their employment agreements, in the event of a termination of employment due to death or disability prior to a change in control, each of Mr. Goff and Ms. Jones would be entitled 12 months of acceleration with respect to the vesting of the stock options and RSUs granted to them in connection with the start of their employment.

(13)

These awards would become vested and the value of the acceleration would be equal to (i), in the case of options, the shares subject to unvested options multiplied by the excess (if any) of the then current stock price over the exercise price of the options and (ii), in the case of RSUs, the number of unvested RSUs multiplied by the then current stock price. For purposes of this table, we have calculated the value of the acceleration using the closing price of our common stock on December 30, 2022, or $28.08 per share.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our median employee’s annual total compensation to the annual total compensation of our principal executive officer. The purpose of this disclosure is to provide a measure of the equitability of pay within our company. We believe our compensation philosophy and process yield an equitable result for all of our employees.

We identified the median employee for 2022 as of October 1, 2022, by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) target bonus for 2022, and (C) the estimated fair value of any equity awards granted during the fiscal year ended December 31, 2022 and, (ii) ranking this aggregated compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Mr. Goff, our chief executive officer as of December 31, 2022.

The annual total compensation for our chief executive officer Brian Goff in the pay ratio disclosure differs from his annual total compensation amount reflected in the Summary Compensation Table because Mr. Goff was appointed chief executive officer in August 2022. Because Mr. Goff did not serve as principal executive officer for the full fiscal year, we annualized his annual total compensation for 2022, using the amount reported in the Summary Compensation Table and increasing his salary and non-equity incentive plan compensation (to $775,000 and $488,250, respectively), to estimate the compensation that he reasonably would have received if he had served as principal executive officer for all of 2022.

As a result of the adjustments we made to annualize Mr. Goff’s salary and non-equity incentive plan compensation, Mr. Goff’s 2022 compensation, for purposes of this pay ratio disclosure, was $12,504,158. The annual total compensation for our median employee for 2022 was $251,489 resulting in a pay ratio of approximately 50 to 1. We believe this is an elevated pay ratio, as the total annual compensation paid to our principal executive officer in 2022 reflects the grant date fair value of new hire equity awards granted to our principal executive officer in connection with the commencement of his employment. The fair value of our new hire awards have historically been higher than the fair value of our annual equity awards, and any annual equity awards granted to Mr. Goff in the future are expected to be made in a manner consistent with our compensation policy described above.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC regulations based on our internal records and the methodology described above. The SEC regulation for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay Versus Performance Disclosure
In
accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. For discussion of how our compensation & people committee seeks to align pay with performance when making compensation decisions, please review Compensation Discussion and Analysis beginning on page 43 of this Proxy Statement.

Year	Summary Compensation Table Total for Jacqualyn A. Fouse, Ph.D.¹ ($)	Summary Compensation Table Total for Brian Goff 1 ($)	Compensation Actually Paid to Jacqualyn A. Fouse, Ph.D. 1,2,3 ($)	Compensation Actually Paid to Brian Goff 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	Net Product Revenue 5 ($ Millions)
							TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	4,911,049	11,744,447	3,809,001	11,143,330	1,958,794	1,440,120	58.81	113.65	(232)	11.74
2021	6,519,427	—	1,457,816	—	2,188,153	857,046	68.84	126.45	1,605	0.00
2020	7,611,975	—	4,331,979	—	2,444,510	1,212,140	90.74	126.42	(327)	0.00

(1)
Jacqualyn A. Fouse, Ph.D. was our PEO for 2020, 2021 and until August 8, 2022. Brian Goff became our PEO on August 8, 2022. The individuals comprising the
Non-PEO
NEOs for each year presented are listed below.

2020	2021	2022
Jonathan Biller	Jonathan Biller	Jonathan Biller
Christopher Bowden	Christopher Bowden	Bruce Car, Ph.D.
Bruce Car, Ph.D.	Bruce Car, Ph.D.	Sarah Gheuens, M.D., Ph.D.
Andrew Hirsch	Richa Poddar	Richa Poddar
	Darrin Miles	Cecilia Jones
James Burns

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs, during the applicable years. These amounts reflect the Summary Compensation Table Total with certain adjustments made in accordance with Item 402(v) and as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Jacqualyn A. Fouse, Ph.D. ($)	Exclusion of Stock Awards and Option Awards for Jacqualyn A. Fouse, Ph.D. ($)	Inclusion of Equity Values for Jacqualyn A. Fouse, Ph.D. ($)	Compensation Actually Paid to Jacqualyn A. Fouse, Ph.D. ($)
2022	4,911,049	(4,141,027)	3,038,979	3,809,001
2021	6,519,427	(5,202,524)	140,913	1,457,816
2020	7,611,975	(6,344,991)	3,064,995	4,331,979

Year	Summary Compensation Table Total for Brian Goff ($)	Exclusion of Stock Awards and Option Awards for Brian Goff ($)	Inclusion of Equity Values for Brian Goff ($)	Compensation Actually Paid to Brian Goff ($)
2022	11,744,447	(10,981,074)	10,379,957	11,143,330

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	1,958,794	(1,316,012)	797,338	1,440,120
2021	2,188,153	(1,505,538)	174,431	857,046
2020	2,444,510	(1,438,483)	206,113	1,212,140
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Jacqualyn A. Fouse, Ph.D. ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in any Prior Year for Jacqualyn A. Fouse, Ph.D. ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jacqualyn A. Fouse, Ph.D. ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in any Prior Year that Vested During Year for Jacqualyn A. Fouse, Ph.D. ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jacqualyn A. Fouse, Ph.D. ($)	Total—Inclusion of Equity Values for Jacqualyn A. Fouse, Ph.D. ($)
2022	3,843,712	(630,207)	—	(174,526)	—	3,038,979
2021	2,521,442	(2,463,970)	—	83,440	—	140,913
2020	4,535,365	(1,405,815)	—	(64,555)	—	3,064,995

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Brian Goff ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in any Prior Year for Brian Goff ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Brian Goff ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in any Prior Year that Vested During Year for Brian Goff ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Brian Goff ($)	Total—Inclusion of Equity Values for Brian Goff ($)
2022	10,379,957	—	—	—	—	10,379,957

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Outstanding and Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Outstanding and Unvested Equity Awards Granted in any Prior Year for Non-PEO NEOs ($)	Average Vesting- Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in any Prior Year that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total—Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	1,014,787	(51,409)	0	29,385	(195,425)	797,338
2021	606,981	(251,863)	0	34,460	(215,147)	174,431
2020	757,947	(179,034)	68,534	58,187	(499,520)	206,113

(4)
The Peer Group TSR set forth in this table utilizes the NASDAQ Biotechnology Index (“NASDAQ Biotech Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in our common stock and in the NASDAQ Biotech Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined net product revenue to be the most important financial performance measure used to link our performance to Compensation Actually Paid to our PEOs and
Non-PEO
NEOs in 2022. Net product revenue is a GAAP financial measure, which we use to measure the performance goals under our annual performance-based cash incentives program. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Tabular List of Most Important Financial and
Non-Financial
Performance Measures
The following table presents the financial and
non-financial
performance measures that we consider to have been the most important in linking Compensation Actually Paid to our PEOs and
Non-PEO
NEOs for 2022 to company performance. The measures in this table are not ranked. Of these measures, as noted above, we have identified net product revenue as the most important of our financial performance measures used to link Compensation Actually Paid to our PEOs and
Non-PEO
NEOs for 2022 to company performance.

Net Product Revenue Clinical Milestones Research Milestones

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Cumulative Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average Compensation Actually Paid to our
Non-PEO
NEOs, and our net income during the three most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Product Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average Compensation Actually Paid to our
Non-PEO
NEOs, and our net product revenue during the three most recently completed fiscal years.

Description of Relationship Between Company Cumulative TSR and Peer Group Cumulative TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the NASDAQ Biotechnology Index over the same period.

Securities Authorized for Issuance Under Our Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2022.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted- average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders
2007 Stock Incentive Plan	137,099		$9.05		—
2013 Stock Incentive Plan	6,275,418	(1)	$52.61	(2)	5,458,366	(3)
2013 Employee Stock Purchase Plan	—		—		1,289,780	(4)
Equity compensation plans not approved by security holders(5)	950,906	(1)	$29.12	(6)	—

Total	7,363,423		$48.81		6,748,146

(1)	PSUs are included assuming maximum performance for all outstanding unvested PSUs.

(2)

The calculation does not take into account the 1,027,431 shares of common stock subject to outstanding RSUs under the 2013 Stock Incentive Plan or the 291,995 shares of common stock subject to outstanding PSUs under the 2013 Stock Incentive Plan. RSUs and PSUs do not have an exercise price. Such shares will be issued at the time such awards vest, without any cash consideration payable for those shares.

(3)

Our 2013 Stock Incentive Plan, or 2013 Plan, has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2013 Plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2014 and ending on January 1, 2023, equal to the least of 2,000,000 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year or an amount determined by our board of directors. On January 1, 2023, 2,000,000 additional shares were reserved for issuance under the 2013 Plan pursuant to this provision.

(4)

Our 2013 Employee Stock Purchase Plan, or 2013 ESPP, has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2013 ESPP to be added on the first day of each fiscal year, beginning on January 1, 2014 and ending on January 1, 2023, in an amount equal to the least of 509,091 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year or an amount determined by our board of directors. On January 1, 2023, 509,091 additional shares were reserved for issuance under the 2013 ESPP pursuant to this provision.

(5)

Represents inducement awards granted to Mr. Goff and Ms. Jones during 2022 outside of our 2013 Stock Incentive Plan, as inducement material to Mr. Goff’s and Ms. Jones’ entry into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). These awards consist of (i) an option to purchase 561,083 shares of common stock at an exercise price of $29.38 per share granted to Mr. Goff and an option to purchase 118,390 shares of common stock at an exercise price of $27.88 per share granted to Ms. Jones, which options shall vest as to 25% of the underlying shares on the one year anniversary of the respective dates of grant and as to the remaining shares on a monthly basis thereafter; (ii) grants of 68,073 RSUs and 22,417 RSUs to Mr. Goff and Ms. Jones, respectively, each unit representing a contingent right to receive one share of common stock, which RSUs shall vest in equal annual installments on the first, second and third anniversaries of the respective dates of grant; (iii) a grant of 170,183 PSUs to Mr. Goff, each unit representing a contingent right to receive one share of common stock, which PSUs shall vest upon the achievement of specified research, clinical and regulatory milestones and (iv) a grant of 10,760 PSUs to Ms. Jones, each unit representing a contingent right to receive one share of common stock, which PSUs shall vest upon the achievement of specified clinical and regulatory milestones. For more information about the awards, see “Executive Compensation” above.

(6)

This calculation does not take into account the 90,490 shares subject to RSUs or the 180,943 shares subject to PSUs granted as inducement awards. RSUs and PSUs do not have an exercise price. Such shares will be issued at the time such awards vest, without any cash consideration payable for those shares.

Compensation Committee Interlocks and Insider Participation

For 2022, the members of our compensation & people committee were Ms. Foster (chair), Mr. Clancy, Dr. Maraganore, Ms. Smith and, prior to his resignation from our board of directors in June 2022, Mr. Clark, none of whom is, or ever has been, an officer or employee of our company. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has one or more executive officers who served as a member of our board of directors or compensation & people committee during the fiscal year ended December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2022, we have not engaged in any transactions with our directors, director nominees, executive officers and holders of more than 5% of our voting securities (or their immediate family members), or affiliates of our directors, executive officers and 5% stockholders.

Policies and Procedures for Related Party Transactions

We have adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our principal financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and their immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

Our related persons transaction policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation & people committee in the manner specified in its charter.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. At the 2022 annual meeting of stockholders, stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers. In accordance with the results of this vote, the board of directors determined to implement an advisory vote on the compensation of our named executive officers every year.

The section of this Proxy Statement titled “Executive Compensation” beginning on page 43, including “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by our compensation & people committee and board of directors for the year ended December 31, 2022. As we describe in greater detail in the “Compensation Discussion and Analysis” section, our executive compensation program is designed to reward value creation for stockholders and progress towards achieving our mission and promote company performance. At the same time, we believe our program does not encourage excessive risk-taking by management. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our NEOs with a mix of short-term and long-term performance-based incentives to encourage strong performance, and our board of directors believes that this link between compensation and the achievement of our short- and long-term business goals has helped drive our performance over time.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis”, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the company or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of the company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for the company or the board of directors (or any committee thereof). However, our compensation & people committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and intend to consider carefully the outcome of the vote when making future compensation decisions for NEOs.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, TO APPROVE THE COMPENSATION OF OUR NEOS BY VOTING ‘FOR’ THIS PROPOSAL.

PROPOSAL 3: APPROVAL OF THE AGIOS PHARMACEUTICALS, INC. 2023 STOCK INCENTIVE PLAN

Why We Are Requesting Stockholder Approval of the 2023 Stock Incentive Plan

We are asking stockholders to approve the Agios Pharmaceuticals, Inc. 2023 Stock Incentive Plan (the “2023 Plan”). Our Board believes that our success depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. Central to these objectives is our equity-based compensation program, which is consistent with our compensation philosophy and the compensatory practices of other pharmaceutical companies in our peer group and other companies that we compete with for talent. We and our Board understand that our equity-compensation needs must be balanced against the dilutive effect of such programs on our stockholders. To that end, and based on careful weighing of the considerations, as more fully described below, on April 12, 2023 (the “Board Approval Date”), upon the recommendation of the Compensation & People Committee, and subject to stockholder approval, the Board adopted the 2023 Plan.

The 2023 Plan is intended to replace our 2013 Stock Incentive Plan (the “2013 Plan”), which will expire by its terms on July 3, 2023. We intend to utilize the 2023 Plan as we have utilized the 2013 Plan – specifically, to grant equity awards to our employees, non-employee directors, consultants and advisors in order to retain and award those who are critical to our success.

Our Compensation & People Committee determined the requested number of shares for our 2023 Plan based on projected new-hire equity awards, annual equity awards to employees and our non-employee directors, employee recognition and promotion awards, and an assessment of the magnitude of the share reserve under the plan that our stockholders would likely find acceptable. If stockholders approve the 2023 Plan, subject to adjustment in the event of stock splits and other similar events, awards may be made under the 2023 Plan for up to a number of shares of common stock equal to the sum of: (i) 4,500,000 shares of common stock; and (ii) the number of shares of common stock subject to awards granted under our 2013 Plan that are outstanding as of the date that the 2023 Plan is approved by the Company’s stockholders which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”)). Subject to adjustment in the event of stock splits and other similar events, no more than 4,500,000 shares of common stock may be issued under incentive stock options pursuant to the 2023 Plan.

The proposed 2023 Plan does not include an evergreen provision or other provision that provides for automatic increases in the number of shares available for grant under the plan (which the 2013 Plan contains). The proposed 2023 Plan does include several features that we believe are consistent with protecting the interests of our stockholders and sound corporate governance practices, as described below. Upon the expiration of the 2013 Plan, all then outstanding awards under the 2013 Plan will remain in effect, but no additional awards may be made under the 2013 Plan. From the Board Approval Date through the date of the Annual Meeting, we will not grant awards with respect to more than 50,000 shares of common stock under the 2013 Plan. If the stockholders approve the 2023 Plan at the Annual Meeting, then we will not grant any new awards under the 2013 Plan after the Annual Meeting, however, awards outstanding under the 2013 Plan will remain in effect. If stockholders do not approve the 2023 Plan, the 2013 Plan will remain in effect pursuant to its terms and, after the Annual Meeting, we may grant awards with respect to the full number of shares of common stock that remain available for issuance under the 2013 Plan. However, as described above, the 2013 Plan will expire on July 3, 2023, after which the Company will not have an equity compensation plan under which equity awards can be granted to existing employees, nor to directors, advisors or consultants.

The following table includes information regarding all of our outstanding equity awards under all of our equity-based compensation plans and arrangements under which shares of common stock may be issued, including the 2013 Plan and inducement awards granted under Nasdaq Listing Rule 5635(c)(4) to newly hired employees who are eligible under the Nasdaq rules to receive such awards (but not including our 2013 Employee Stock Purchase Plan), as well as the up to 50,000 shares available under the 2013 Plan for future awards that we may make between the Board Approval Date and the date of the Annual Meeting, in each case as of the Board Approval Date (assuming, in each case, the 2023 Plan was approved by our stockholders as of such date):

Number of outstanding options as of the Board Approval Date	5,958,792
Weighted average exercise price of outstanding options	$46.99
Weighted average remaining contractual term of outstanding options (years)	6.73
Number of restricted stock units (including performance-based share units) (“RSUs”) as of the Board Approval Date (1)	2,013,754
Shares available under the 2013 Plan for awards that we may grant between the Board Approval Date and the date of the Annual Meeting	50,000
Shares requested for approval pursuant to the 2023 Plan	4,500,000
Estimated total number of shares available for the grant of new awards under all equity-based compensation plans as of the Board Approval Date (assuming stockholder approval of the 2023 Plan)	4,550,000
Number of shares of common stock outstanding as of the Board Approval Date	55,580,791

(1)	Includes 503,585 shares of common stock underlying performance share units (assuming maximum performance for all outstanding performance share units).

As of the Board Approval Date, there were no outstanding shares of restricted stock, no stock appreciation rights (“SARs”), nor any other stock-based awards.

We expect that the proposed share pool under the 2023 Plan will allow us to continue to grant equity awards at our historic rates for approximately 2 years, but the actual duration of the share pool may vary based on changes in participation and the Company’s stock price.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the 2023 Plan is not approved by our stockholders, we will not be able to make equity incentive awards to meet our hiring and retention needs in a highly competitive market, which could have an adverse impact on our business, and, in any case, the 2013 Plan will expire on July 3, 2023. Further, if the 2023 Plan is not approved, we could be forced to increase cash compensation, which will reduce the resources we have allocated to meeting our business needs and objectives. Therefore, the approval of the 2023 Plan is vital to our future success.

For purposes of this proposal and except where the context otherwise requires, the term “Company” and similar terms shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.

Accordingly, our Board believes approval of the 2023 Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” the approval of the 2023 Plan.

The remainder of this Proposal 3 includes:

•	Highlights of the 2023 Plan;

•	Reasons Why Stockholders Should Approve the 2023 Plan;

•	Information Regarding Overhang and Dilution; and

•	Description of the 2023 Plan.

Highlights of the 2023 Plan

The 2023 Plan includes several features that are consistent with protecting the interests of our stockholders and sound corporate governance practices. These features are highlighted below, and are more fully described in the summary of the 2023 Plan further below in this proposal as well as in the copy of the proposed 2023 Plan in Appendix A to this Proxy Statement.

No Evergreen.    The 2023 Plan does not include an “evergreen” or other provision that provides for automatic increases in the number of shares available for grant under the plan and therefore any increase to the maximum share reserve in the 2023 Plan is subject to approval by our stockholders, allowing our stockholders to have a say in our equity compensation programs.

Clawback Policy.    Awards to certain officers will be subject to clawback in the event that we are required to prepare an accounting restatement due to material noncompliance with financial statement requirements.

No Automatic Vesting of Awards on a Change in Control Event.    The 2023 Plan does not provide for the automatic vesting of awards in connection with a change in control event.

No Liberal Share Recycling.    The 2023 Plan prohibits the re-granting of (i) shares withheld or delivered to satisfy the exercise price of an award or to satisfy tax withholding obligations, (ii) shares that were subject to a SAR, and were not issued upon the net settlement or net exercise of such award, or (iii) shares repurchased on the open market using proceeds from the exercise of an award.

No Repricing of Awards.    The 2023 Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

No Discounted Options or SARs.    All options and SARs must have an exercise or measurement price that is at least equal to the fair market value of the underlying common stock on the date of grant.

No Reload Options or SARs.    No options or SARs granted under the 2023 Plan may contain a provision entitling the award holder to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR.

No Dividend Equivalents on Options or SARs.    No options or SARs granted under the 2023 Plan may provide for the payment or accrual of dividend equivalents.

Dividends and Dividend Equivalents on Restricted Stock, Restricted Stock Units and Other-Stock Based Awards Not Paid Until Award Vests.    Any dividends or dividend equivalents paid with respect to restricted stock, RSUs or other stock-based awards will be subject to the same restrictions on transfer and forfeitability as the award with respect to which they are paid.

Limit on Non-Employee Director Compensation.    The maximum aggregate amount of cash earned or paid and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Exceptions to these limitations may only be made by our Board in extraordinary circumstances provided that the non-employee director receiving any additional compensation does not participate in the decision to award such compensation.

Material Amendments Require Stockholder Approval.    Stockholder approval is required prior to an amendment of the 2023 Plan that would (i) materially increase the number of shares authorized (other than as provided under the 2023 Plan with respect to certain corporate events or substitute awards), (ii) expand the types of awards that may be granted, or (iii) materially expand the class of participants eligible to participate.

Administered by an Independent Committee.    The 2023 Plan is administered by the Compensation & People Committee, as delegated by our Board. The Compensation & People Committee is made up entirely of independent directors.

Reasons Why Stockholders Should Approve the 2023 Plan

Incentivizes, Retains and Motivates Talent.    It is critical to our success that we incentivize, retain and motivate the best talent in what is a tremendously competitive labor market. Our equity-based compensation program has always been and will continue to be a key component in our ability to pay market-competitive compensation to our employees.

Aligns with Our Pay-for-Performance Compensation Philosophy.    We believe that equity-based compensation is fundamentally performance-based. As the value of our stock appreciates, our employees receive greater compensation at the same time that our stockholders are receiving a greater return on their investment. Conversely, if the stock price does not appreciate following the grant of an equity award, then our employees would not receive any compensation in respect of stock options and would receive lower compensation than intended in respect of RSUs.

Aligns Employee and Director Interests with Stockholder Interests.    Providing our employees and non-employee directors with compensation in the form of equity directly aligns the interests of those employees and non-employee directors with the interests of our stockholders. If the 2023 Plan is approved by stockholders, we will be able to continue granting equity-based incentives that foster this alignment between our employees and non-employee directors and our stockholders.

Consistent with Stockholder Interests and Sound Corporate Governance.    As described under the heading “Highlights of the 2023 Plan” and more thoroughly below, the 2023 Plan was purposefully designed to include features that are consistent with the interests of our stockholders and sound corporate governance practices.

Information Regarding Overhang and Dilution

In developing our share request for the 2023 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.

Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the number of shares of common stock outstanding. As of the Board Approval Date, there were 7,972,546 shares underlying all equity awards outstanding, 50,000 shares available under the 2013 Plan for future awards between the Board Approval Date and the Annual Meeting , and 55,580,791 shares of common stock outstanding. Accordingly, our overhang at the Board Approval Date was 14.4%. If the 4,500,000 shares proposed to be authorized for grant under the 2023 Plan are included in the calculation, our overhang on the Board Approval Date would have been 22.5%.

Burn rate provides a measure of the potential dilutive impact of our equity award program which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2022, 2021 and 2020 calendar years as well as an average over those years.

	Awards Granted	Basic Weighted Average Number of Shares of Common Stock Outstanding	Gross Burn Rate
Calendar Year	(#)	(#)	(1)
2022	3,057,102	54,789,435	5.6%
2021	2,050,687	60,447,346	3.4%
2020	2,065,282	68,997,879	3.0%
Three-Year Average	2,391,024	61,411,553	4.0%

(1)	“Gross burn rate” is defined as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Finally, in developing the share request for the 2023 Plan, we considered that, as of the Board Approval Date 96.2% of our outstanding stock options had an exercise price greater than our stock price on the Board Approval Date and therefore had no intrinsic value. Thus, a significant portion of the outstanding equity awards that we have granted are not in fact currently serving to retain employees, exacerbating our equity compensation needs. Specifically 97.9% of our employees and directors hold options with exercise prices that exceed the fair market value of our stock as of April 12, 2023. In fact, the weighted average exercise price of all of our outstanding stock options is $46.99, with such options having a weighted average remaining term of 6.73 years. Based on these averages, most of our employees feel that these “underwater” options will not have any intrinsic value during their remaining term. The result is that such options have no retentive or incentive value to the employees. With the unprecedented competition for talent in the current marketplace, we need to be able to offer market-competitive equity awards to existing employees through annual equity grants and employee recognition, retention and promotion grants.

Description of the 2023 Plan

The following is a brief summary of the 2023 Plan, a copy of which is attached as Appendix A to this Proxy Statement. References to our Board in this summary shall include the Compensation & People Committee or any similar committee or sub-committee or the Delegated Persons (as defined below) to the extent that the Board’s powers or authority under the 2023 Plan have been delegated to such committee or Delegated Persons, in accordance with the 2023 Plan.

Types of Awards; Shares Available for Awards; Share Counting Rules

The 2023 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, SARs, restricted stock, RSUs, other stock-based awards and cash awards as described below (collectively, “awards”).

Subject to adjustment in the event of stock splits, stock dividends and other similar events, awards may be made under the 2023 Plan for up to a number of shares of common stock equal to the sum of: (i) 4,500,000 shares of our common stock; and (ii) the number of shares of common stock subject to awards granted under our 2013 Plan that are outstanding as of the date of stockholder approval of the 2023 Plan which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of incentive stock options to any limitations under the Code). Subject to adjustment in the event of stock splits, stock dividends and other similar events, no more than 4,500,000 shares of common stock may be issued under incentive stock options pursuant to the 2023 Plan. Shares of common stock issued under the 2023 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

The 2023 Plan provides that the maximum aggregate amount of cash and value of awards (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000 in the case of an incumbent director. However, such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment. Moreover, fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense will not count against this limit. Exceptions to this limitation may only be made by our Board in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation. This limitation does not apply to cash or awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

For purposes of counting the number of shares available for the grant of awards under the 2023 Plan, all shares of common stock covered by SARs will be counted against the number of shares available for the grant of awards. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that an RSU award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the 2023 Plan. In addition, if we grant a SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised (“tandem SAR”), only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2023 Plan.

Shares covered by awards under the 2023 Plan that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares not being issued (including as a result of an award being settled in cash rather than stock) will again be available for the grant of awards under the 2023 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of a SAR, the number of shares counted against the shares available for the grant of awards under the 2023 Plan will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.

Shares of common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of common stock upon exercise of an award or to satisfy tax withholding obligations (including shares retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the 2023 Plan. Shares repurchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards under the 2023 Plan.

In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board may grant awards under the 2023 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the 2023 Plan. No such substitute awards shall count against the overall share limit, except as required by reason of Section 422 and related provisions of the Code.

Descriptions of Awards

Options.    A participant who is awarded an option receives the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the award agreement. An option that is not intended to be an “incentive stock option” is a “non-statutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to participants who hold more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the 2023 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to participants who hold greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries).

The 2023 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable award agreement or approved by our Board, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable award agreement or approved by our Board, and subject to certain conditions, by delivery to us (either by actual delivery or attestation) of shares of common stock owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable non-statutory stock option award agreement or approved by our Board, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable award agreement or approved by our Board, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the 2023 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the 2023 Plan may provide for the payment or accrual of dividend equivalents.

Stock Appreciation Rights.    A participant who is awarded a SAR receives, upon exercise, a number of shares of our common stock, or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2023 Plan provides that the measurement price of a SAR may not be less than 100% of the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the 2023 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the 2023 Plan may provide for the payment or accrual of dividend equivalents.

Limitation on Repricing of Options or SARs.    With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the 2023 Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option or SAR granted under the 2023 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the 2023 Plan) and grant in substitution therefor new awards under the 2023 Plan (other than certain substitute awards issued in connection with a merger or consolidation of an entity with us or an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (iv) take any other action under the 2023 Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded.

Restricted Stock Awards.    A participant who is granted a restricted stock award is entitled to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. No interest will be paid on unvested dividends.

Restricted Stock Unit Awards.    A participant who is granted an RSU award is entitled to receive shares of our common stock, or cash equal to the fair market value of such shares or a combination thereof, to be delivered at the time such award vests or on a deferred basis pursuant to the terms and conditions established by our Board. Our Board may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. An RSU award agreement may provide the applicable participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded. No interest will be paid on dividend equivalents.

Other Stock-Based Awards.    Under the 2023 Plan, our Board may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the 2023 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board may determine. The award agreement of an other stock-based award may provide the participant who receives that award of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded. No interest will be paid on dividend equivalents.

Cash Awards.    Under the 2023 Plan, the Board has the right to grant cash-based awards including awards subject to performance conditions.

Performance Conditions.    Awards under the 2023 Plan may be made subject to the achievement of performance goals. Our Board may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board): (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; (xiii) achievement of environmental, social, or governance objectives, and/or (xiv) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures will be adjusted to exclude any one or more of: (I) extraordinary items; (II) gains or losses on the dispositions of discontinued operations; (III) the cumulative effects of changes in accounting principles; (IV) the write-down of any asset; (V) fluctuation in foreign currency exchange rates; (VI) charges for restructuring and rationalization programs; (VII) non-cash, mark-to-market adjustments on derivative instruments; (VIII) amortization of purchased intangibles; (IX) the net impact of tax rate changes; (X) non-cash asset impairment charges; (XI) gains on extinguishment of the tax receivable agreement; and (XII) any other factors as the Board may determine. Such performance measures: (A) may vary by participant and may be different for different awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (C) may cover such period as may be specified by the Board. The Board will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board may adjust the number of shares payable pursuant to a performance award, and the Board may, at any time, waive the achievement of the applicable performance measures. Notwithstanding its designation as a performance award, no option or SAR will provide for the payment or accrual of dividend equivalents, any dividends declared and paid by the Company with respect to shares of restricted stock will be subject to the same dividend rules for restricted stock awards not designated as a performance award and any right to receive dividend equivalents on an award of RSUs and other stock-based awards will be subject to the same dividend equivalent rules for such awards that are not designated as a performance award.

Eligibility to Receive Awards

All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the 2023 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code and incentive stock options, our Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any such permitted transfer until such time as the permitted transferee has, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.

No Rights as a Stockholder; Clawback

No participant or designated beneficiary shall have any rights as a stockholder with respect to any shares of common stock to be distributed with respect to an award granted under the 2023 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the 2023 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

Plan Benefits

As of the Board Approval Date, approximately 402 persons were eligible to receive awards under the 2023 Plan, including 4 NEOs who are current employees, one other executive officer who is not a NEO (who is also a current employee), 388 employees (excluding NEOs and other executive officers) and 9 non-employee directors.

On the Board Approval Date, the last reported sale price of our common stock on the Nasdaq Global Select Market was $21.38.

New Plan Benefits Table

The granting of awards under the 2023 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below. We are obligated to grant each of our non-employee directors $630,000 in equity awards upon initial election to the Board (consisting of approximately 75% in stock options and 25% in RSUs, based on grant date fair value), and $360,000 in equity awards immediately following each annual meeting thereafter, including the Annual Meeting (consisting of approximately 75% in stock options and 25% in RSUs, based on grant date fair value) under the terms of our Non-Employee Director Compensation Policy.

If our stockholders do not approve the 2023 Plan, we will grant the equity awards to be made immediately following the Annual Meeting to the non-employee directors who are then-serving as members of our board of directors under the 2013 Plan.

Name and Position	Dollar Value		Number of Shares of Common Stock Underlying Option Awards		Number of Shares of Common Stock Underlying RSU Awards
Brian Goff, Chief Executive Officer	—		—		—
Jacqueline A. Fouse, former Chief Executive Officer(1)	—		—		—
Cecilia Jones, Chief Financial Officer
Jonathan Biller, former Chief Financial Officer and Head of Corporate Affairs(2)	—		—		—
Sarah Gheuens, Chief Medical Officer	—		—		—
James Burns, Chief Legal Officer	—		—		—
Bruce Car, former Chief Scientific Officer(3)	—		—		—
Richa Poddar, former Chief Commercial Officer(4)	—		—		—
	—		—		—
All current executive officers as a group	—		—		—
All current directors who are not executive officers as a group	$3,510,000	(5)	—	(6)	—	(6)
All employees, including all current officers who are not executive officers, as a group	—		—		—

(1)

Jacqueline A. Fouse resigned as our Chief Executive Officer in August 2022. As the current Chair of the Board, Dr. Fouse is entitled to receive equity compensation in accordance with our Non-Employee Director Compensation Policy (as more fully described in footnote (5) below).

(2)	Jonathan Biller resigned as our Chief Financial Officer, Head of Corporate Affairs in September 2022.

(3)	Bruce Car resigned as our Chief Financial Officer in July 2022.

(4)	Richa Poddar resigned as our Chief Commercial Officer in December 2022.

(5)

Represents the aggregate dollar value of (i) annual equity awards to be granted in 2023 to each then-serving non-employee director (other than Mr. Capello) and (ii) initial equity awards to be granted in 2023 to Mr. Capello whose election to the Board is effective as of the date of the Annual Meeting. Under our Non-Employee Director Compensation Policy, each of our non-employee directors who is serving as member of our board of directors immediately following each Annual Meeting (except for Mr. Capello) will receive $360,000 in equity awards on the date of our Annual Meeting (consisting of approximately 75% in stock options and 25% in RSUs, based on grant date fair value). In addition, under our Non-Employee Director Compensation Policy, upon initial election to our board of directors a new non-employee director will receive $630,000 in equity awards (consisting of approximately 75% in stock options and 25% in RSUs, based on grant date fair value). The amount set forth in the Dollar Value column above equals (i) $360,000 multiplied by the eight current non-employee directors (including the two non-employee directors who are standing for election at the Annual Meeting, which election is more fully described in Proposal 1 of this Proxy Statement), plus (ii) $630,000 in equity awards to be granted to

Mr. Capello. The amount excludes (i) any equity awards that the non-employee directors will be entitled to receive under our Non-Employee Director Compensation Policy for years following 2023, and (ii) any discretionary equity awards that any non-employee director may be awarded under the 2023 Plan.

(6)

The number of shares underlying the stock option and RSU awards to be made to non-employee directors on the date of the Annual Meeting (as more fully described in footnote (5) above) is not determinable at this time as such awards will be determined based on the grant date fair value.

Administration

The 2023 Plan will be administered by our Board. Our Board has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2023 Plan that it deems advisable and to construe and interpret the provisions of the 2023 Plan and any award agreements entered into under the 2023 Plan. Our Board may correct any defect, supply any omission or reconcile any inconsistency in the 2023 Plan or any award. All actions and decisions by our Board with respect to the 2023 Plan and any awards made under the 2023 Plan will be made in our Board’s discretion and will be final and binding on all persons having or claiming any interest in the 2023 Plan or in any award.

Pursuant to the terms of the 2023 Plan, our Board may delegate any or all of its powers under the 2023 Plan to one or more committees or subcommittees of our Board. The Board has authorized the Compensation & People Committee to administer certain aspects of the 2023 Plan. Awards granted to non-employee directors must be granted and administered by a committee of the Board, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

Subject to any requirements of applicable law, the Board may, by resolution, delegate to one or more persons (including officers) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant awards (subject to any limitations under the 2023 Plan) to eligible service providers of the Company and to exercise such other powers under the 2023 Plan as the Board may determine, provided that the Board shall fix (i) the maximum number of awards, and the maximum number of shares issuable upon exercise thereof, that may be issued by such Delegated Persons, (ii) the time period during which such awards, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the minimum amount of consideration (if any) for which such awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise thereof; and provided further that (I) no Delegated Person shall be authorized to grant awards to itself, and (II) no Delegated Person shall be authorized to grant awards to any “executive officer” (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act), or to any “officer” (as defined by Rule 16a-1(f) under the Exchange Act).

Subject to applicable limitations contained in the 2023 Plan, the Board, the Compensation & People Committee, or any other committee or subcommittee or Delegated Person to whom the Board has delegated authority pursuant to the 2023 Plan, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.

Except as otherwise provided in the 2023 Plan, each award under the 2023 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board need not treat participants uniformly. Our Board will determine the effect on an award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award.

The Board may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board, to (i) the number and class of securities available under the 2023 Plan and the number and class of securities that may be granted as incentive stock options under the 2023 Plan, (ii) the share counting rules set forth in the 2023 Plan, (iii) the number and class of securities and exercise price per share of each outstanding option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award. In the event we effect a split of our common stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a participant who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of common stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2023 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the 2023 Plan unless arising out of such person’s own fraud or bad faith.

Amendment of awards.    Except as otherwise provided under the 2023 Plan with respect to repricing outstanding stock options or SARs and with respect to actions requiring stockholder approval, our Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a non-statutory stock option, provided that the participant’s consent to any such action will be required unless our Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2023 Plan or the change is otherwise permitted under the terms of the 2023 Plan in connection with certain corporate events.

Reorganization Events

The 2023 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the 2023 Plan as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution.

Provisions Applicable to Awards Other than Restricted Stock. Under the 2023 Plan, if a reorganization event occurs, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (i) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (I) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (II) the excess, if any, of (A) the Acquisition Price over (B) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, provided, that if the Acquisition Price per share (as determined by our Board) does not exceed the exercise price of the award, then the award will be cancelled without any payment of consideration, (v) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

Our Board is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain RSU awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement or as otherwise specified in the 2023 Plan. Our Board, with reasonable notice to participants holding options or SARs, may impose a limitation on the ability of these participants to exercise their awards for the minimum number of days prior to the closing of the reorganization event as is reasonably necessary to facilitate the orderly closing of the reorganization event.

Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Provisions for Foreign Participants

The Board may establish one or more sub-plans under the 2023 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board will establish such sub-plans by adopting supplements to the 2023 Plan containing any limitations on the Board’s discretion under the 2023 Plan and any additional terms and conditions not otherwise inconsistent with the 2023 Plan as the Board deems necessary or desirable. All supplements adopted by the Board will be deemed to be part of the 2023 Plan, but each supplement will only apply to participants within the affected jurisdiction.

Withholding

The participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before we will deliver stock certificates or otherwise recognize ownership of common stock under an award. We may elect to satisfy the withholding obligations through additional withholding on salary or wages. If we elect not to or cannot withhold from other compensation, the participant must pay us the full amount, if any, required for withholding or have a broker tender to us cash equal to the withholding obligations. Payment of withholding obligations is due before we will issue any shares on exercise, vesting or release from forfeiture of an award or at the same time as payment of the exercise or purchase price, unless we determine otherwise. If provided for in an award or approved by the Board, a participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of common stock, including shares retained from the award creating the tax obligation, valued at their fair market value. However, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed our minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that we are able to retain shares of common stock having a fair market value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or we are withholding in a jurisdiction that does not have a statutory minimum withholding tax, we may retain such number of shares (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax) as we shall determine to be necessary to satisfy the tax liability associated with any award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

Amendment or Termination

If we receive stockholder approval of the 2023 Plan, no award may be granted under the 2023 Plan after June 13, 2033, but awards previously granted may extend beyond that date. Our Board may amend, suspend or terminate the 2023 Plan or any portion of the 2023 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which we maintain our primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which we maintain our primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the 2023 Plan materially increasing the number of shares authorized under the plan (other than as provided under the 2023 Plan with respect to certain corporate events or substitute awards), expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until our stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2023 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the 2023 Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2023 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the 2023 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.

If stockholders do not approve the 2023 Plan, the 2023 Plan will not go into effect, and we will not grant any awards under the 2023 Plan. In this event, the Board will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2023 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options.    A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options.    A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights.    A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.    A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU award. When the shares of common stock are delivered with respect to the RSUs (which may be upon vesting or may be at a later date), the participant will have income on the date of delivery in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the 2023 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to the Company.    There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AGIOS PHARMACEUTICALS, INC. 2023 STOCK INCENTIVE PLAN.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and the board of directors has directed that management submit the selection of independent registered public accountants for ratification by the stockholders at the annual meeting. PwC has served as the company’s registered public accountant since May 5, 2017. Representatives of PwC are expected to participate in the Annual Meeting, will have an opportunity to make a statement if they so desire, and be available to respond to appropriate questions.

Stockholder ratification of the appointment of PwC as the company’s independent registered public accounting firm is not required by Delaware law, our certificate of incorporation or our bylaws. However, the board of directors is submitting the audit committee’s selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accountants’ Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2022 and 2021 by PwC.

	Fiscal Year Ended December 31,
	2022	2021
Audit Fees(1)	$1,357,000	$1,905,000
Audit Related Fees(2)	—	825,000
Tax Fees(3)	—	—
All Other Fees(4)	5,738	956

Total	$1,362,738	$2,730,956

(1)

Audit fees consist of fees billed for professional services performed for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements, comfort letters, and other SEC filings.

(2)

Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, such as fees for the adoption of new accounting standards. 2021 audit related fees also include fees for services performed in connection with the preparation of carve-out financial statements for the sale of our oncology business to Servier.

(3)	Tax fees consist of fees for professional services, including tax consulting, compliance, and transfer pricing services.

(4)	All other fees consist of database subscription fees.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of PwC, and has concluded that the provision of such services is compatible with maintaining such independence.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. These policies and procedures generally provide that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our audit committee may also delegate to one or more subcommittees or an individual member of our audit committee the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by a subcommittee or member of our audit committee pursuant to this delegated authority is reported on at the next meeting of our audit committee. During our 2022 and 2021 fiscal years, all of the services provided by PwC were pre-approved by our audit committee.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in our proxy statement and form of proxy relating to, and presented at, our annual meeting of stockholders to be held in 2024 must be received by us no later than December 28, 2023, which is 120 days prior to the first anniversary of the mailing date of this proxy, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our board of directors and other matters that stockholders wish to present for action at an annual meeting, but which will not be included in our proxy statement. The required notice must be delivered by the stockholder and received by our Secretary at our principal executive office and must otherwise meet the requirements set forth in our bylaws (including providing the information required by Rule 14a-19 under the Exchange Act). In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2024 annual meeting of stockholders, such a proposal must be received by us no earlier than February 14, 2024 and no later than March 15, 2024. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the close of business 120 calendar days prior to such annual meeting and no later than the close of business on the later of (i) 90 days prior to such annual meeting and (ii) 10 days following the day on which notice of the date of such annual meeting was given or public announcement of the date of such annual meeting was first made, whichever occurs first. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2024 annual meeting of stockholders may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice.

Any proposals, notices or information about proposed director candidates should be sent to:

William Cook, Corporate Secretary

Agios Pharmaceuticals, Inc.

88 Sidney Street

Cambridge, MA 02139

OTHER MATTERS

We do not know of any business that will be presented for consideration or action by the stockholders at the Annual Meeting other than that described in this Proxy Statement. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

We hope that you will virtually attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote your shares over the internet or by telephone, or to complete, date, sign and return the proxy card that may be delivered to you upon request in the accompanying postage-prepaid envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

Appendix A

AGIOS PHARMACEUTICALS, INC.

2023 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2023 Stock Incentive Plan (the “Plan”) of Agios Pharmaceuticals, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8), and Cash-Based Awards (as defined in Section 8). Any type of Award may be granted as a Performance Award under Section 9. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation

(a)    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the Delegated Persons referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or such Delegated Persons.

(c)    Delegation to Delegated Persons. Subject to any requirements of applicable law (including as applicable Sections 152(b) and 157(c) of the General Corporation Law of the State of Delaware), the Board may, by resolution, delegate to one or more persons (including officers of the Company) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant Awards (subject to any limitations under the Plan) to eligible service providers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix: (i) the maximum number of Awards, and the maximum number of shares issuable upon exercise thereof, that may be issued by such Delegated Persons, (ii) the time period during which such Awards, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the minimum amount of consideration (if any) for which such Awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise thereof; and provided further, that no Delegated Person shall be authorized to grant Awards to itself; and provided further, that no Delegated Person shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d)    Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 5605(a)(2) of the Nasdaq Marketplace Rules.

4.	Stock Available for Awards

(a)    Number of Shares; Share Counting.

(1)    Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to a number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), as is equal to the sum of:

(A)    4,500,000 shares of Common Stock; and

(B)    the number of shares of Common Stock subject to awards granted under the Company’s 2013 Stock Incentive Plan that are outstanding as of the date that the Plan is approved by the Company’s stockholders (the “Effective Date”) and which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options, as defined in Section 5(b), to any limitations under the Code).

Subject to adjustment under Section 10, no more than 4,500,000 shares of Common Stock may be issued under Incentive Stock Options pursuant to the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2)    Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A)    all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)    to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C)    if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an Award being settled in cash rather than stock), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(D)    shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(E)    shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)    Limit on Awards to Non-Employee Directors. The maximum aggregate amount of cash and value of Awards (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $750,000 in the case of an incumbent director; provided, however, that such maximum aggregate amount shall not exceed $1,000,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of election or appointment; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

(c)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Agios Pharmaceuticals, Inc., any of Agios Pharmaceuticals, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)    Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:

(1)    if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the date of grant; or

(2)    if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the date of grant as reported by an over-the-counter marketplace designated by the Board; or

(3)    if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”), except as the Board may expressly determine otherwise.

For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, use weighted averages either on a daily basis or such longer period, in each case to the extent permitted by Section 409A.

The Board shall determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Board’s determination is conclusive and binding even though others might make a different determination.

(d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e)    Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company funds sufficient to pay the exercise price and any required tax withholding;

(3)    to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined or approved by the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)    to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined or approved by the Board) on the date of exercise;

(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or

(6)    by any combination of the above permitted forms of payment.

(g)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market or any other exchange or marketplace on which the Company’s stock is listed or traded (the “Exchange”).

(h)    No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i)    No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights

(a)    General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined or approved by the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)    Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.

(c)    Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d)    Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR; (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR; (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined or approved by the Board); or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

(f)    No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(g)    No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7.	Restricted Stock; RSUs

(a)    General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or on a deferred basis (“RSUs”).

(b)    Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)    Additional Provisions Relating to Restricted Stock.

(1)    Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2)    Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or if the Participant has died, to his or her Designated Beneficiary (as defined below).

(d)    Additional Provisions Relating to RSUs.

(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions with respect to each RSU, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A.

(2)    Voting Rights. A Participant shall have no voting rights with respect to any RSUs.

(3)    Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to RSUs will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based and Cash-Based Awards

(a)    General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards).

(b)    Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.

(c)    Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be credited to an account for the Participant and may be settled in cash and/or shares of Common Stock, in each case to the extent provided in the applicable Award agreement. Dividend Equivalents with respect to Other-Stock Based Awards will be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9.	Performance Awards.

(a)    Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b)    Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) the entry into an arrangement or agreement with a third party for the development, commercialization, marketing or distribution of products, services or technologies, or for conducting a research program to discover and develop a product, service or technology, and/or the achievement of milestones under such arrangement or agreement, including events that trigger an obligation or payment right; (ii) achievement of domestic and international regulatory milestones, including the submission of filings required to advance products, services and technologies in clinical development and the achievement of approvals by regulatory authorities relating to the commercialization of products, services and technologies; (iii) the achievement of discovery, preclinical and clinical stage scientific objectives, discoveries or inventions for products, services and technologies under research and development; (iv) the entry into or completion of a phase of clinical development for any product, service or technology, such as the entry into or completion of phase 1, 2 and/or 3 clinical trials; (v) the consummation of debt or equity financing transactions, or acquisitions of business, technologies and assets; (vi) new product or service releases; (vii) the achievement of qualitative or quantitative performance measures set forth in operating plans approved by the Board from time to time; (viii) specified levels of product sales, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment; (ix) improvement of financial ratings; (x) achievement of balance sheet or income statement objectives; (xi) total stockholder return or stock price; (xii) other comparable measures of financial and operational performance; (xiii) achievement of environmental, social, or governance objectives, and/ or (xiv) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of: (1) extraordinary items; (2) gains or losses on the dispositions of discontinued operations; (3) the cumulative effects of changes in accounting principles; (4) the writedown of any asset; (5) fluctuation in foreign currency exchange rates; (6) charges for restructuring and rationalization programs; (7) non-cash, mark-to-market adjustments on derivative instruments; (8) amortization of purchased intangibles; (9) the net impact of tax rate changes; (10) non-cash asset impairment charges; (11) gains on extinguishment of the tax receivable agreement; and (12) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Board; and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(c)    Adjustments. The Board may adjust the number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures.

(d)    Dividends; Dividend Equivalents. Notwithstanding its designation as a Performance Award, no Option or SAR shall provide for the payment or accrual of dividend equivalents in accordance with Sections 5(i) and 6(g), as applicable, any dividends declared and paid by the Company with respect to shares of Restricted Stock shall be subject to Section 7(c)(i), and any right to receive Dividend Equivalents on an award of RSUs and Other Stock-Based Awards shall be subject to Sections 7(d)(1) and 8(c), as applicable.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan and the number and class of securities available for grant as Incentive Stock Options under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)    Reorganization Events.

(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):

(i)    provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

(ii)    upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice;

(iii)    provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event;

(iv)    in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such

Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, provided, that if the Acquisition Price per share (as determined by the Board) does not exceed the exercise price of such Award, then the Award shall be cancelled without any payment of consideration therefor;

(v)    provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and

(vi)    any combination of the foregoing.

In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)    Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)    For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(D)    The Board may impose a limitation on the ability of Participants holding Options and/or SARs to exercise their Awards for the minimum number of days prior to the closing of the Reorganization Event as is reasonably necessary to facilitate the orderly closing of the Reorganization Event. The Company shall provide reasonable notice to Participants of any such limitation on exercise.

(3)    Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the

Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a)    Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A and Incentive Stock Options, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)    Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the

Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined or approved by the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined or approved by, the Company)) as the Company shall determine to be necessary to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)    Amendment of Award. Except as otherwise provided in Section 5(g) and 6(e), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)    Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous

(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.

(c)    Effective Date and Term of Plan. The Plan shall become effective on the Effective Date. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor Section 6(e) requiring stockholder approval of any Option or

SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing will be effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)    Compliance with Section 409A. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that to be bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET
Go To: www.proxypush.com/AGIO • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote

PHONE Call 1-866-509-2148 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/AGIO

Agios Pharmaceuticals, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 17, 2023

TIME:	Tuesday, June 13, 2023 9:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet
please visit www.proxydocs.com/AGIO for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Cecilia Jones and Jim Burns (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Agios Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Agios Pharmaceuticals, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, AND 4.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect each of the three Class I director nominees set forth in the Proxy Statement for three-year terms expiring at the 2026 annual meeting of stockholders.
		FOR	WITHHOLD
	1.01 Rahul Ballal	☐	☐		FOR

	1.02 Brian Goff	☐	☐		FOR

	1.03 Cynthia Smith	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To vote, on an advisory basis, to approve named executive officer compensation.	☐	☐	☐	FOR

3.	To approve the Agios Pharmaceuticals, Inc. 2023 Stock Incentive Plan.	☐	☐	☐	FOR

4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐	FOR
Note: The proxies are authorized to vote, in their discretion, upon such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/AGIO

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date